As filed with the U.S. Securities and Exchange Commission on July 23, 2026

Registration No. 333-[   ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Republic Power Group Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

#04-09 Techplace II,

5008 Ang Mo Kio Ave 5

Singapore 569874

+65 6717 7722

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave, Suite 204

Newark, DE 19711

Tel: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

(212) 530-2208

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JULY 23, 2026

15,000,000 Class A Ordinary Shares

Republic Power Group Limited

Republic Power Group Limited (the “Company”, “RPGL”, “we”, “us” or “our”) is selling, pursuant to this prospectus, our Class A ordinary shares, par value $0.5 per share (“Class A Ordinary Shares”) in a best-efforts offering for gross proceeds up to $15,000,000 at the offering price of $1.00 per share.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.” beginning on page 7 and “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — We are an “emerging growth company” under the JOBS Act. As a result, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.” beginning on page 22 for more information.

This is a “best-efforts” offering and there is no minimum purchase requirement. The Class A Ordinary Shares will be offered at a fixed price of $1.00 per share. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Class A Ordinary Shares.

We have a dual class share structure with different voting rights consisting of Class A Ordinary Shares and Class B Ordinary Shares (as defined below). As of the date of this prospectus, the Company is authorized to issue two classes of shares, including (i) an unlimited number of Class A Ordinary Shares of $0.5 par value each, and (ii) 62,500 Class B ordinary shares of $0.5 par value each (each, a “Class B Ordinary Share,” and collectively, “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights, except for dividend, voting, and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to thirty (30) votes. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at the option of the holder on a one-to-one basis. As of the date of this prospectus, True Sage International Limited (“True Sage”), a wholly owned company of our chairman of the board of directors (“Chairman”), Mr. Hao Feng Ng (“Mr. Ng”), beneficially owns 29,969 Class B Ordinary Shares, representing a total voting power of 45.78%. Mr. Ng, through True Sage, could exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations, or other business combination transactions.  See “Prospectus Summary — Corporate Structure” on page 5 and section titled “Description of Shares” beginning on page 78 for details.

We are a “foreign private issuer” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please see “Prospectus Summary — Implications of Being a Foreign Private Issuer” beginning on page 7 for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

About this Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“BVI Act” are to the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands as the same may be amended or supplemented from time to time;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of the Company, par value US$0.5 per share;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of the Company, par value US$0.5 per share;

●	“RP” are to Republic Power Group Limited, a company limited by shares incorporated under the laws of the British Virgin Islands;

●	“RP Singapore” are to Republic Power Pte. Ltd., a wholly owned subsidiary of Republic Power Group Limited and a private limited company incorporated under the laws of Singapore;

●	“SGD” are to the legal currency of Singapore;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” or the “Company” are to one or more of RP and its subsidiary, RP Singapore, as the case may be.

Our consolidated financial statements are presented in SGD, which is RP Singapore’s functional currency. SGD is the currency of the primary economic environment in which we operate. This is also the currency that mainly influences the revenue from and cost of rendering products and services. The balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the year ended and as of June 30, 2023 were translated from SGD into USD solely for the convenience of the readers, at the rate of USD1.00=SGD1.3523, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2023. The balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the year ended and as of June 30, 2024 were translated from SGD into USD solely for the convenience of the readers, at the rate of USD1.00=SGD1.3552, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2024. The balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the year ended and as of June 30, 2025 were translated from SGD into USD solely for the convenience of the readers, at the rate of USD1.00=SGD1.2719, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2025. The balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the six months ended and as of December 31, 2025 were translated from SGD into USD solely for the convenience of the readers, at the rate of USD1.00=SGD 1.2859, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2025.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Overview

Our Company

We are a provider of customized enterprise resource planning (“ERP”) software solutions, consulting and technical support services, and peripheral hardware to large and small to medium corporate clients and government agencies based in Singapore and Malaysia. We historically focused on delivering customized ERP systems for airports, cruise terminals and technology companies. Starting in the fiscal year 2024, we have expanded our customer base to various other industries, including trading, logistics, and property management. Our customized software provides general ERP functions including accounting, procurement, and workflow automation capabilities, real-time monitoring, efficient resources allocation, as well as specialized ERP functions including planning surveillance and threat detection.

We offer customized ERP related software and relevant consulting and technical support services and product sales, catered to each client’s specific needs. One of our key strengths is our ability to fulfill complex requirements by using artificial intelligence (“AI”) for prediction and applying algorithm, modules, and plugins to select and analyze operational data captured. We are uniquely positioned in the customization software sector with our ability to further deploy sensors, controls and other hardware and integrate the hardware to provide an Internet of Things (“IoT”) connectivity with an autonomous or semiautonomous outcome. Because our core algorithm and modules are pluggable, we are able to quickly develop software for clients in different industries and complete the customization in a much shorter period.

In addition, we are developing standardized software-as-a-service (“SaaS”) ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. The pilot phase for our SaaS ERP products remains in progress as we continue to conduct testing, refine product functionality and address technical issues identified during the pilot phase. We currently expect the commercial launch of the SaaS ERP products to occur during the fiscal year ending June 30, 2027, subject to the successful completion of testing and overall product readiness. We believe the addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

On April 8, 2026, we entered into a sale and purchase agreement (the “Purchase Agreement”) with NVTH Limited (collectively with its subsidiaries, the “NVT Group”) to acquire 10% of the issued share capital of NVC Partners Limited, a British Virgin Islands business company and a wholly owned subsidiary of NVT Limited that, together with its subsidiaries, principally engages in the business of software development in relation to digital assets trading. On the same date, we also entered into a master software source code transfer agreement (the “Technology Services Agreement”) with NVTH Limited and its affiliate, NVTHK Limited (“NVTHK”). Pursuant to the Technology Services Agreement, NVTH Limited and NVTHK granted us certain rights and access to proprietary software systems, including a RWA tokenization platform and a related secondary trading infrastructure, together with associated technical support, training, and maintenance services for a period of one year. We also receive ongoing usage rights to certain underlying technology components necessary for the operation and further development of the platform. We paid NVT Limited $5,200,000 to in cash under the Purchase Agreement, and $2,800,000 in cash to NVT Limited and NVTHK under the Technology Service Agreement, respectively, as consideration. The transfer of 10% equity interest of the Target from the Seller to the Company is completed on April 22, 2026. Following these transactions, we intend to integrate the acquired technologies with our existing enterprise software and systems integration capabilities. Our objective is to develop and commercialize blockchain-enabled enterprise software and digital financial infrastructure that may support RWA tokenization and digital asset trading-related workflows. We expect our initial activities to include technology integration, product and platform development, enterprise system connectivity, localization, technical support and business development. The scope and timing of the commercialization of these solutions will depend on continued technical development, market acceptance, applicable licensing and regulatory requirements and the availability of other required service providers and counterparties. As of the date of this prospectus, these initiatives remain in the development and business expansion stage and have not generated revenue, and there can be no assurance that they will result in commercially viable products or services.

Our revenues for the six months ended December 31, 2025 and 2024 were SGD 2,166,935 (USD 1,685,151) and SGD 490,977. Our revenues for the year ended June 30, 2025, 2024, and 2023 were SGD 3,010,817 (USD 2,367,181), SGD 685,820, and SGD 5,022,071. In the fiscal year 2024, we experienced a significant decrease (86.34%) in revenue compared to the fiscal year 2023. This decline was primarily attributable to the completion of several large-scale custom software development projects in prior years, without a corresponding pipeline of new projects in 2024. This was partially due to the reduced involvement of our former majority shareholder and chairman, Mr. Sai Bin Loi, who helped us secure high-value contracts in the years ended June 30, 2023.

On December 12, 2024, we completed a shareholder restructuring as Mr. Sai Bin Loi stepped down due to his elder age and reduced ability to remain actively involved in our operations. During this transition period, our business development capabilities were materially reduced as management’s attention was diverted to managing the ownership transition and related restructuring activities and we were unable to secure software development contracts with comparable value, while some existing clients reduced their annual budgets. In addition, in early 2024, companies in Singapore exhibited reluctance to invest in customized software development for digitalization due to economic uncertainty, particularly among small and medium-sized enterprises (SMEs). This reluctance was influenced by factors like rising business costs, especially manpower and rental costs, and uncertainty in customer demand. While the overall economy improved by the end of 2024, we believe some businesses focused on fortifying themselves rather than pursuing immediate growth plans. However, in the year ended June 30, 2025, we acquired new clients which contributed to a significant increase in our revenue compared to the year ended June 30, 2024, representing an increase of 339.0%.

Our Competitive Strengths

The market for IT services is highly competitive and we expect competition to intensify as relates to our ERP products. In Singapore, our major competitors in the system integrator space include Singapore Technology Engineering Ltd. and NCS Pte. Ltd., which are both more established and larger than us.

However, we believe the following key strengths differentiate us from our competitors and will continue to contribute to our growth and success:

●	Our scalable technology. Our core algorithms, modules and plugins, which select and analyze operational data captured, are highly scalable across industries with minimal production cost. We customize the software solutions which contain our core algorithms, modules and plugins in accordance with the specific needs of each client. This cost-saving approach will help us to achieve higher operating margins as we increase the number of our clients;

●	Our deep domain knowledge and specialization in selected industry verticals. We have deep domain knowledge and expertise in industry verticals including airports and cruise terminals. We leverage our footprint and network of highly-talented IT professionals to provide comprehensive capabilities in software development services and consulting services. We believe that our robust emerging technology capabilities and solid track record of execution enable us to drive digital transformation for our clients; and

●	Our comprehensive offering. We provide comprehensive service offerings including the development and operations (“DevOps”) IT solutions, sale of peripheral hardware, and consulting and technical support services as well as other services. As a result, we are able to generate revenue from a wide range of clientele.

●	Our expanding capabilities in emerging technologies. In addition to our existing customized software development and technology integration services, we are developing AI-enabled computer vision and enterprise workflow applications, a subscription-based SaaS ERP platform, and blockchain-enabled enterprise software, digital financial infrastructure and real-world asset (“RWA”) tokenization solutions.

Our Growth Strategies

We have developed and intend to implement the following strategies to expand and grow our business:

●	Expand our core enterprise technology business and geographic presence. We intend to continue expanding our customized software development, enterprise technology integration, consulting, technical support services and sales of software-related hardware. We aim to deepen relationships with our existing clients by providing additional implementation, maintenance, upgrade and support services while expanding our customer base across Singapore, Hong Kong and other markets in Southeast Asia. Over time, we also intend to pursue opportunities in the United States, Europe and the Middle East by leveraging strategic partnerships and our enterprise technology capabilities. In addition, we intend to leverage our experience across industries including airports, cruise terminals, logistics, trading, property management and technology to expand into additional industry verticals where we believe our expertise can address evolving customer needs.

●	Develop and commercialize scalable enterprise software and digital financial infrastructure solutions. We intend to continue expanding our portfolio beyond customized project-based software development through reusable and subscription-based products, including our SaaS ERP platform, AI-enabled enterprise applications, computer vision solutions, cloud-based IoT applications and other enterprise software products. In addition, through our strategic collaboration with the NVT Group, we intend to integrate blockchain technologies with our enterprise software capabilities to develop digital financial infrastructure supporting RWA tokenization and digital asset trading-related workflows. These initiatives remain in development and business expansion, and there can be no assurance that they will be successfully commercialized or generate revenue.

●	Pursue strategic partnerships, investments and acquisitions. We intend to continue building strategic relationships with technology partners, including the NVT Group, and selectively pursue investments, collaborations and acquisitions that complement our capabilities in enterprise software, artificial intelligence, blockchain technology and digital financial infrastructure. We believe these opportunities may accelerate product development, broaden our customer base, strengthen our technology capabilities and support our expansion into new geographic markets. Other than the transactions disclosed in this prospectus, no specific acquisition target has been identified as of the date of this prospectus.

●	Attract, develop and retain talented professionals. Our future growth depends on our ability to recruit, develop and retain qualified professionals with expertise in software development, artificial intelligence, enterprise systems, blockchain technology, cybersecurity and project management. We intend to strengthen our talent pipeline through internal training, collaborations with universities and industry partners, internship programs and other talent development initiatives.

●	Continue enhancing operational excellence. We intend to improve operational efficiency by leveraging reusable software modules, DevOps methodologies, automation, standardized project management processes and robust cybersecurity and quality assurance procedures. We will continue investing in our internal systems and operational processes and, where appropriate, pursue internationally recognized certifications, including ISO and BizSafe certifications, to further strengthen our governance and operational capabilities.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors”, which you should read in its entirety.

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We have a limited operating history, making it difficult for you to evaluate our business and future prospects. If we are unable to manage our business and any fluctuations in our results of operations effectively, our business and growth prospects could be materially and adversely affected (see page 10 of this prospectus).

●	We are subject to risks associated with operating in the rapidly evolving Southeast Asia region, and we are therefore exposed to various risks inherent in operating and investing in the region (see page 10 of this prospectus).

●	Our ability to continue to develop and expand our service offerings to address emerging business demands and technological trends, including our ability to sell differentiated services, may impact our future growth. If we are not successful in meeting these business challenges, our business, financial condition, and results of operations may be materially and adversely affected (see page 11 of this prospectus).

●	Our business is dependent on certain major clients and changes or difficulties in our relationships with our major clients may harm our business and financial results. (see page 14 of this prospectus).

●	Our business is dependent on our collaboration with our vendors and changes or difficulties in our relationships with our vendors may harm our business and financial results. (see page 14 of this prospectus).

●	We are subject to privacy, data protection and information security laws in the jurisdictions in which we operate (see page 15 of this prospectus).

●	We might be required to use open-source software in providing services to our clients. There are risks associated with the use of open-source software that may have an adverse effect on our results of operations and financial condition (see page 17 of this prospectus).

Risks and uncertainties related to doing business in Southeast Asia include, but are not limited to, the following:

●	Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect us (see page 19 of this prospectus).

●	It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors, and assets outside the United States (see page 19 of this prospectus).

Risks related to this offering and our Class A Ordinary Shares include, but are not limited to, the following:

●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial (see page 20 of this prospectus).

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares (see page 20 of this prospectus).

●	We do not intend to pay dividends for the foreseeable future (see page 22 of this prospectus).

●	The offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile (see page 21 of this prospectus).

●	We are a “foreign private issuer” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects (see page 25 of this prospectus).

●	We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors (see page 22 of this prospectus).

Corporate Structure

We are a holding company incorporated in the British Virgin Islands on November 17, 2021 under the BVI Act. We conduct all our operations through RP Singapore, which was incorporated on January 1, 2015 under the laws of Republic of Singapore. On November 17, 2021, we acquired all the equity interest of RP Singapore via a certain share exchange agreement with Mr. Sai Bin Loi, who was the then owner of 100% of the equity interest of RP Singapore.

Increase of Authorized Shares, Forward Split and Reverse Split in 2022

On April 21, 2022, our shareholders and the board approved the Company’s amended and restated memorandum and articles of association to effectuate an increase of the authorized shares of our Company to unlimited shares and a forward split of the then issued and outstanding shares at a ratio of 1:1,600. The increase of authorized shares and the forward split became effective on April 21, 2022. On August 29, 2023, we implemented a 1.5625 for 1 reverse share split of our ordinary shares under the British Virgin Islands law. As a result of the reverse split, the total of 25,000,000 issued and outstanding ordinary shares prior to the reverse split were decreased back to a total of 16,000,000 issued and outstanding Class A Ordinary Shares of $0.000625 each. The reverse split maintained our existing shareholders’ percentage ownership interests in our Company.

Re-designation of Ordinary Shares in April 2025

On April 7, 2025, our authorized shares were amended to be an unlimited number of ordinary shares divided into two classes, consisting of (i) an unlimited number of Class A Ordinary Shares, par value $0.000625 each, and (ii) 50,000,000 Class B Ordinary Shares, par value $0.000625 each. Each Class A Ordinary Share entitles the holder to one (1) vote per Class A Ordinary Share on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share entitles the holder to ten (10) votes per Class B Ordinary Share. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares on one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares as a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On March 27, 2025, we issued 100,000 Class B Ordinary Shares to True Sage for cash at par.

Initial Public Offering in October 2025

On October 15, 2025, we completed our Offering of 1,250,000 Class A Ordinary Shares at a public offering price of US$4.00 per share and the Class A Ordinary Shares began trading on the Nasdaq under the trading symbol “RPGL” on October 14, 2025.

Variation of Rights of Holders of Class B Ordinary Shares in December 2025

On December 31, 2025, following the sole shareholder of the Class B Ordinary Shares consenting to the variation of their class rights, our shareholders approved an amended and restated memorandum and articles of association of the Company to (i) increase the voting power of the Company’s Class B Ordinary Shares from ten (10) votes per share to thirty (30) votes per share (the “Change of Voting Power”) and (ii) reduce the quorum for a shareholder meeting from not less than 50% to one-third of the votes of the issued and outstanding ordinary shares entitled to vote (the “Change in Quorum”).

The amended and restated memorandum and articles of association of the Company approved by the shareholders of the Company on December 31, 2025 became effective on January 21, 2026, upon the filing with the Registry of Corporate Affairs in the British Virgin Islands, along with, inter alia, the Change of Voting Power and the Change in Quorum.

Reverse Split in February 2026

On December 31, 2025, our shareholders and the board approved a reverse share split of our issued and unissued Class A Ordinary Shares, par value $0.000625 per share and Class B Ordinary shares, par value $0.000625 per share, at a ratio of not less than 1:2 and not more than 1:100. On February 2, 2026, the Board approved to effect a reverse share split of our Class A Ordinary Shares and Class B Ordinary Shares at a ratio of 1-for-20. Upon the market opening on February 24, 2026, our Class A Ordinary Shares began trading on a post-reverse share split basis at Nasdaq. Immediately following the effectiveness of such reverse share split, our authorized shares consist of (i) an unlimited number of Class A Ordinary Shares, par value $0.0125 each, and (ii) 2,500,000 Class B Ordinary Shares, par value $0.0125 each.

Reverse Split in May 2026

On April 30, 2026, our shareholders and the board approved a reverse share split of our issued and unissued Class A Ordinary Shares, par value $0.0125 per share and Class B Ordinary shares, par value $0.0125 per share, at a ratio of not less than 1:2 and not more than 1:100. On May 12, 2026, the Board approved to effect a reverse share split of our Class A Ordinary Shares and Class B Ordinary Shares at a ratio of 1-for-40 (the “Reverse Split”). Upon the market opening on May 28, 2026, our Class A Ordinary Shares began trading on a post-reverse share split basis at Nasdaq. Immediately following the effectiveness of such reverse share split, our authorized shares consist of (i) an unlimited number of Class A Ordinary Shares, par value $0.50 each, and (ii) 62,500 Class B Ordinary Shares, par value $0.50 each.

Amendments to the Memorandum and Articles of Association

Effective on May 13, 2026, the Company adopted a third amended and restated memorandum of association and articles of association (the “Amended M&A”), which replaced the Company’s then-existing memorandum and articles of association in their entirety. The Amended M&A is intended to, among other things, align the Company’s constitutional documents with market practice for companies listed on the Nasdaq Stock Market, reflect applicable corporate governance requirements, and incorporate certain administrative, clarifying and modernization updates.

The following diagram illustrates our corporate structure as of the date of this prospectus and immediately upon closing of this Offering. All percentages reflect the voting ownership interests instead of the equity interest held by each of our Shareholders given that each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to thirty (30) votes. For more details on our corporate history, please refer to “Corporate History and Structure.”

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015), or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting and regulatory requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements, regulatory restrictions and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and regulatory exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates as of the last business day of our most recently completed second fiscal quarter (rendering us a “large accelerated filer”), or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. We are not required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers are not required to report equity holdings under Section 16 of the Exchange Act and are not subject to the insider short-swing profit disclosure and recovery regime.

We are subject to the Nasdaq corporate governance listing standards. However, Nasdaq permits a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. For instance, we are not required to:

●	adhere to certain more stringent disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements applicable to U.S. domestic public companies;

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors; or

●	have annual meetings and director elections.

We rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, such that a majority of the directors on our board of directors are not required to be independent directors, and we are not required to have a compensation committee or corporate governance committee comprised entirely of independent directors. See “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” and “Risk Factors — Risks Related to Our Ordinary Shares and this Offering — As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules” on page 25 of this prospectus.

Corporate Information

Our principal executive offices are located at #04-09 Techplace II, 5008 Ang Mo Kio Ave 5, Singapore 569874, and our phone number is +65 6908 9825. Our registered office in the British Virgin Islands is located at Commerce House, Wickhams Cay I, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands. We maintain a corporate website at https://republicpower.net/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc.

THE OFFERING

Class A Ordinary Shares offered by us	Up to 15,000,000 Class A Ordinary Shares

Price per Class A Ordinary Share	$1.00

Ordinary shares issued and outstanding prior to completion of this offering	1,064,920 Class A Ordinary Shares and 29,969 Class B Ordinary Shares

Maximum number of ordinary shares issued and outstanding immediately after this offering	16,064,920 Class A Ordinary Shares and 29,969 Class B Ordinary Shares

Listing	Nasdaq Capital Market

Ticker symbol	“RPGL”

Transfer agent	Transhare Corporation

Use of proceeds

We intend to use the net proceeds from this Offering for research and development, business expansion and commercialization, recruitment of talented professionals, and general corporate purposes and possible future acquisitions and growth opportunities.

See “Use of Proceeds” on page 29 for more information.

Risk factors	The Class A Ordinary Shares offered hereby involve a high degree of risk, including the risk of loss of your entire investment. In addition, the Company is an emerging growth company with limited operating history and revenues, which is dependent on the implementation of its business and growth strategies. You should read “Risk Factors,” beginning on page 10 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We have a limited operating history, making it difficult for you to evaluate our business and future prospects. If we are unable to manage our business and any fluctuations in our results of operation effectively, our business and growth prospects could be materially and adversely affected.

We began our operation of providing customized software solutions through our wholly owned subsidiary RP Singapore in 2019. Our revenues for the six months ended December 31, 2025 and 2024 were SGD 2,166,935 (USD 1,685,151) and SGD 490,977. Our revenues for the years ended June 30, 2025, 2024, and 2023 were SGD 3,010,817 (USD 2,367,181), SGD 685,820, and SGD 5,022,071. In the fiscal year 2024, we experienced a significant decrease (86.34%) in revenue compared to the fiscal year 2023. This decline was primarily attributable to the completion of several large-scale custom software development projects in prior years, without a corresponding pipeline of new projects in 2024. This was partially due to the reduced involvement of our former majority shareholder and chairman, Mr. Sai Bin Loi, who helped us secure high-value contracts in the years ended June 30, 2023. On December 12, 2024, we completed a shareholder restructuring as Mr. Sai Bin Loi stepped down due to his elder age and reduced ability to remain actively involved in our operations. During this transition period, our business development capabilities were materially reduced as management’s attention was diverted to managing the ownership transition and related restructuring activities and we were unable to secure software development contracts with comparable value, while some existing clients reduced their annual budgets. In addition, in early 2024, companies in Singapore exhibited reluctance to invest in customized software development for digitalization due to economic uncertainty, particularly among small and medium-sized enterprises (SMEs). This reluctance was influenced by factors like rising business costs, especially manpower and rental costs, and uncertainty in customer demand. While the overall economy improved by the end of 2024, we believe some businesses focused on fortifying themselves rather than pursuing immediate growth plans. However, in the year ended June 30, 2025, we acquired new clients which contributed to a significant increase in our revenue compared to the year ended June 30, 2024, at 339.0%. These factors had a major impact on our revenue generation. Consequently, our past financial performance, particularly our revenues for fiscal years 2023 and 2024, may not be indicative of our future operating results or financial performance. We may not be able to achieve or sustain profitability or positive cash flow from operations in future periods. Our ability to generate revenue and achieve profitability will depend on numerous factors, many of which are beyond our control, including market acceptance of our services, our ability to develop new client relationships, competitive dynamics in our industry, and our new majority shareholder’s ability to provide the resources and support necessary to enhance our business development capabilities.

As a result, you should consider our prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies with limited operating histories in competitive markets.

We are subject to risks associated with operating in the rapidly evolving Southeast Asia region, and we are therefore exposed to various risks inherent in operating and investing in the region.

Our operations in Southeast Asia are subject to various risks related to the economic, political and social conditions of the countries in which we operate, including risks related to the following:

●	inconsistent regulations, licensing and legal requirements may increase our cost of operations among the countries in Southeast Asia in which we operate;

●	currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;

●	the effects of inflation within Southeast Asia generally and/or within any specific country in which we operate in Southeast Asia;

●	governments may impose new or more burdensome regulations, taxes or tariffs;

●	political changes may lead to changes in the business environments in which we operate;

●	economic downturns, political instability, civil disturbances, military conflict, terrorism and general security concerns in the countries in which either we or our clients operate may negatively affect our operations;

●	enactment or any increase in the enforcement of regulations related to personal data protection in the areas in which we operate that may incur compliance costs;

●	health epidemics (including the COVID-19 pandemic) may affect our operations and demand for our services; and

●	natural disasters like volcano and earthquakes may impact our operational sites severely.

Additionally, the laws in the countries in which we operate may change and their interpretation and enforcement may involve significant uncertainties that could limit the reliability of the legal protections available to us. We cannot predict the effects of future developments in the legal regimes in the countries in which we operate.

Our business is dependent on our ability to attract and retain highly skilled professionals.

Our business is people and skill-driven and, accordingly, our success depends on our ability to attract, develop, motivate, retain and effectively utilize highly skilled professionals in the field of software development in our offices in Singapore, among other places. We believe that there is significant competition for talented personnel with such skills in these geographic regions and that such competition is likely to continue for the foreseeable future. We compete for such talented personnel not only with other companies in our industry but also with companies in adjacent industries, such as financial services and technology generally.

Increased hiring and increasing worldwide competition for skilled personnel may lead to a shortage in the availability of suitable personnel in the locations where we operate and hire and, accordingly, we may not be able to retain or hire all of the personnel necessary to meet our ongoing and future business needs. In addition, any reductions in headcount for economic or business reasons, however temporary, could negatively affect our reputation as an employer and our ability to hire engineering personnel to meet our business requirements.

If we fail to attract and retain highly skilled engineering personnel, we may not have the necessary resources to properly staff projects, and the failure to successfully compete for such personnel could materially and adversely affect our ability to provide high quality services to our clients.

If we fail to attract and retain highly skilled engineering personnel, more specifically in the AI space given the recent emergence of AI technology, we may not be able to complete our Research and Development product, therefore causing delay or inability to offer new products and solutions to new customers.

These factors may, as a result, have a material adverse effect on our business, financial condition and results of operations.

Our ability to continue to develop and expand our service offerings to address emerging business demands and technological trends, including our ability to sell differentiated services, may impact our future growth. If we are not successful in meeting these business challenges, our business, financial condition and results of operations may be materially and adversely affected.

Our ability to implement solutions for our customers, incorporating new developments and improvements in software application and IOT technology that translate into productivity improvements for our customers, and our ability to develop software solutions and other new service offerings that meet current and prospective customers’ needs, as well as evolving industry standards, are critical to our success. The markets we serve are highly competitive and characterized by rapid technological change which has resulted in deflationary pressure in the price of services, which in turn can adversely impact our margins. Our competitors may develop solutions or services that make our offerings obsolete or may force us to decrease prices on our services, which can result in lower margins. Our ability to develop and implement up-to-date solutions utilizing new technologies that meet evolving customer needs in consulting, industry software and solutions, and application services markets, and in areas such as AI, in a timely or cost-effective manner, will impact our ability to retain and attract customers and our future revenue growth and earnings.

However, there can be no assurance that our existing and new service offerings can meet prospective customers’ needs and evolving industry standards. If we are unable to continue to execute our strategy and develop and expand our service offerings in a highly competitive and rapidly evolving environment, or if we are unable to commercialize such services and solutions and expand and scale them with sufficient speed and versatility, our growth, productivity objectives and profit margins could be adversely affected.

Software applications and IOT technological developments may materially affect the cost and use of these technology by our customers. Customers may delay spending under existing contracts and engagements and entering into new contracts while they evaluate new technologies. Such delays can negatively impact our results of operations if the pace and level of spending on new technologies by some of our customers is not sufficient to make up any shortfall from delays from other customers. Our growth strategy focuses on responding to these types of developments by driving innovation that will enable us to expand our services offering. If we do not sufficiently invest in new technology and adapt to industry developments, or evolve and expand our business at sufficient speed and scale, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation, our business, financial condition and results of operations, as well as our services and solutions and our ability to develop and maintain a competitive advantage and to execute on our growth strategy could be adversely affected.

The rapid development and adoption of AI, including large language models and agent-based software systems, may also affect the markets in which we operate. These technologies are evolving quickly and are increasingly being integrated into enterprise software, automation platforms, and software development tools. As a result, customers may reassess their technology strategies, which may lead to shifts in demand for traditional software development and consulting services. In addition, advances in AI-enabled development tools may increase competition and place downward pressure on pricing for certain technology services.

At the same time, we are actively exploring and developing AI-enabled applications and automation solutions intended to address emerging enterprise needs. Our current initiatives include the development of vertical-specific AI applications, such as AI agents designed to support business functions including accounting, human resources, and enterprise workflow automation. These initiatives remain in development and early internal testing stages, and there can be no assurance that such technologies will be successfully developed, commercialized, or adopted by customers.

If we are unable to effectively adapt to technological developments in artificial intelligence, successfully integrate new technologies into our service offerings, or compete with new or existing market participants that leverage AI capabilities more effectively, our business, financial condition, and results of operations could be materially and adversely affected.

Our strategic collaboration with NVT may not result in commercially viable products or services.

On April 8, 2026, we entered into definitive agreements with NVTH Limited and NVTHK Limited to acquire a 10% equity interest in NVC Partners Limited and certain proprietary software source code, technology rights, and related technical services for an aggregate consideration of US$8.0 million. We believe these transactions represent the next phase of our strategic collaboration with NVT and will strengthen our technology portfolio by expanding our capabilities in blockchain-enabled enterprise software, digital financial infrastructure, and RWA tokenization solutions. However, the expected integration of the acquired technologies with our existing software platforms to develop commercial solutions for enterprise customers and to support our long-term growth strategy may not result in any viable products or services.

Our anticipated blockchain-enabled enterprise software solutions are subject to significant technology, regulatory, and commercialization risks that could adversely affect our business.

The blockchain-enabled enterprise software solutions we are developing rely on distributed ledger technologies that are still evolving and have not been widely deployed in enterprise environments. The performance, security, and scalability of such technologies are unproven at the scale required for commercial enterprise deployment, and we may encounter technical limitations, interoperability challenges with existing client systems, or unforeseen defects that impede the development or delivery of commercially viable products.

In addition, the regulatory treatment of blockchain-based enterprise software, smart contracts, and associated data infrastructure varies significantly across the jurisdictions in which we operate, including Singapore and other markets in Southeast Asia. Applicable laws governing the use of blockchain in financial and enterprise settings remain nascent, fragmented, and subject to rapid change. Regulatory authorities in these jurisdictions may impose new licensing requirements, restrictions on permissible use cases, or other compliance obligations that could materially constrain our ability to offer these solutions. Any failure to comply with applicable regulations could expose us to civil or regulatory sanctions, require us to modify or withdraw products, or otherwise disrupt our business operations.

Furthermore, customer adoption of blockchain-enabled enterprise software requires significant education, integration effort, and organizational change on the part of prospective clients. If the market for such solutions develops more slowly than we anticipate, if competing platforms are adopted more widely, or if we are unable to demonstrate a sufficient return on investment to enterprise clients, we may fail to generate meaningful revenue from these offerings. Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

Our digital financial infrastructure services are subject to heightened regulatory scrutiny and operational risks that may limit our ability to operate or expand in certain markets.

We are developing digital financial infrastructure solutions intended to support enterprise financial workflows and payment processing. These services operate at the intersection of financial services regulation and technology, and are therefore subject to a broad and complex array of regulatory requirements, including those governing payment systems, electronic money, anti-money laundering (“AML”), combating the financing of terrorism (“CFT”), and data protection. The licensing and regulatory frameworks governing digital financial infrastructure vary significantly across Southeast Asia, including Singapore, Malaysia and Indonesia, and obtaining or maintaining required approvals can be time-consuming, uncertain, and costly.

In Singapore and other Southeast Asian markets, regulatory authorities including the Monetary Authority of Singapore (“MAS”) have broad supervisory powers over participants in digital financial infrastructure, and regulatory requirements in this space are evolving rapidly in response to developments in digital assets and fintech. If we fail to obtain or maintain required licenses, or if applicable regulations are amended in a manner that restricts our planned activities, we may be required to curtail or cease certain services, modify our business model, or incur substantial compliance costs.

Our digital financial infrastructure services also carry operational risks, including risks of system downtime, settlement failures, cyber-attacks, and integration failures with third-party payment networks or financial institutions. Any material disruption to our infrastructure could result in financial losses, reputational harm, claims from clients or counterparties, and regulatory action. We do not currently carry insurance coverage that would protect us against all such losses. Any of these risks could have a material adverse effect on our business, results of operations, and financial condition.

RWA tokenization involves substantial legal, regulatory, and market adoption risks, and we may be unable to commercialize these solutions successfully.

We are exploring and commercializing RWA tokenization solutions, which involve representing ownership interests in physical or financial assets, such as real estate, private securities, or commodities, on a blockchain or distributed ledger. The legal characterization of tokenized assets, and the rights and obligations associated with them, are highly fact-specific and subject to significant uncertainty across jurisdictions. Tokenized assets may be treated as securities, financial instruments, or other regulated products depending on the jurisdiction and the structure of the tokenization, which could trigger licensing obligations, prospectus or disclosure requirements, or other regulatory requirements that we or our clients may not currently satisfy.

The market for RWA tokenization solutions is at an early stage of development, and broad commercial adoption depends on numerous factors outside of our control, including the willingness of asset owners and institutional investors to engage with tokenized structures, the development of robust secondary market liquidity, the evolution of custodial and settlement infrastructure, and the harmonization of cross-border legal frameworks governing tokenized assets. Even if the market develops as we anticipate, we may face intense competition from established financial institutions, fintech companies, and other technology providers that have greater resources, stronger client relationships, and longer operating histories in this space.

In addition, the tokenization of RWA typically requires collaboration with legal counsel, regulators, custodians, and other intermediaries in each relevant jurisdiction, which increases complexity, cost, and execution risk. If we are unable to develop commercially viable tokenization solutions, establish the necessary partnerships, achieve sufficient market adoption, or navigate the legal and regulatory requirements applicable to these offerings, our business, financial condition, and results of operations could be materially and adversely affected.

If we do not succeed in attracting new clients for our technology services and/or growing revenues from existing clients, we may not achieve our revenue growth goals.

We plan to significantly expand the number of clients we serve to diversify our client base and grow our revenues. As part of our growth strategy, we continue to invest in marketing and new business development opportunities. We are also developing ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. The pilot phase for our SaaS ERP products remains in progress as we continue to conduct testing, refine product functionality and address technical issues identified during the pilot phase. We currently expect the commercial launch of the SaaS ERP products to occur during the fiscal year ending June 30, 2027. The anticipated timing of the commercial launch remains subject to the successful completion of testing and overall product readiness and may be further delayed. The addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

While SaaS ERP product’s pricing is expected to be lower than that of our customized ERP products, the model enables us to reach a significantly broader customer base. The success of this new product will depend on our ability to rapidly acquire and retain a high volume of users to offset the lower per-customer revenue.

Additionally, we may enter into new market sectors where we have limited experience, which may require additional investments in marketing, sales capabilities, and product localization. Our ability to attract new clients and grow revenues from existing clients depends on multiple factors, including the quality and competitiveness of our services offerings, the effectiveness of our go-to-market strategy, and the strength of our competitors. If we are unable to successfully launch and scale our ERP SaaS product or expand into new customer segments, our future growth may be materially and adversely affected.

Our business is dependent on certain major clients and changes or difficulties in our relationships with our major clients may harm our business and financial results.

We had certain clients whose revenue individually represented 10% or more of our total revenue, or whose accounts receivable balances individually represented 10% or more of our total accounts receivable.

For the six months ended December 31, 2025, three clients, Company H, Company R, and Company S, accounted for 53.5% 24.1%, and 10.6%, of the Company’s total revenues, respectively. For the six months ended December 31, 2024, four major clients, Company D, Company T, Company U, and Company V accounted for 26.1%, 25.7%, 24.6%, and 16.5% of the Company’s total revenues, respectively. For the year ended June 30, 2025, four clients, Company A, Company B, Company C and Company D, accounted for 29.3%, 18.1%, 15.2% and 11.1%, of the Company’s total revenues, respectively. For the year ended June 30, 2024, one major client, Company H accounted for 79.3% of the Company’s total revenues. For the year ended June 30, 2023, one major client, Company L, accounted for 13.3% of the Company’s total revenues. As of December 31, 2025, three clients, Company R, Company H and Company C, accounted for 38.5%, 25.1%, and 12.0%, respectively, of the Company’s total accounts receivable. As of June 30, 2025, four clients, Company A and Company C, Company H and Company I., accounted for 31.9%, 16.6%, 12.9% and 11.2%, respectively, of the Company’s total accounts receivable. As of June 30, 2024, five major clients, Company H, Company I, Company L, Company M and Company N accounted for 22.2%, 12.2%, 10.8%, 10.4%, and 10.4%, respectively, of the Company’s total accounts receivable. As of June 30, 2023, three major clients, Company P, Company L and Company I. accounted for 16.5%, 13.6%, and 10.7%, respectively, of the Company’s total accounts receivable.

If we cannot maintain long-term relationships with the major client or replace the major clients from period to period with equivalent clients, the loss of such sales could have an adverse effect on our business, financial condition and results of operations. In addition, some of our clients are also concentrated in certain highly regulated industries like airports and cruise terminals, that are, or may be, increasingly subject to governmental regulation, sanctions and intervention. Increased regulation, changes in existing regulation or increased governmental intervention in the industries in which our clients operate may adversely affect the growth of their respective businesses and therefore negatively impact our revenues. Any economic or political event or regulatory developments or worsening economic conditions affecting our clients could cause a reduction of the ability of our clients to purchase our services, which may adversely affect our business, financial condition and results of operations.

Our business is dependent on our collaboration with our vendors and changes or difficulties in our relationships with our vendors may harm our business and financial results.

Our business is substantially dependent on our collaboration with our vendors. We consider major vendors in each period to be those that accounted for more than 10% of overall purchases, or whose accounts payable balances individually represented 10% or more of our total accounts payable in such period. Our major vendors include third-party software development service providers and hardware suppliers, both of which are essential to our operations, as not all of our software applications are developed in-house. We maintain close collaborative relationships with these vendors while implementing clear business process segregation to safeguard each party’s trade secrets and client relationships If difficulties arise in our relationships with existing vendors or suppliers, we may be required to identify and engage alternative third parties. However, the time and effort involved in sourcing new vendors, establishing working relationships, and ensuring alignment with our operational standards may disrupt our business operations. Such disruptions could impact our ability to meet performance obligations to our customers and may adversely affect our financial results. As of December 31, 2025, five vendors, Vendor W, Vendor X, Vendor Y, Vendor Z, and Vendor AA, accounted for 25.4%, 18.2%, 18.2, 14.4%, and 12.2%, of the Company’s accounts payable. For the six months ended December 31, 2025, two vendors, Vendor O and Vendor F, accounted for 66.7% and 14.6% of the Company’s total purchases, respectively. As of June, 30, 2025, one vendor, Vendor J, accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2025, three vendors, Vendor E, Vendor F and Vendor G, accounted for 42.7%, 36.2% and 16.7% of the Company’s total purchases. As of June 30, 2024, one major vendor, Vendor J accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2024, two major vendors, Vendor K and Vendor Q, accounted for 66.4% and 32.4%, respectively, of the Company’s total purchases. For the year ended June 30, 2023, two major vendors, Vendor K and Vendor J accounted for 72.2% and 16.7%, respectively, of the Company’s accounts payable. For the year ended June 30, 2023, two major vendors, Vendor O and Vendor K, accounted for 48.4% and 20.3%, respectively, of the Company’s total purchases.

Our vendors may fail to meet timelines or contractual obligations, which may adversely affect our business. RP Singapore generally enters into agreements with them without imposing any contractual obligations requiring them to maintain their relationships with us beyond the contractual term. Although we believe that relationships with our existing vendors are strong, there is no guarantee for future cooperation and there is no assurance that RP Singapore can maintain stable and long-term business relationships with any vendors. If a significant number of the industry vendors terminate or do not renew their agreements with RP Singapore and it is not able to replace these business partners on commercially reasonable terms in a timely manner or at all, our business, results of operations and financial condition would be materially and adversely affected.

Our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.

Our financial statements appearing at the end of this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties related to our ability to operate on a going concern basis. The perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

Our independent registered public accounting firm included an explanatory paragraph in its audit report on our financial statements as of and for the year ended June 30, 2024, stating that we did not have sufficient cash balance as of June 30, 2024, which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to raise additional capital. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. Further, if we cannot continue as a going concern, we may be forced to discontinue operations and liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, which would cause holders of our Class A Ordinary Shares and our shareholders to lose all or a part of their investment.

We are subject to privacy, data protection and information security laws in the jurisdictions in which we operate.

Generally, personal information which is captured, selected and analyzed by our software is stored in our client’s proprietary systems to which our employees have user access. Although we have employed measures to protect against unauthorized access of such personal, confidential and proprietary information, as the complexity of information infrastructure continues to grow, the potential risk of security breaches and cyber-attacks increases. Such breaches can lead to shutdowns or system interruptions, and potential unauthorized disclosure of sensitive or confidential information which may result in potentially costly litigation. If any person, including any of our employees, penetrates our network security or otherwise mismanages or misappropriates sensitive or confidential client or customer data, we could be subject to significant fines for violating privacy or data protection and consumer laws or lawsuits from our clients or their customers for breaching contractual confidentiality provisions which could result in negative publicity, legal liability, loss of clients and damage to our reputation. We may be liable for any misappropriation of customers’ personal information which could also harm our relationship with our clients, and/or cause us to suffer financial losses and/or reputational harm. We may also be liable for damages in the case of such a security or network breach that results in an unauthorized or impermissible disclosure of client or customer data and information.

Under data protection and personal information laws, we are typically required to manage, utilize and store sensitive or confidential client and customer data in connection with the services we provide. In Singapore, under the Personal Data Protection Act 2012, No. 26 of 2012 of Singapore, we are also required to, among others, notify individuals of: the purposes for the collection, use or disclosure of their personal data prior to such collection, use or disclosure and obtain the consent of individuals for any collection, use or disclosure of their personal data.

Furthermore, we are subject to local data protection laws, consumer laws and/or “do not call list” regulations in most of the countries in which we operate, all of which may require us to make additional expenditures to ensure compliance with these regulations or future additional regulations. We also believe that we will be subject to additional such laws and regulations in the future that may be stricter than those currently in force. Although we take extensive efforts to comply with such applicable laws and regulations, failure or perceived failure by us to comply with rapidly evolving privacy and security laws, policies (including our own policies, which we may update from time to time), legal obligations or industry standards may result in governmental enforcement actions, litigation, fines and penalties or adverse publicity, could require us or our clients to change our or their business practices and could cause our clients to lose trust in us.

We seek to implement measures to protect sensitive and confidential client and customer data in accordance with client contracts and data protection laws and consumer laws. If any person, including any of our employees, penetrates our network security or otherwise mismanages or misappropriates sensitive or confidential client or customer data, we could be subject to significant fines for violating privacy or data protection and consumer laws or lawsuits from our clients or their customers for breaching contractual confidentiality provisions which could result in negative publicity, legal liability, loss of clients and damage to our reputation. We may be liable for any misappropriation of customers’ personal information which could also harm our relationship with our clients, and/or cause us to suffer financial losses and/or reputational harm.

We may also be subject to laws and regulations that restrict the flow of personal data across countries; such laws may constrain our activities and have an adverse impact on our business. Laws and regulations that impact our business, and particularly laws, regulations and other measures governments may take based on privacy and data protection concerns, are increasing in complexity, change frequently and at times conflict among the various jurisdictions where we do business.

We may also be liable for damages in the case of such a security or network breach that results in an unauthorized or impermissible disclosure of client or customer data and information. Any of the foregoing could adversely affect our business, financial condition and results of operations.

Our inability to protect our systems and data from continually evolving cybersecurity risks or other technological risks could affect our reputation among our clients and their customers and may expose us to liability.

In conducting our business, we process, and transmit sensitive business information and personal information about our clients, their customers and other parties. We have certain responsibilities to card networks and their member financial institutions for any failure, including the failure of our associated third parties, to protect this information.

We may be a target of malicious third-party attempts to identify and exploit system vulnerabilities and penetrate or bypass our security measures in order to gain unauthorized access to our networks and systems or those of our associated third parties. A successful attempt could lead to the compromise of sensitive, business, personal or confidential information. As a result, we proactively employ multiple barriers and controls at different layers of our systems to defend our systems against intrusion and attack and to protect the data we collect. However, we cannot be certain that these measures will continue to successfully counter all current and emerging technology threats that are designed to breach our systems in order to gain access to confidential information. We also rely on third party vendors for aspects of our cybersecurity strategy, such as to conduct security reviews and penetration tests, and there can be no assurance that the tests conducted by these vendors, or measures we take in response to such tests, will be effective at identifying or preventing any cybersecurity threat.

Our computer systems and the computer systems of our clients could be in the future subject to breach, and our data protection measures may not prevent unauthorized access. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect. Threats to our systems and our associated third parties’ systems can derive from human error, fraud or malice on the part of employees or third parties or may result from accidental technological failure. Computer viruses and other malware can be distributed and could infiltrate our systems or those of our associated third parties. In addition, denial of service or other attacks could be launched against us for a variety of purposes, including to interfere with our services or create a diversion for other malicious activities. Our defensive measures may not prevent downtime, unauthorized access or use of sensitive data. Further, while we carefully select third parties with which we associate, we do not control their actions. Any problems experienced by these third parties, including those resulting from breakdowns or other disruptions in the services provided by such parties or cyber-attacks and security breaches, could adversely affect our ability to service our clients or their customers or otherwise conduct our business.

Furthermore, the costs of systems and procedures associated with any protective measures that we are required to take by our clients may increase and could adversely affect our ability to compete effectively. Any failure to adequately enforce or provide these protective measures could result in liability, protracted and costly litigation, governmental and card network intervention and fines and, with respect to misuse of our clients’ information, lost revenue and reputational harm.

Our investment costs incurred in developing our new SaaS ERP products and platforms may not yield the intended results and can adversely impact our results of operations.

We are developing standardized SaaS ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles The pilot launch of the SaaS ERP products remains in progress as we continue to conduct testing, refine product functionality and resolve technical issues identified during the pilot phase. As a result, we have postponed the anticipated official commercial launch and currently expect to launch the SaaS ERP products during the fiscal year ending June 30, 2027. The timing of the official commercial launch remains subject to the successful completion of product testing, resolution of technical issues and overall product readiness, and the launch may be further delayed. We believe the addition of the SaaS ERP products will complement our current project-based customized ERP products and, if successfully commercialized, allow us to reach a broader customer base through a recurring revenue model.

However, there is no assurance that our investment in this new product will result in successful commercialization, broad customer adoption, or a positive return on investment. The success of this product depends on a variety of factors, including market demand, pricing competitiveness, user experience, integration capabilities, and our ability to effectively market and support the product. If we fail to achieve customer buy-in or deliver the expected product performance, our growth prospects, competitive positioning, and financial results may be materially and adversely affected.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services. While our operations have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our business, financial condition and results of operations. To the extent that we suffer loss or damage that is not covered by insurance or that exceeds our insurance coverage, or are required to pay higher insurance premiums, our business, financial condition and results of operations could be materially and adversely affected.

We use open-source software in providing services to our clients. There are risks associated with the use of open-source software that may have an adverse effect on our results of operations and financial condition.

We use open-source software in providing services to our clients. Further, some of our clients may also be using open-source software on which some of our products and services may need to operate. There are significant benefits and risks associated with open-source software. If a company were to buy a commercial closed source solution for enterprise use, there is an elaborate procedure followed for finalizing and purchasing a product. This includes requirement analysis, defining acceptance criteria, evaluating the product, security considerations, etc. An open-source product, however, might not undergo this kind of evaluation. This could pose business and security risks and lead to some unanticipated costs and may have an adverse effect on our results of operations and financial condition.

Some open-source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use or grant other licenses to our intellectual property. If we combine our software with open-source software in a certain manner, we could, under certain open source licenses, be required to release or license the source code of our software to the public. From time to time, we may be subject to claims asserting ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, requiring us to provide attributions of any open source software incorporated into our distributed software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to re-engineer our software or change our products or services, any of which may have an adverse effect on our results of operations and financial condition.

We use AI and may use new technologies in our products, and challenges with properly managing their use by us or third parties could result in reputational harm, competitive harm, and legal liability, and adversely affect our results of operations.

We have incorporated and may continue to incorporate AI solutions and other new technologies into our products, and these applications have become and may become important in our operations over time.

AI also presents emerging ethical and legal issues and our use of AI may result in brand or reputational harm, competitive harm, or legal liability. The rapid evolution of AI, including proposed and future regulation of AI, could significantly impact our business and will require significant resources to develop, test and maintain our products to help us implement AI ethically and in a compliant manner in order to minimize unintended, harmful impacts.

The AI technologies we are incorporating into certain of our products and processes may present business, legal, and reputational risks.

We use and may continue to expand our use of AI technologies into certain of our products and processes. The use of AI has recently become the source of significant media attention and political debate. The introduction of AI technologies, into new or existing offerings may result in new or expanded risks and liabilities, including due to enhanced governmental or regulatory scrutiny, litigation, compliance issues, ethical concerns, confidentiality or security risks, as well as other factors that could adversely affect our business, reputation, and financial results. For example, AI technologies can lead to unintended consequences, including generating content that appears correct but is factually inaccurate, misleading or otherwise flawed, or that results in unintended biases and discriminatory outcomes, which could harm our reputation and business and expose us to liability. We may also not identify inaccurate information, which may expose us to liability. Laws, regulations or industry standards that develop in response to the use of AI may be burdensome or may significantly restrict the deployment of AI, particularly generative AI technologies, in our products or processes.

We use AI technologies from third parties, which may include open-source software. If we are unable to maintain rights to use these AI technologies on commercially reasonable terms, we may be forced to acquire or develop alternate AI technologies, which may limit or delay our ability to provide competitive offerings and may increase our costs. These AI technologies also may incorporate data from third-party sources, which may expose us to risks associated with data rights and protection, and may also lead to the unintended consequences of using AI discussed above. The intellectual property ownership and license rights surrounding AI technologies as well as data protection laws related to the use and development of AI are currently not fully addressed by courts or regulators. The use or adoption of AI technologies into our products may result in exposure to claims by third parties of copyright infringement or other intellectual property misappropriation, which may require us to pay compensation or license fees to third parties. The evolving legal, regulatory and compliance framework for AI technologies may also impact our ability to protect our own data and intellectual property against infringement.

We do not currently maintain insurance coverage, which exposes us to potential significant financial losses and operational disruptions.

We do not currently maintain any business insurance coverage. The lack of coverage exposes us to substantial financial risks, including professional liability from potential errors in our software development services, cyber security and data breach risks given our access to client systems and data, general business liability claims, key person risks related to loss of critical personnel, and property and equipment losses that could disrupt operations.

In the event any of these risks materialize, we would bear the full financial burden of defending against claims, paying settlements, and covering associated costs such as business interruption, data recovery, and asset replacement. Such expenses could be substantial and exceed our available cash resources, potentially requiring us to seek additional financing on unfavorable terms or threatening our ability to continue operations. Furthermore, our lack of insurance may limit our ability to secure new clients, particularly larger enterprises that typically require service providers to maintain adequate coverage, which could restrict our growth opportunities and competitive positioning.

We are exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the Singapore Dollars and Indonesian Rupiah, and any volatility in these currencies could adversely affect our business, financial condition and results of operations.

We mainly operate in Singapore and Indonesia, which exposes us to the effects of fluctuations in currency exchange rates. We earn revenue denominated in Singapore Dollars and US Dollars. Fluctuations in foreign currency exchange rates will affect our financial results, which we report in Singapore Dollars. Furthermore, fluctuations in currency exchange rates may also affect the comparability of our financial results from period to period, as we convert our subsidiaries’ statement of financial position into Singapore Dollars from foreign currencies at the period-end exchange rate, and income and cash flow statements at average exchange rates for the year. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods.

Risks Related to Doing Business in Southeast Asia

Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect us.

The interpretation and enforcement of laws and regulations involve uncertainties and inconsistencies. Since local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may enjoy in many of the localities in which we operate. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in Southeast Asia and elsewhere that could restrict our business segments. Scrutiny and regulation of the business segments in which we operate may further increase, and we may be required to devote additional legal and other resources to addressing these regulations. Changes in current laws or regulations or the imposition of new laws and regulations in Southeast Asia or elsewhere regarding our business segments may slow the growth of our business segments and adversely affect our business, financial condition, results of operations and prospects.

Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. We have considerable operations in Singapore, and negative developments in Singapore’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in Singapore and other countries where we operate appears to be positive, there can be no assurance that this will continue to prevail in the future.

It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, except for one director nominee, the rest of our directors, director nominees, and officers reside outside of the United States, specifically in Singapore and Hong Kong. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that Singapore does not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we or our clients have operations could adversely affect our operations and client confidence.

Natural disaster events (such as volcanos, floods and earthquakes), terrorist attacks and other acts of violence or war may adversely disrupt our operations, lead to economic weakness in the countries in which they occur and affect worldwide financial markets, and could potentially lead to economic recession, which could have an adverse effect on our business, financial condition and results of operations. These events could adversely affect our clients’ levels of business activity and precipitate sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our people and to our business operations.

Risks Related to this Offering and our Class A Ordinary Shares

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

As of the date of this prospectus, there are 1,064,920 Class A Ordinary Shares and 29,969 Class B Ordinary Shares issued and outstanding. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to thirty (30) votes per share. Our Class B Ordinary Shares are convertible at any time by the holder thereof into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Any future issuances of Class B Ordinary Shares may be dilutive to the voting power of holders of Class A Ordinary Shares. Any conversions of Class B Ordinary Shares into Class A Ordinary Shares may dilute the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares. Such conversions may increase the aggregate voting power of the existing holders of Class A Ordinary Shares. In the event that we have multiple holders of Class B Ordinary Shares in the future and certain of them convert their Class B Ordinary Shares into Class A Ordinary Shares, the remaining holders who retain their Class B Ordinary Shares may experience increases in their relative voting power.

Mr. Hao Feng Ng, our Chairman, beneficially owns all the issued and outstanding Class B Ordinary Shares, representing 45.78% of our total voting power. This is due to the disparate voting powers associated with our dual class share structure. As a result of the dual class share structure and the concentration of ownership, Mr. Ng is able to determine the outcome of matters requiring shareholder approval, including those to be determined either by an ordinary resolution or a special resolution, such as decisions regarding change of directors, mergers, change of control transactions and other significant corporate actions. He may take actions that are not in the best interest of us or our other shareholders. In addition, no shareholder holding less than one third of all votes attaching to our issued and outstanding shares entitled to vote at our general meetings can requisition an extraordinary general meeting. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of the Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

The offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The offering price for our Class A Ordinary Shares is determined by negotiations between us and the potential investors, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

The price of our Class A Ordinary Shares price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The market for our Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Class A Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. The trading price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in results of operations;

●	actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, vendors, acquisitions or expansion plans;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

●	issuance of new or updated research or reports by securities analysts;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our Class A Ordinary Shares;

●	additions or departures of key management or other personnel;

●	our involvement in litigation;

●	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our Class A Ordinary Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

●	the trading volume of our Class A Ordinary Shares;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets; and

●	general economic, market or political conditions in the U.S. or elsewhere.

These and other market and industry factors may cause the market price and demand for our Class A Ordinary Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Class A Ordinary Shares and may otherwise negatively affect the liquidity of our Class A Ordinary Shares. In addition, the stock market in general, and Nasdaq Capital Market and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Shares, if a market for them develops.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

We are an “emerging growth company” under the JOBS Act. As a result, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.

We are an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements as well as certain reduced corporate governance and other regulatory restrictions. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our ordinary shares less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our ordinary shares.

We incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with increased disclosure requirements.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we are required to file periodic reports with the U.S. Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we are governed by U.S. laws that our competitors, which are mostly private companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

Given that a substantial number of Class A Ordinary Shares will be sold in this Offering, this Offering could place additional downward pressure on the trading price of our Class A Ordinary Shares, potentially causing or prolonging a situation where our bid price remains below the minimum bid price requirement of $1.00 per share. If we are unable to regain compliance with the minimum bid price requirement or if we fail to satisfy any other applicable Nasdaq listing requirements, our securities could be subject to delisting.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud.

Prior to our listing on Nasdaq in October 2025, we were a private company with limited accounting personnel. Furthermore, prior to this offering, our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or “Section 404”, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our first required annual report for the prior fiscal year after completion of this offering. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis.

Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations as a public company may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

In connection with the audits of our consolidated financial statements as of and for the years ended June 30, 2025, 2024, and 2023, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the Public Company Accounting Oversight Board (United States), a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified related to (1) our lack of sufficient skilled personnel with U.S. GAAP knowledge and the SEC reporting knowledge for the purpose of financial reporting as well as the lack in formal accounting policies and procedures manual to ensure proper financial reporting in accordance with U.S. GAAP and SEC reporting requirements; and (2) our lack of an audit committee and internal audit function to establish formal risk assessment process and internal control framework.

We are subject to the reporting and internal control requirements under U.S. federal securities laws, including Section 404 of the Sarbanes-Oxley Act of 2002. As a newly public company, we will implement a formal internal control framework designed to improve the accuracy and reliability of our financial reporting.

As of the date of this prospectus, we have taken the following remedial actions:

●	We have identified and appointed independent directors who will serve on our audit committee upon the effectiveness of the registration statement, of which this prospectus forms a part.

●	We have hired a Chief Financial Officer with audit and corporate financial reporting experience. The CFO currently oversees our finance function and has commenced the drafting and documentation of internal control policies, control matrices, and process narratives.

●	We engaged an external consulting firm to assist with the assessment, design and implementation of internal control procedures and accounting policy alignment, including internal reporting and risk assessment protocols in compliance with the standards applicable to U.S. public companies.

As of the date of this prospectus, we have completed the implementation of our internal control remediation plan, including the documentation and implementation of entity-level and transaction-level controls, internal training, integration of automated processes, and establishment of an internal audit and monitoring function through designated internal personnel under the oversight of our audit committee. We will continue to monitor, test and enhance these controls as our business and regulatory requirements evolve. The identified material weaknesses will not be considered remediated until the controls have operated for a sufficient period and management has concluded that they are operating effectively. To date, we have incurred approximately SGD 180,000 in connection with these remediation efforts and expect to continue to incur ongoing compliance-related costs.

We are a “foreign private issuer” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. We are not required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and are not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

We have broad discretion in the use of the net proceeds from our offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our offering in a manner that does not produce income or that loses value, which would result in our receiving a going concern letter in future fiscal periods as well.

There may not be an active, liquid trading market for our Class A Ordinary Shares.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “RPGL”, but an active trading market for our Class A Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. 15,000,000 Class A Ordinary Shares will be issued and outstanding immediately after this offering. All of the Class A Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Class A Ordinary Shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate accretion after this Offering.

The offering price of our Class A Ordinary Shares is lower than the pro forma net tangible book value per Class A Ordinary Share. You will incur immediate accretion of approximately $1.28 in the pro forma net tangible book value per Class A Ordinary Share from the price per Class A Ordinary Share that you pay for the shares. Accordingly, if you purchase Class A Ordinary Shares in this offering, you will incur immediate and accretion of your investment. See “Accretion (Dilution).”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary duties of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, British Virgin Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of British Virgin Islands business companies like us have no general rights under British Virgin Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

Assumption about our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to recover from the significant revenue decline experienced in fiscal 2024;

●	our plans to expand our client base and diversify our revenue sources;

●	the development, launch, and market acceptance of our SaaS ERP product;

●	our ability to compete effectively in our target markets;

●	our expectations regarding the support and resources to be provided by our new majority shareholder, True Sage;

●	our future financial performance, including revenue growth and profitability;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of British Virgin Islands because there are certain benefits associated with being a British Virgin Islands business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in Singapore. In addition, almost all of our directors and officers are nationals or residents of Republic of Singapore and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel with respect to the laws of the British Virgin Islands, and Insights Law LLC, our counsel with respect to Singapore law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Singapore against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman, has further advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States in civil and commercial matters (and the British Virgin Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the British Virgin Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple or punitive damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the British Virgin Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands. However, the British Virgin Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature. A British Virgin Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Insights Law LLC has advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which  the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$14,562,000, after deducting the estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	20% for research and development, including (i) to accelerate the Company’s transition from customized and project-based ERP solutions to scalable, reusable SaaS and AI-enabled platforms, and (ii) to support our anticipated collaboration with NVT, including the development, integration, and commercialization of blockchain-enabled enterprise and capital markets solutions. The timing and amount of such expenditures will depend on the progress of the collaboration and the execution of definitive agreements between the parties;

●	20% for business development, marketing, commercialization and geographic expansion, including customer acquisition, market development and the establishment of strategic partnerships in existing and new markets;

●	15% for recruitment of talented professionals to build a lean and highly skilled team to support the Company’s product development, commercialization and customer delivery while maintaining cost flexibility; and

●	30% for strategic acquisitions and investments that complement our technology capabilities, expand our customer base, strengthen our market presence or support our geographic expansion. As of the date of this prospectus, we have not identified or entered into any definitive agreement relating to any specific future acquisition target; and

●	15% for working capital and other general corporate purposes, including operating expenses, payments to vendors and service providers, technology infrastructure, public company compliance and other corporate requirements.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

All proceeds from this offering will be held in escrow and released to us upon closing. See “Plan of Distribution” for a description of the Escrow Agreement (as defined below).

DIVIDEND POLICY

We did not declare or pay any dividends for the years ended June 30, 2025, 2024, and 2023.

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will equal or exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

When considering the distribution of a dividend in the future, our Board will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances, may also be subject to the approval of our shareholders, the BVI Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio and we may not declare any dividends for the foreseeable future.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Singapore subsidiary, RP Singapore.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis;

●	on an as adjusted basis to reflect (i) the issuance and sale of 55,999 Class A Ordinary Shares (on the post-Reverse-Split basis) on January 29, 2026, at an offering price of $160.00 per Class A Ordinary Share (post-Reverse-Split price) for net proceeds of $8,655,000 (ii) the issuance and sale of 1,000,000 Class A Ordinary Shares (on the post-Reverse-Split basis) on April 3, 2026, at an offering price of $10.00 per Class A Ordinary Share (post-Reverse-Split price) for net proceeds of $9,818,500; and (iii) the issuance of 17,202 Class B Ordinary Shares (on a post-reverse-split basis) pursuant to the PIPE financing on April 10, 2026 for gross proceeds of $688,073, after giving effect to the reverse share splits.

●	on a pro forma as adjusted basis to reflect the issuance and sale of up to 15,000,000 Class A Ordinary Shares by us in this offering at the offering price of $1.00 per share.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	Actual	As Adjusted	As Adjusted Pro Forma
	SGD	USD	USD	USD(1)
Shareholders’ Equity:
Share Capital
Class A Ordinary Shares, par value US$0.5 per share; unlimited shares authorized; 21,563 shares issued and outstanding on an actual basis; 1,064,920 shares issued and outstanding on an as-adjusted basis; and 16,064,920 shares issued and outstanding on a pro forma as-adjusted basis.
Class B Ordinary Shares, par value US$0.5 per share; 62,500 shares authorized; 125 shares issued and outstanding on an actual basis; 29,969 shares issued and outstanding on as-adjusted, and pro forma as-adjusted basis.	14,545	11,311	547,911	8,047,911
Additional paid-in capital	5,545,324	4,312,407	22,937,380	29,999,380
Retained earnings	2,886,484	2,244,719	2,244,719	2,244,719
Total Shareholders’ Equity	8,446,353	6,568,437	25,730,010	40,292,010
Total Capitalization	8,446,353	6,568,437	25,730,010	40,292,010

(1)	Reflects the sale of Class A Ordinary Shares in this offering at an offering price of $1.00 per share, and after deducting the estimated offering expenses US$438,000 payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the estimated offering expenses payable by us.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be subject to dilution or accretion depending on the relationship between the offering price per Class A Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution or accretion results from the difference between the offering price per Class A Ordinary Share and the net tangible book value per Ordinary Share attributable to existing shareholders for our presently outstanding Class A Ordinary Shares. As described below, because the offering price of this offering is lower than our as-adjusted pro forma net tangible book value per Ordinary Share, investors in this offering will experience immediate accretion in net tangible book value per share.

Net tangible book value represents our total consolidated tangible assets less our total consolidated liabilities and intangible assets. Dilution (or accretion, as applicable) is measured as the difference between the offering price per Class A Ordinary Share and the pro forma as adjusted net tangible book value per Ordinary Share immediately after this offering, after giving effect to the estimated offering expenses payable by us.

Our net tangible book value as of December 31, 2025, represents total tangible assets less total liabilities and excludes intangible assets amounting to US$3,029,723, US$139.70 per Ordinary Share (on the post-Reverse-Split basis). After giving effect to the (i) the issuance and sale of 55,999 Class A Ordinary Shares (on the post-Reverse-Split basis) on January 30, 2026 at the offering price of $160.00 per Class A Ordinary Share (post-Reverse-Split price) for net proceeds of $8,655,000, (ii) the issuance and sale of 1,000,000 Class A Ordinary Shares (on the post-Reverse-Split basis) on April 3, 2026, at an offering price of $10.0 per Class A Ordinary Share (post-Reverse-Split price) for net proceeds of $9,818,500, our as adjusted net tangible book value was US$22,191,296 or US$ 20.27 per Ordinary Share and (iii) the issuance of 17,202 Class B Ordinary Shares (on a post-reverse-split basis) pursuant to the PIPE financing on April 10, 2026 for gross proceeds of $688,073, after giving effect to the reverse share splits.

After giving effect to the changes in net tangible book value subsequent to December 31, 2025, on an as adjusted basis, and further assuming the issuance and sale of 15,000,000 Class A Ordinary Shares in this offering at an offering price of US$1.00 per share, after deducting estimated offering expenses US$438,000 payable by us, our as adjusted pro forma net tangible book value would have been approximately US$36,753,296 or US$2.28 per Ordinary Share.

This represents an immediate decrease in net tangible book value of US$17.98 per Ordinary Share to existing shareholders and an immediate accretion of US$1.28 per Ordinary Share to investors purchasing Class A Ordinary Shares in this offering:

Offering price per Class A Ordinary Share	US$	1.00
Net tangible book value per Ordinary Share as of December 31, 2025	US$	139.70
As adjusted net tangible book value per share before this offering	US$	20.27
Decrease in net tangible book value per Ordinary Share attributable to the January 2026 public offering, April 2026 public offering and PIPE financings	US$	(119.43)
Decrease in net tangible book value per Ordinary Share attributable to investors purchasing Class A Ordinary Shares in this offering	US$	(17.98)
Pro forma as adjusted net tangible book value per Ordinary Share immediately after this offering	US$	2.28
Accretion to the as adjusted pro forma net tangible book value per Ordinary Share for new investors in the offering	US$	(1.28)

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Corporate Structure

We are a holding company incorporated in the British Virgin Islands on November 17, 2021 under the BVI Act. We conduct all our operations through RP Singapore, which was incorporated on January 1, 2015 under the laws of Republic of Singapore. On November 17, 2021, we acquired all the equity interest of RP Singapore via a certain share exchange agreement with Mr. Sai Bin Loi, who was the then owner of 100% of the equity interest of RP Singapore.

Increase of Authorized Shares, Forward Split

On April 21, 2022, our shareholders and the board approved the Company’s amended and restated memorandum and articles of association to effectuate an increase of the authorized shares of our Company to unlimited shares and a forward split of the then issued and outstanding shares at a ratio of 1:1,600. The increase of authorized shares and the forward split became effective on April 21, 2022. On August 29, 2023, we implemented a 1.5625 for 1 reverse share split of our Class A Ordinary Shares under British Virgin Islands law. As a result of the reverse split, the total of 25,000,000 issued and outstanding ordinary shares prior to the reverse split was decreased back to a total of 16,000,000 issued and outstanding Class A Ordinary Shares of $0.000625 each. The reverse split maintained our existing shareholders’ percentage ownership interests in our Company.

On April 7, 2025, our authorized shares were amended to be an unlimited number of ordinary shares divided into two classes, consisting of (i) an unlimited number of Class A Ordinary Shares, par value $0.000625 each, and (ii) 50,000,000 Class B Ordinary Shares, par value $0.000625 each. Each Class A Ordinary Share entitles the holder to one (1) vote per Class A Ordinary Share on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share entitles the holder to ten (10) votes per Class B Ordinary Share. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On March 27, 2025, we issued 100,000 Class B Ordinary Shares to True Sage for cash at par.

Initial Public Offering

On October 15, 2025, the Company closed its initial public offering of 1,250,000 Ordinary Shares. The Company filed a registration statement on Form F-1, as amended (File No. 333-288465), to register the offer and sale of 1,250,000 Ordinary Shares by the Company and the resale of 870,000 Ordinary Shares by the selling shareholders named therein for $4.0 per share. The Class A Ordinary Shares were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “RPGL” on October 14, 2025.

Variation of Rights of Holders of Class B Ordinary Shares

On December 31, 2025, following the sole shareholder of the Class B Ordinary Shares consenting to the Change of Voting Power, our shareholders approved an amended and restated memorandum and articles of association of the Company to reflect (i) an increase of the voting power of the Company’s Class B Ordinary Shares from ten (10) votes per share to thirty (30) votes per share and (ii) the Change in Quorum.

The amended and restated memorandum and articles of association of the Company approved by the shareholders of the Company on December 31, 2025 became effective on January 21, 2026, upon the filing with Registry of Corporate Affairs in the British Virgin Islands, along with, inter alia, the Change of Voting Power and the Change in Quorum.

Reverse Share Split

On December 31, 2025, our shareholders and the board approved a reverse share split of our issued and unissued Class A Ordinary Shares, par value $0.000625 per share and Class B Ordinary Shares, par value $0.000625 per share, at a ratio of not less than 1:2 and not more than 1:100. On February 2, 2026, the Board approved to effect a reverse share split of our Class A Ordinary Shares and Class B Ordinary Shares at a ratio of 1-for-20.

Upon the market opening on February 24, 2026, our Class A Ordinary Shares began trading on a post-reverse share split basis at Nasdaq. Following the reverse share split, the Class A Ordinary Shares had a new par value of $0.0125 per share.

On April 30, 2026, our shareholders and the board approved a reverse share split of our issued and unissued Class A Ordinary Shares, par value $0.0125 per share and Class B Ordinary shares, par value $0.0125 per share, at a ratio of not less than 1:2 and not more than 1:100. On May 12, 2026, the Board approved to effect a reverse share split of our Class A Ordinary Shares and Class B Ordinary Shares at a ratio of 1-for-40 (the “Reverse Split”). Upon the market opening on May 28, 2026, our Class A Ordinary Shares began trading on a post-reverse share split basis at Nasdaq. Immediately following the effectiveness of such reverse share split, our authorized shares consist of (i) an unlimited number of Class A Ordinary Shares, par value $0.5 each, and (ii) 62,500 Class B Ordinary Shares, par value $0.5 each.

Amendments to the Memorandum and Articles of Association

Effective on May 13, 2026, the Company adopted an amended and restated memorandum of association and articles of association (the “Amended M&A”), which replaced the Company’s then-existing memorandum and articles of association in their entirety. The Amended M&A is intended to, among other things, align the Company’s constitutional documents with market practice for companies listed on the Nasdaq Stock Market, reflect applicable corporate governance requirements, and incorporate certain administrative, clarifying and modernization updates.

The following diagram illustrates our corporate structure as of the date of this prospectus and immediately upon closing of this Offering. All percentages reflect the voting ownership interests instead of the equity interest held by each of our Shareholders given that each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to thirty (30) votes. For more details on our corporate history, please refer to “Corporate History and Structure.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Through our wholly owned subsidiary in Singapore, we engage in software development; enterprise technology integration services; digital platform, infrastructure solutions and sale of software-related hardware product; and exploration and commercialization of blockchain-enabled financial infrastructure technologies, including real-world asset tokenization solutions. Our operations are currently based in Singapore, and historically we have served clients in Singapore and Malaysia. In recent periods, we have expanded our client base to other markets in Southeast Asia and Hong Kong.

For the six months ended December 31, 2025 and 2024, our revenues were SGD 2,166,935 (USD1,685,151) and SGD 490,977, respectively. For the six months ended December 31, 2025, we generated a majority of our revenues from product sales, which represented 53.5% of total revenue. For the six months ended December 31, 2025, our revenue was SGD 2,166,935 (USD1,685,151). The software development services represented 46.0% and 100.0% of total revenue in the six months ended December 31, 2025 and 2024, respectively. The consulting and technical support services represented 0.5%, and 0% of our revenue in the six months ended December 31, 2025 and 2024, respectively. The sale of software-related hardware represented 53.5% and 0.0% of our revenue in the six months ended December 31, 2025 and 2024, respectively.

For the year ended June 30, 2025, our revenue were SGD 3,010,817 (USD 2,367,181). The software development services represented 100.0%, 100.0% and 90.3% of total revenue in fiscal years ended June 30, 2025, 2024 and 2023, respectively. The consulting and technical support services represented 0%, 0% and 2.7% of our revenue in fiscal years ended June 30, 2025, 2024 and 2023, respectively. The sale of hardware represented 0%, 0% and 7.1% of our revenue in fiscal years ended June 30, 2025, 2024 and 2023, respectively. For the years ended June 30, 2025, 2024 and 2023, our revenues were SGD 3,010,817 (USD 2,367,181), SGD 685,820 and SGD 5,022,071, respectively.

In the fiscal year ended June 30, 2025, we currently generate most of our revenues from software development services, which represented 100% of total revenue. We significantly increased our software development contract portfolio, primarily by securing new projects with clients located in Hong Kong, while continuing to carry out our development and project management activities from Singapore. This geographic shift in our client base is an important driver of our recent revenue growth.

Key Factors Affecting Results of Operations

We believe the key factors affecting our financial condition and results of operations include the following:

Strategic Shift Toward Productization and SaaS Development

Following the shareholder restructuring, we are also developing a ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. The pilot phase remains in progress, and the SaaS ERP products have not yet been commercially launched. We continue to conduct testing, refine product functionality and address technical issues identified during the pilot phase. We currently expect the commercial launch to occur during the fiscal year ending June 30, 2027, subject to the successful completion of testing and overall product readiness. The addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model. While this transition is still underway and the new product has not yet been commercialized, we anticipate that the rollout of our SaaS ERP modules in future periods will position us to reach a broader client base and achieve more sustainable revenue growth. These efforts represent a long-term investment in technological innovation and are expected to contribute significantly to our financial performance in the coming fiscal years.

Strategic Acquisitions and Investments

We may selectively pursue acquisitions, investments, joint ventures and partnerships that we believe are strategic and complementary to our operations and technology. The business or financial performance of the companies in which we have invested as well as our ability to successfully integrate these investments with our existing business would impact our results of operations and financial conditions.

Critical Accounting Policies, Judgments and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 3 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Revenue recognition

Effective July 1, 2019, we adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for the reporting period beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under our historic accounting under ASC Topic 605. Our accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to our consolidated financial statements.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with clients, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

We applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. We do not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, we limit the amount of revenue recognized to the amounts for which it has the right to bill our clients.

The Company derives its revenues from three sources: (1) revenue from software development services, (2) revenue from consulting and technical support services, and (3) revenue from product sales. All of the Company’s contracts with clients do not contain cancelable and refund-type provisions.

The Company did not have consulting and technical support services and product sales for the years ended June 30, 2025 and 2024.

(1) Software development services

Revenue from Software Development

The contract is typically fixed priced and does not provide any post contract client support or upgrades. We design software based on clients’ specific needs which require us to perform services including design, development, and integration. These services also require significant production and customization. Upon delivery of the services, client acceptance is generally required. We assess that software development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

From September 01, 2024 onwards, in certain software development contract, we provide complementary support services for 12 months following completion of the project. However, any feature upgrade, system scaling and ongoing maintenance will require service fee from clients.

Our software development service revenues are generated from contracts with government or related agencies, state-owned enterprises, and commercial enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, we have enforceable rights on payments for the work performed.

Our revenues from software development contracts are generally recognized over time as our performance creates or enhances the project controlled by the clients and the control is transferred continuously to our clients. We use an input method based on cost incurred as we believe that this method most accurately reflects our progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, we could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period.

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires us to make estimates of revenues and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. Our estimates are based upon the professional knowledge and experience of our engineers and project managers to assess the contract’s schedule, performance, and technical matters. We have adequate cost history and estimating experience, with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenues, we recognize the entire estimated loss in the period the loss becomes known and can be reasonably estimated. Changes in estimates for software development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, we have not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if we entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

In certain software development service arrangements, we sell equipment to be customized and integrated with the developed software. We assess the customized equipment and service are interdependent and highly interrelated. In these cases, we control the customized equipment before it is transferred to the clients. We have the right to direct the suppliers and control the goods or assets transferred to our clients. Thus, we consider that we should recognize revenue as a principal in the gross amount of consideration to which we are entitled in exchange for the customized equipment delivered.

(2) Consulting and technical support services

Revenue from consulting and technical support services is primarily comprised of fixed-fee contracts, which require us to provide professional consulting and technical support services over contract terms beginning on the commencement date of each contract, which is the date our service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and technical support services contracts typically include a single performance obligation. The revenue from consulting and technical support services is recognized over the contract term as clients receive and consume benefits as such services are provided.

(3) Product sales

We engage in the sale of medical equipment, hardware and related accessories. We typically enter into contracts with our client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. Our performance obligation is to deliver products according to contract specifications. We recognize product revenue at a time when the control of products is transferred to clients.

Revenue includes reimbursements of travel and out-of-pocket expenses, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

We do not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 3 to the consolidated financial statements, “Summary of Significant Accounting Policies.”

Key Components of Our Results of Operations

Results of Operations for the Years Ended June 30, 2025 and 2024

Our consolidated results of operations for the years ended June 30, 2025 and 2024 are summarized below:

	For the Years Ended June 30,
	2024	2025	2025	Variance	Change
	SGD	SGD	USD	SGD	%
Revenues	685,820	3,010,817	2,367,181	2,324,997	339.0%
Cost of revenues	(253,193)	(626,672)	(492,706)	(373,479)	147.5%
Gross profit	432,627	2,384,145	1,874,475	1,951,518	451.1%
Selling and marketing expenses	—	(16,452)	(12,935)	(16,452)	100.0%
General and administrative expenses	(1,556,688)	(778,801)	(612,313)	777,887	(50.0)%
Research and development expenses	(116,592)	(1,120,000)	(880,572)	(1,003,408)	860.6%
Total Operating Expense	(1,673,280)	(1,915,253)	(1,505,820)	(241,973)	14.5%
(Loss)/Income from operations	(1,240,653)	468,892	368,655	1,709,545	(137.8)%
Other expense, net	(176,527)	(5,763)	(4,531)	170,764	(96.7)%
(Loss)/Income before provision for income taxes	(1,417,180)	463,129	364,124	1,880,309	(132.7)%
Provision for income taxes	3,622	(102,588)	(80,657)	(106,210)	(2,932.4)%
Net (Loss)/Income	(1,413,558)	360,541	283,467	1,774,099	(125.5)%

Revenues

For the year ended June 30, 2025, our total revenue was SGD 3,010,817 (USD 2,367,181) as compared to SGD 685,820 for the year ended June 30, 2024. Our total revenue increased by SGD 2,324,997 (USD 1,827,972), or 339.0%. The overall increase in total revenue was primarily attributable to an increase of SGD 2,324,997 (USD 1,827,972), in revenue from software development services.

For the year ended June 30, 2025, our software development service revenue was SGD 3,010,817 (USD 2,367,181) as compared to SGD 685,820 for the year ended June 30, 2024. The increase in software development service revenue was SGD 2,324,997 or 339.0%. In 2025, we have significantly increased our software development contract portfolio by securing agreements with clients from Hong Kong, which is our new target market.

Cost of Revenues

Our cost of revenues increased by SGD 373,479 or 147.5% from SGD 253,193 for the year ended June 30, 2024 to SGD 626,672 (USD 492,706) for the year ended June 30, 2025. This increase is mainly attributed to an increase in revenue generated from software development service contracts secured by the Company.

Gross Profit

Our gross profit increased by SGD 1,951,518, from SGD 432,627 for the year ended June 30, 2024 to SGD 2,384,145 (USD 1,874,475) during the year ended June 30, 2025. The increase was attributed to an increase in new software development contracts secured during the year. In addition, the improvement in our gross profit margin was driven by enhanced economies of scale in our development operations. As our project volume increased, we were able to reuse previously developed modules across multiple customer projects, reducing the time and cost required for new development work. These efficiencies resulted in improved productivity and contributed to the overall increase in gross profit margin.

Our gross profit and gross profit margin from our major revenue streams are summarized as follows:

	For the Years ended June 30,			Variance Amount
	2024	2025	2025	%
	SGD	SGD	USD
Software development service
Gross profit	432,627	2,384,145	1,874,475	1,951,518
Gross margin	63.1%	79.2%	79.2%	16.1%
Total

Gross profit for software development services increased by SGD 1,951,518 or 16.1% from SGD 432,627 in the year ended June 30, 2024 to SGD 2,384,145 (USD 1,874,475) in the year ended June 30, 2025 mainly due to the increase in overall software development revenue. Gross profit margin for the years ended June 30, 2025 and 2024 was 79.2% and 63.1%, respectively. The increase in gross profit margin was primarily attributable to improved economies of scale in our software development activities. As we expanded our project base, we were able to leverage and reuse certain core modules and components rather than redeveloping them for each project, which resulted in greater cost efficiency and contributed to the higher margin.

Operating Expenses

For the year ended June 30, 2025, we incurred SGD 1,915,253 (USD 1,505,820) in operating expenses, representing a decrease of SGD 241,973 or 7.7%, from SGD 1,673,280 for the year ended June 30, 2024, primarily due to the maintaining of cost-cutting measures, such as keeping minimum permanent staff, leading to a significant decrease in general and administrative expenses.

Selling and marketing expenses primarily consisted of salary and compensation expenses relating to our sales and marketing personnel, and included other expenses relating to our sales and marketing activities. Selling and marketing expenses increased by SGD 16,452 or 100.0%, from nil for the year ended June 30, 2024 to SGD 16,452 (USD 12,935) for the year ended June 30, 2025. This increase was mainly attributable to the moderate expansion of our sales efforts as we entered new markets and engaged in activities aimed at acquiring new customers.

General and administrative expenses primarily consisted of salary and compensation expenses relating to our accounting, human resources and executive office personnel, and included rental expenses, depreciation expenses, office overhead, professional service fees and travel and transportation costs. General and administrative expenses decreased by SGD 777,887 or 50.0%, from SGD 1,556,688 for the year ended June 30, 2024 to SGD 777,801 (USD 612,313) for the year ended June 30, 2025. The decrease was mainly due to a decrease in professional service fee, salary and other office expense as cost-cutting measures have been in place. As a percentage of revenues, general and administrative expenses were 25.87% and 227.0% of our total revenue in the years ended June 30, 2025 and 2024, respectively. Driven by the implementation of cost-cutting measures, the company reduced the number of administrative staff, leading to lower overall staff salaries. Additionally, reductions in company welfare and spending ceilings for general administrative expenses contributed to the overall cost savings.

Research and development expenses primarily consisted of compensation and benefit expenses relating to our research and development personnel and other expenses relating to our research and development activities. Research and development expenses increase by SGD 1,003,408 from SGD 116,592 for the year ended June 30, 2024 to SGD 1,120,000 (USD 880,572) for the year ended June 30, 2025, representing 37.2% and 17.0% of our total revenues for the years ended June 30, 2025 and 2024, respectively. The increase is driven by the need to develop innovative software solutions that respond to the current macroeconomic environment, allowing us to address clients’ pain points and secure contracts. As advancements in AI technology continue at a rapid pace, we anticipate ongoing investment in research and development. Our ability to effectively leverage our R&D capabilities will play a crucial role in shaping our future operational results.

Other expenses, net

Other income (expense) primarily consists of interest income net of interest expense, the exchange gain and loss, and other income and expenses. Our net other expense was approximately SGD 5,763 (USD 4,531) in the year ended June 30, 2025, compared with a net other expense of approximately SGD 176,527 in the year ended June 30, 2024. Other expenses incurred for the year ended June 30, 2025 included an exchange loss in an amount of SGD 345 (USD 271), an interest expense in an amount of SGD 57,340 (USD 45,082), and offset by miscellaneous income in an amount of SGD 51,922 (USD 40,822). Other expenses incurred for the year ended June 30, 2024 included an exchange gain in an amount of SGD 1,535, a finance expense in an amount of SGD34,830, an interest expense in an amount of SGD 210,987, and offset by government grant and miscellaneous income in an amount of SGD 67,755.

Income(loss) before provision for income taxes

As a result of the foregoing, our income before provision for income/(loss) taxes increased by SGD 1,880,309, or 132.70%, from loss of SGD 1,417,180 for the fiscal year ended June 30, 2024 to an income of SGD 463,129 for the fiscal year ended June 30, 2025.

Provision for income taxes

Our income tax expenses increased by SGD 106,210, or 2,932.4%, from a deferred tax benefit of SGD 3,622 for the year ended June 30, 2024 to income tax expense SGD 102,588 (USD 80,657) for the year ended June 30, 2025. Under the Inland Revenue Authority of Singapore (IRAS), RP Singapore is generally subject to income tax at a rate of 17%.

Net income

As a result of the foregoing, our net income increased by approximately 125.5% to a profit of SGD 360,541 (USD 283,467) in the fiscal year ended June 30, 2025 from a loss of SGD 1,413,558 for the fiscal year ended June 30, 2024.

LIQUIDITY AND CAPITAL RESOURCES

Overview

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. As of June 30, 2025, our total current assets were SGD 4,373,118 (USD 3,438,256), while total current liabilities amounted to SGD 3,704,464 (USD 2,912,543). The Company generated net profit for the year ended June 30, 2025, driven by increased revenue following the successful operational and strategic initiatives implemented under the direction of our new chairman. Our previous majority shareholder, Chairman, and Director, due to advanced age and inability to continue actively supporting the Company’s operations, sold his shares to our new majority shareholder, True Sage International Limited. Following this, Mr. Hao Feng Ng was appointed as the new Director and Chairman. As of June 30, 2024, our total current assets amounted to SGD 4,990,412, while total current liabilities stood at SGD 4,107,713. The Company experienced net losses in the fiscal year 2024, reflecting a decline in revenue due to macroeconomic conditions and shifts in client demand. Notwithstanding the improvement in fiscal year 2025, we remain focused on implementing a structured financial strategy to ensure continued operations.

Recent Shareholder Restructuring and Financial Support

The Company underwent a shareholder restructuring, which was completed on December 12, 2024. The previous majority shareholder and chairman, Mr. Sai Bin Loi, who had previously provided financial support to the Company, has stepped down from his position of Chairman due to his elder age and inability to remain actively involved in operations. On December 12, 2024, pursuant to a share transfer agreement, as amended by a deed of variation dated January 8, 2025, Mr. Loi sold 10,449,167 ordinary shares of the Company to True Sage for a consideration of USD450,000. On January 11, 2025, True Sage sold 128,200 ordinary shares of the Company to Hon Kei Yeung, for a consideration of HKD 2,000,000 (approximately USD 257,000). On March 27, 2025, the Company issued 100,000 Class B Ordinary Shares to True Sage for cash at par (after the 1:20 reverse split in February 2026, True Sage holds 5,000 Class B Ordinary Shares as of the date of this prospectus).

This transition ensures the Company has the necessary resources to continue its business activities. Furthermore, following the restructuring, the Company has successfully secured new projects, which will contribute to revenue growth and enhance financial stability.

The new shareholder, True Sage, has committed to financially supporting the Company to meet both operational and financial obligations in a management comfort letter addressed to the independent auditor of the Company, in connection with the auditor’s assessment of the Company’s ability to continue as a going concern. The commitment includes:

(i)	True Sage will provide continuous financial support to the Company to settle its outstanding debts, and it will not demand repayment from the Company until all the external financial obligations of the Company have been satisfied.

(ii)	True Sage has the ability and resources to provide financial support to the Company for operational needs.

Current Financial Position

To reinforce our financial foundation and support uninterrupted operations for the next twelve months, the Company has implemented a three-pronged strategy focused on improving liquidity, financial discipline, and long-term sustainability.

Liquidity Strategy and Action Plans

To address liquidity concerns and demonstrate our financial viability, the Company is executing the following measures:

1.	Capital Raising Initiatives

●	We successfully completed our initial public offering in October 2025, raising gross proceeds of USD 5 million.

●	Other forms of fundraising or convertible debt instruments remain part of our contingency plans to ensure uninterrupted operations.

●	We successfully completed a best-efforts offering of 44,775,000 Class A Ordinary Shares in January 2026, raising gross proceeds of USD8,955,000.

2.	Revenue Expansion & Client Diversification

●	The Company is leveraging its expertise in software development and consulting to secure long-term contracts with enterprise clients.

●	We are developing a new subscription-based product, leveraging on the current generative AI product API and our in-house solutions, targeting the industries in which we have expertise. This will create more revenue streams for the Company.

●	Following our shareholder restructuring, the Company has secured multiple new projects, ensuring a steady revenue stream.

3.	Cost Optimization & Operational Efficiency

●	We have initiated cost-reduction measures, including operational restructuring and strategic expense management, to improve cash flow.

●	After implementing cost-cutting measures, our operating costs have been reduced to approximately SGD 25,000 (USD18,299) per month.

●	We have relocated to a smaller office, with administrative staff working remotely to reduce overhead costs.

●	Following our successful initial public offering, we have fully settled all bank liabilities, significantly reducing interest expenses and contributing to overall cost savings.

●	Negotiation of vendor agreements to secure better payment terms and reduce capital expenditure requirements.

●	Optimizing workforce allocation to enhance efficiency while lowering overhead costs. We have adopted a project-based payment model for our overseas developers, allowing us to better manage cash flow and allocate resources effectively.

Based on our current financial strategy, we anticipate generating sufficient cash flow through:

●	Ongoing financing discussions to secure necessary working capital.

●	Projected revenue growth driven by new contracts and expansion efforts.

●	Reduction in operating expenses through cost restructuring.

●	Continued collection of outstanding receivables and structured creditor payment plans to maintain liquidity.

We believe that our existing cash and cash equivalents, cash raised from initial public offering, and expected cash flow from operations will be sufficient to meet our capital requirements for a minimum period of 12 months from the date of this prospectus. This assessment is based on our current financial projections, including revenue expectations, cost management strategies, and anticipated funding sources.

While we acknowledge that unforeseen circumstances or changes in market conditions could impact our liquidity, we remain committed to monitoring our financial health and will take necessary actions to secure additional financing if needed. In the event of unforeseen circumstances that disrupt the above-mentioned financial projection and strategies, the Company believes it possesses adequate capital resources to sustain planned operations for a minimum of 12 months from the date of this prospectus with the current available capital resources.

Cash Flows Analysis

For the Years Ended June 30, 2025, and 2024

The following table sets forth a summary of our cash flows for the periods indicated:

	For the years ended June 30
	2024	2025	2025
	SGD	SGD	USD
Net cash (used in)/provided by operating activities	(1,467,687)	1,353,893	1,064,465
Net cash provided by (used in) investing activities	—	(480,618)	(377,874)
Net cash provided by/(used in) financing activities	1,475,541	(884,966)	(695,783)

Cash used in operating activities:

For the year ended June 30, 2025, net cash provided by operating activities of SGD1,353,895(USD 1,064,466) primarily resulted from the net profit of SGD 360,541(USD 283,467) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment SGD 16,571 (USD 13,029), asset written off SGD 61,453 (USD 48,316), inventory provision SGD 54,986 (USD 43,231). Changes in operating assets and liabilities mainly included a decrease in accounts receivables SGD 74,228 (USD 58,360), a decrease in prepayment SGD2,648 (USD2,082), increase in other payables and accrued liabilities by SGD 239,083 (USD187,973) and an increase in tax payable SGD 70,642(USD 55,540).

For the year ended June 30, 2024, net cash used in operating activities of SGD 1,476,687 primarily resulted from the net loss of SGD 1,413,558 as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment, SGD 42,700, allowance for credit losses, SGD 420,793, and provision for deferred tax asset SGD3,622. Changes in operating assets and liabilities mainly included a decrease in prepayment SGD 175 due to a small decrease in the prepaid rental, an increase in short term deposit SGD 1,866,250 due to deposit paid to supplier for revenue project purchase, a decrease in accounts payable SGD 111,871, a decrease in other payables and accrued liabilities SGD 351,780 and a decrease in taxes payable SGD 99,287. The net cash inflow was partially offset by an increase in accounts receivable of SGD 1,835,013 due to extended settlement from our clients; and a decrease in related party deposits SGD 80,000.

Cash provided by (used in) investing activities:

For the years ended June 30, 2025 and 2024, net cash used in investing activities are SGD 480,618 (USD 377,874) and nil, respectively. This was due to investment in intangible assets for the year ended June 30, 2025.

Cash provided by/(used in) financing activities:

For the year ended June 30, 2025, net used in financing activities, SGD 884,966 (USD 695,783) was comprised of proceeds from financial institute loans SGD218,422 (USD 171,729), proceed from related party SGD 1,432,688 (USD 1,126,416) and proceeds from director loan to the Company SGD 523,953 (USD 411,945), offset by repayment to financial institute loans SGD 907,627 (USD 713,599), repayment to related party SGD1,166,107 (USD 916,823), repayment to director loan SGD 871,873 (USD 685,489) and finance lease payments to our lessor SGD 52,344 (USD 41,154). There is an increase of deferred IPO cost of SGD 62,078 (USD 48,808).

For the year ended June 30, 2024, net cash provided by financing activities, SGD 1,475,541 (USD 1,088,799) was comprised of deferred IPO cost SGD 154,622 (USD 114,095), repayment to financial institutions SGD 256,228 (USD 189,070), repayment of finance lease SGD 7,452 (USD 5,499), repayment of amount due to director SGD 328,896 (USD 242,692). The cash outflow was offset by proceeds from financial institution SGD 1,616,985 (USD 1,193,171) and proceeds from director SGD 605,754 (USD 446,984).

The following table sets forth a summary of our working capital as of June 30, 2025 and June 30, 2024:

	As of June 30,	As of June 30,
	2024	2025	2025
	SGD	SGD	USD
Current assets	4,990,412	4,373,118	3,438,256
Current liabilities	4,107,713	3,704,464	2,912,543
Working capital	882,699	668,654	525,713

Current assets as of June 30, 2025 was SGD 4,373,118(USD 3,438,256). Out of this balance, we had cash in an amount of SGD 137 (USD 108). The current asset balance also included the following: accounts receivable, net SGD 2,294,718 (USD 1,804,165) and short-term deposits SGD 2,078,263 (USD 1,633,983).

Current liabilities as of June 30, 2025 was SGD 3,704,464 (USD 2,912,543). This amount was composed of accounts payable SGD 28,816 (USD 22,656), other payables and accrued liabilities SGD 632,523 (USD 497,305), loan payable — financial institution loans SGD 993,695 (USD 781,268), amount due to director SGD 53,767(USD 42,273), amount due to shareholder SGD 266,500 (USD 209,529) and taxes payable SGD 1,729,163 (USD1,359,512).

Current assets as of June 30, 2024, was SGD 4,990,412(USD 3,682,417). Out of this balance, we had cash in an amount of SGD 11,828 (USD 8,728) of which approximately SGD 11,692 (USD 8,628) was denominated in Singapore Dollars, and SGD 136 (USD 100) denominated in United States Dollars. The current asset balance also included the following: accounts receivable, net SGD 2,619,144 (USD 1,932,662), prepayments SGD 2,648 (USD 1,954), short-term deposits SGD 2,301,806 (USD 1,698,499), and inventories SGD 54,986 (USD 40,574).

Current liabilities as of June 30, 2024 was SGD 4,107,713 (USD 3,031,076). This amount was composed of accounts payable SGD 28,816 (USD 21,264), loans payable to financial institution SGD 1,682,900 (USD 1,241,810), other payables and accrued liabilities SGD 328,033 (USD 242,055), finance lease obligation, current portion SGD 7,755 (USD 5,722), taxes payable, SGD 1,658,521 (USD 1,223,820), loans from director SGD 401,688 (USD 296,405).

Capital Expenditures

We have not made any capital expenditures for the year ended June 30, 2025 and 2024. We will continue to make capital expenditures when time is appropriate to meet the expected growth of our business.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Contractual Obligations

As of June 30, 2025, the Company do not have contractual obligations commitment. As the Company has terminated the motor vehicle lease and did not renew the long-term office lease, therefore, the future minimum payment under certain of our contractual obligations is nil.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Future Financings

We may issue new Class A Ordinary shares in order to fund our business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that we will achieve sales of the equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

Quantitative and Qualitative Disclosure about Market Risk

For the Years Ended June 30, 2025 and 2024

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, we perform on-going credit evaluations of the financial condition of these service clients. We establish a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of clients and vendors

Concentration of clients

For the year ended June 30, 2025, four clients, Company A, Company B, Company C and Company D, accounted for 29.3%, 18.1%, 15.2% and 11.1%, of the Company’s total revenues, respectively. For the year ended June 30, 2024, one major client, Company H accounted for 79.3% of the Company’s total revenues. For the year ended June 30, 2023, one major client, Company L accounted for 13.3% of the Company’s total revenues. As of June 30, 2025, four clients, Company A, Company C, Company H and Company I., accounted for 31.9%, 16.6%, 12.9% and 11.2%, respectively, of the Company’s total accounts receivable. As of June 30, 2024, five major clients, Company H, Company I, Company L, Company M and Company N accounted for 22.2%, 12.2%, 10.8%, 10.4%, and 10.4%, respectively, of the Company’s total accounts receivable. As of June 30, 2023, three major clients, Company P, Company L and Company I. accounted for 16.5%, 13.6%, and 10.7%, respectively, of the Company’s total accounts receivable.

Concentration of vendors

As of June 30, 2025, one vendor, Vendor J, accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2025, three vendors, Vendor E, Vendor F and Vendor G, accounted for 42.7%, 36.2% and 16.7% of the Company’s total purchases. As of June 30, 2024, one major vendor, Vendor J accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2024, two major vendors, Vendor K and Vendor Q, accounted for 66.4% and 32.4%, respectively, of the Company’s total purchases. For the year ended June 30, 2023, two major vendors, Vendor K and Vendor J accounted for 72.2% and 16.7%, respectively, of the Company’s accounts payable. For the year ended June 30, 2023, two major vendors, Vendor O. and Vendor K, accounted for 48.4% and 20.3%, respectively, of the Company’s total purchases.

Our vendors generally can be divided into two categories: software development service providers and hardware vendors.

To manage operational costs, since June 2025, we have outsourced a portion of our software development activities to third-party service providers, particularly following a recent shareholder restructuring that involved downsizing our in-house development team. We typically enter into service agreements that are project based and with a fixed price that outline the scope of work, delivery schedules, payment terms, warranty and support, and the ownership of intellectual property developed under the agreements.

For hardware procurement, we do not generally enter into long-term agreements. Instead, we purchase the hardware from vendors through individual purchase orders on an as-needed basis. These purchase orders set forth the product specifications, pricing, and delivery terms, but do not impose continuing obligations on the parties beyond each transaction.

Results of Operations

Results of Operations for the Six months ended December 31, 2025 and 2024

Our consolidated results of operations for the six months ended December 31, 2025 and 2024 are summarized below:

	For the Six Months ended December 31, (Unaudited)
	2024	2025	2025	Variance	Change
	SGD	SGD	USD	SGD	%
Revenues	490,977	2,166,935	1,685,151	1,675,958	341.4%
Cost of revenues	(288,218)	(1,606,951)	(1,249,670)	(1,318,733)	457.5%
Gross profit	202,759	559,984	435,481	357,225	176.2%
Selling and marketing expenses	—	(231,192)	(179,790)	(231,192)	100.0%
General and administrative expenses	(205,715)	(1,216,086)	(945,708)	(1,010,371)	491.1%
Research and development expenses	(1,120,000)	—	—	1,120,000	(100.0)%
Total Operating Expense	(1,325,715)	(1,447,278)	(1,125,498)	(121,563)	9.2%
(Loss)/Income from operations	(1,122,956)	(887,294)	(690,017)	235,662	(21.0)%
Other expense, net	(44,676)	(94,175)	(73,237)	(49,499)	110.8%
Loss before provision for income taxes	(1,167,632)	(981,469)	(763,254)	186,163	(15.9)%
Provision for income taxes	—	—	—	—	—%
Net Loss	(1,167,632)	(981,469)	(763,254)	186,163	(15.9)%

Revenues

For the six months ended December 31, 2025, our total revenue was SGD 2,166,935 (USD 1,685,151) as compared to SGD 490,977 for six months ended December 31, 2024. Our total revenue increased by SGD 1,675,958, or 341.4%. The overall increase in total revenue was primarily attributable to higher revenue generated across all three of the Company’s revenue streams during the six months ended December 31, 2025. The increase was driven by continued growth in software development services as the Company secured and completed additional customer projects, increased maintenance and support revenue from its expanding customer base, and higher product sales following the successful completion and delivery of a product sales project during the reporting period.

For the six months ended December 31, 2025, our software development service revenue was SGD 996,935 (USD 775,282) as compared to SGD 490,977 for the six months ended December 31, 2024. The increase in software development service revenue was SGD 505,958 or 103.1%. For the six months ended December 31, 2025, our consulting and technical support services revenue was SGD 10,000 (USD 7,777) as compared to nil for the six months ended December 31, 2024. The increase in consulting and technical support services revenue was SGD 10,000 or 100.0%. For the six months ended December 31, 2025, our product sales revenue was SGD 1,160,000 (USD 902,092) as compared to nil for the six months ended December 31, 2024. The increase in product sales revenue was SGD 1,160,000 or 100.0%. The increase in software development service revenue was primarily attributable to the Company’s continued expansion of its software development contract portfolio, including additional projects secured from customers in Singapore and Hong Kong. The increase reflects higher project activity during the reporting period and the successful execution of these customer engagements.

Cost of Revenues

Our cost of revenues increased by SGD 1,318,733 or 457.5% from SGD 288,218 for the six months ended December 31, 2024 to SGD 1,606,951 (USD 1,249,670) for the six months ended December 31, 2025. This increase is mainly attributed to an increase in revenue generated from all three revenue streams. The majority of the increase in cost of revenues was attributable to product sales, which involve higher procurement costs and generally generate lower gross profit margins compared to our software development services and consulting and technical support services. As a result, the increased contribution from product sales during the current period led to a higher overall cost of revenues.

Gross Profit

Our gross profit increased by SGD 357,225, from SGD 202,759 for the six months ended December 31, 2024 to SGD 559,984 (USD 435,481) during the six months ended December 31, 2025. The increase was attributed to an increase in new software development contracts secured during the year.

Our gross profit and gross profit margin from our major revenue streams are summarized as follows:

	For the Six Months ended December 31, (Unaudited)			Variance Amount
	2024	2025	2025	%
	SGD	SGD	USD
Software development service
Gross profit	202,759	472,184	367,201	269,425
Gross margin	41.3%	47.4%	47.4%	132.9%
Product sales
Gross profit	—	83,800	65,169	83,800
Gross margin	—	7.2%	7.2%	100.0%
Consulting and technical support services
Gross profit	—	4,000	3,111	4,000
Gross margin	—	40.0%	40.0%	100.0%
Total gross profit	202,759	559,984	435,481	357.225
Total gross margin	41.3%	25.8%	25.8%	176.2%

Gross profit from software development services increased by SGD 269,425, or 132.9%, from SGD 202,759 for the six months ended December 31, 2024 to SGD 472,184 (USD 367,201) for the six months ended December 31, 2025, primarily due to the increase in software development revenue resulting from the successful execution and completion of additional customer projects during the period.

Gross profit from product sales increased by SGD 83,800, or 100.0%, from nil for the six months ended December 31, 2024 to SGD 83,800 (USD 65,169) for the six months ended December 31, 2025. The increase was primarily attributable to the completion of the final project milestone, which included the delivery of hardware products to the customer and the corresponding recognition of product sales revenue.

Gross profit from consulting and technical support services increased by SGD 4,000, or 100.0%, from nil for the six months ended December 31, 2024 to SGD 4,000 (USD 3,111) for the six months ended December 31, 2025, primarily due to the commencement of consulting and technical support services provided during the reporting period.

Overall gross profit margin decreased from 41.3% for the six months ended December 31, 2024 to 25.8% for the six months ended December 31, 2025. The decrease was primarily attributable to the recognition of product sales revenue during the current period, which generally carries lower profit margins than the Company’s software development and consulting and technical support services.

Operating Expenses

For the six months ended December 31, 2025, operating expenses were SGD 1,447,278 (USD 1,125,498), representing an increase of SGD 121,563, or 9.2%, from SGD 1,325,715 for the six months ended December 31, 2024. The increase was primarily attributable to higher general and administrative expenses and selling and marketing expenses following the completion of the Company’s initial public offering (“IPO”), including increased professional fees, personnel costs, and other corporate administrative expenses. The increase was partially offset by the absence of research and development expenses during the current period, as qualifying software development costs were capitalized as intangible assets in accordance with ASC 985-20.

Selling and marketing expenses primarily consisted of compensation expenses relating to our sales and marketing personnel, as well as other expenses associated with our sales and marketing activities. Selling and marketing expenses increased by SGD 231,192, from nil for the six months ended December 31, 2024 to SGD 231,192 (USD 179,790) for the six months ended December 31, 2025. The increase was primarily attributable to the expansion of the Company’s sales and marketing activities following the IPO, including efforts to promote the Company’s products and services, strengthen market presence, and acquire new customers.

General and administrative expenses primarily consisted of salaries and compensation for accounting, finance, human resources, and executive personnel, as well as professional service fees, office expenses, rental expenses, and depreciation. General and administrative expenses increased by SGD 1,010,371, or 491.1%, from SGD 205,715 for the six months ended December 31, 2024 to SGD 1,216,086 (USD 945,708) for the six months ended December 31, 2025. The increase was primarily attributable to higher professional service fees, increased employee compensation, and additional corporate and compliance costs incurred following the completion of the IPO. As a percentage of total revenue, general and administrative expenses increased from 41.9% for the six months ended December 31, 2024 to 56.1% for the six months ended December 31, 2025. The increase was primarily due to the Company incurring additional public company operating costs following the IPO, including compliance, regulatory, governance, and professional service expenses, which outpaced the growth in revenue during the period.

Research and development expenses primarily consisted of compensation and benefit expenses relating to research and development personnel and other costs incurred in connection with the development of the Company’s software products. Research and development expenses decreased by SGD 1,120,000 from SGD 1,120,000 for the six months ended December 31, 2024 to nil for the six months ended December 31, 2025, representing 228.1% and nil of total revenue for the six months ended December 31, 2024 and 2025, respectively. The decrease was primarily attributable to the establishment of technological feasibility for the Company’s software development projects. Accordingly, qualifying development costs incurred during the current period were capitalized as intangible assets in accordance with ASC 985-20 rather than recognized as research and development expense.

Other expenses, net

Other income (expense) primarily consists of interest income net of interest expense, the exchange gain and loss, and other income and expenses. Our net other expense was approximately SGD 94,175 (USD 73,237) in the six months ended December 31, 2025, compared with a net other expense of approximately SGD 44,676 in the six months ended December 31, 2024. Other expenses incurred for the six months ended December 31, 2025 included an exchange loss in an amount of SGD 29,798 (USD 23,173), an interest expense in an amount of SGD 45,926 (USD 35,715), loan facility fee of SGD 15,531 (USD 12,078), finance expenses of SGD 3,352 (USD 2,607), and offset by miscellaneous income in an amount of SGD 432 (USD 336). Other expenses incurred for the six months ended December 31, 2024 included an interest expense in an amount of SGD 34,295, and miscellaneous net expense of SGD 10,381.

Loss before provision for income taxes

As a result of the foregoing, loss before provision for income taxes decreased by SGD 186,163, or 15.9%, from SGD 1,167,632 for the six months ended December 31, 2024 to SGD 981,469 (USD 763,254) for the six months ended December 31, 2025. The decrease in loss before income taxes was primarily attributable to higher gross profit generated from increased revenue during the current period, partially offset by higher selling and marketing expenses and general and administrative expenses following the Company’s initial public offering.

Provision for income taxes

No provision for income taxes was recorded for the six months ended December 31, 2025 and 2024 as the Company incurred losses before income taxes during both periods. The Company is subject to Singapore corporate income tax at a statutory rate of 17%.

Net loss

As a result of the foregoing, net loss decreased by SGD 186,163, or 15.9%, from SGD 1,167,632 for the six months ended December 31, 2024 to SGD 981,469 (USD 763,254) for the six months ended December 31, 2025.

B. Liquidity and capital resources

Overview

The unaudited interim condensed consolidated financial statements included in this report have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the ordinary course of business.

As of December 31, 2025, the Company had total current assets of SGD 3,819,130 (USD 2,970,006) and total current liabilities of SGD 2,279,424 (USD 1,772,630), resulting in positive working capital of SGD 1,539,706 (USD 1,197,376). As of June 30, 2025, the Company had total current assets of SGD 4,373,118 (USD 3,438,256) and total current liabilities of SGD 3,704,464 (USD 2,912,543), resulting in positive working capital of SGD 668,654 (USD 525,713).

For the six months ended December 31, 2025, the Company reported a net loss of SGD 981,469 (USD 763,254). Although the Company continued to incur losses during the period, management believes that the Company’s financial position has improved as a result of increased revenue, strengthened working capital, and enhanced operating performance compared to the prior period.

Management believes that the Company’s existing cash resources, expected cash flows from operations, and continued growth in its business operations will be sufficient to meet its working capital requirements and operating obligations for at least the next twelve months from the date the unaudited interim condensed consolidated financial statements are issued. Accordingly, the unaudited interim condensed consolidated financial statements have been prepared on a going concern basis.

Capital Raising Activities and Financial Position

The Company believed it has strengthened its capital resources through a series of financing activities. On October 15, 2025, the Company successfully completed its IPO, which provided additional capital to support the Company’s operations, product development, commercialization initiatives, and general working capital requirements.

Subsequent to the reporting period, on January 29, 2026, the Company completed its public offering of 55,999 Class A ordinary shares (on the post-Reverse-Split basis). The net proceeds, after deducting direct attributable offering costs, was USD 8,655,000.

On April 3, 2026, the Company completed its public offering of 1,000,000 Class A ordinary shares (on the post-Reverse-Split basis). The net proceeds, after deducting direct attributable offering costs, was USD 9,818,500.

On April 10, 2026, the Company completed a related-party equity financing through the issuance of 17,202 Class B Ordinary Shares (on the post-Reverse-Split basis), to an existing shareholder for aggregate gross proceeds of US$688,073. The proceeds from the financing are intended to further support the Company’s working capital requirements, ongoing business operations, and strategic growth initiatives.

In addition to the capital raised through the IPO and subsequent equity placement, the Company continues to evaluate and pursue additional equity financing opportunities to support future business expansion and product commercialization. Management believes these financing activities, together with expected cash flows from operations and the Company’s current liquidity position, provide sufficient financial resources to support the Company’s operating and capital requirements for at least the next twelve months from the date of issuance of the consolidated financial statements.

Liquidity Strategy and Action Plans

Management continually evaluates the Company’s liquidity position and implements strategies to support its ongoing operations, business expansion, and long-term growth. The Company’s principal initiatives include the following:

1. Capital Management

●	The Company completed its IPO in October 2025.

●	Subsequent to December 31, 2025, the Company successfully completed two follow-on equity offerings, generating net proceeds of USD 8,655,000 and US$9,818,500 on January 29, 2026 and April 3, 2026, respectively. Management has allocated approximately 60% of the net proceeds from each offering toward working capital and approximately 40% toward strategic acquisitions. As part of this strategy, the Company entered into agreements to acquire a 10% equity interest in NVC Partners Limited and certain proprietary software source code and technology rights for an aggregate consideration of US$8.0 million. These financing activities have significantly strengthened the Company’s liquidity position and provided the Company with sufficient financial resources to support its ongoing operations, strategic growth initiatives, and potential acquisition opportunities.

●	Subsequent to the reporting period, the Company completed a related-party equity financing in April 2026, raising gross proceeds of US$688,073 to further support its growth initiatives and working capital requirements.

●	The Company will continue to evaluate additional equity financing opportunities as appropriate to support future expansion and strategic investments.

2. Business Growth and Revenue Expansion

●	The Company aims to continue to expand its software development, consulting, and product sales businesses by securing new customer projects and strengthening relationships with existing customers.

●	The Company is working on the commercialization of its proprietary software platforms and AI-powered solutions, which are expected to generate recurring revenue through Software-as-a-Service (“SaaS”) subscription arrangements.

●	Management expects continued revenue growth through the expansion of its customer base, increased commercialization of internally developed software products, and diversification of revenue streams.

3. Cost Management and Operational Efficiency

●	The Company aims to continue to implement disciplined cost management initiatives to improve operating efficiency while supporting future growth.

●	The Company believes that it has optimized its cost structure through efficient resource allocation, project-based engagement of overseas software developers, and continued monitoring of operating expenses.

●	Management continues to negotiate favorable commercial terms with vendors and customers to enhance cash flow management and maintain adequate liquidity.

Management believes that the Company’s existing cash resources, proceeds from recent financing activities, expected operating cash flows, and ongoing business development initiatives provide sufficient liquidity to fund its operations and capital requirements for at least the next twelve months from the date of issuance of the consolidated financial statements.

We believe that our existing cash, proceeds from our IPO completed in October 2025, proceeds from the public equity offerings in January 2026 and April 2026, and the proceeds from the related-party equity financing completed in April 2026, and expected cash flows from operations will be sufficient to meet our working capital and capital expenditure requirements for at least the next twelve months from the date of this report. This assessment is based on management’s current operating plans, revenue projections, cost management initiatives, and expected business growth.

Although future operating results and market conditions are subject to uncertainty, management continuously monitors the Company’s liquidity position and capital requirements. If additional funding is required to support future growth initiatives or strategic opportunities, the Company believes it will be able to obtain additional financing through equity or other financing arrangements. Accordingly, management believes the Company has adequate financial resources to continue its operations and meet its obligations as they become due for at least the next twelve months from the date of this report.

Cash Flows Analysis

For the six months ended December 31, 2025, and 2024

The following table sets forth a summary of our cash flows for the periods indicated:

	For the six months ended December 31, (Unaudited)
	2024	2025	2025
	SGD	SGD	USD
Net cash used in operating activities	(94,390)	(262,011)	(203,757)
Net cash used in investing activities	-	(4,069,814)	(3,164,954)
Net cash provided by financing activities	107,699	4,337,660	3,373,248

Cash used in operating activities:

For the six months ended December 31, 2025, net cash used in operating activities was SGD 262,011 (USD 203,757), primarily reflecting the Company’s net loss of SGD 981,469 (USD 763,254), partially offset by non-cash adjustments and changes in working capital. Non-cash adjustments primarily consisted of an allowance for expected credit losses of SGD 634,575 (USD 493,487) and depreciation of property and equipment of SGD 619 (USD 482). Changes in working capital primarily included a decrease in accounts receivable of SGD 1,404,955 (USD 1,092,585) and a decrease in short-term deposits of SGD 1,082,006 (USD 841,438), partially offset by an increase in prepayments of SGD 2,141,712 (USD 1,665,536), primarily attributable to advance payments made to hardware vendors under procurement agreements for customer projects, a decrease in accounts payable of SGD 23,487 (USD 18,265), and a decrease in other payables and accrued liabilities of SGD 237,498 (USD 184,694).

For the six months ended December 31, 2024, net cash used in operating activities was SGD 94,390, primarily reflecting the Company’s net loss of SGD 1,167,632, partially offset by non-cash adjustments and changes in working capital. Non-cash adjustments primarily consisted of depreciation of property and equipment of SGD 14,941, assets written off of SGD 14,177, and a gain on early termination of lease of SGD 3,796. Changes in working capital primarily included a decrease in accounts receivable of SGD 823,551, an increase in accounts payable of SGD 267,500, an increase in other receivables of SGD 160,000, an increase in other payables and accrued liabilities of SGD 116,136, a decrease in prepayments of SGD 2,648 due to the recognition of prepaid rental expenses, and a decrease in taxes payable of SGD 1,915.

Cash used in investing activities:

For the six months ended December 31, 2025, net cash used in investing activities was SGD 4,069,814 (USD 3,164,954), primarily attributable to capitalized software development costs incurred in connection with the development of the Company’s proprietary software platform. These expenditures represent investments in the Company’s long-term technology capabilities and were capitalized as intangible assets in accordance with ASC 985-20. There were no investing activities during the six months ended December 31, 2024.

Cash provided by financing activities:

For the six months ended December 31, 2025, net cash provided by financing activities was SGD 4,337,660 (USD 3,373,248). Cash inflows primarily consisted of proceeds from the issuance of ordinary shares of SGD 4,559,788 (USD 3,545,990) in connection with the Company’s initial public offering and proceeds from a director’s loan of SGD 126,239 (USD 98,171). These inflows were partially offset by payments of IPO-related offering costs of SGD 941,927 (USD 732,504), repayments of bank borrowings of SGD 993,695 (USD 772,762), repayments to a related party of SGD 266,500 (USD 207,248), and repayment of a director’s loan of SGD 30,099 (USD 23,407).

For the six months ended December 31, 2024, net cash provided by financing activities was SGD 107,699. Cash inflows primarily consisted of proceeds from bank borrowings of SGD 415,289 and proceeds from a director’s loan of SGD 190,350. These inflows were partially offset by repayments of bank borrowings of SGD 428,888, repayments of finance lease obligations of SGD 1,271, and repayment of amounts due to a director of SGD 67,781.

The following table sets forth a summary of our working capital as of December 31, 2025 and June 30, 2025:

	June 30, 2025	December 31, (Unaudited)
	(Audited)	2025	2025
	SGD	SGD	USD
Current assets	4,373,118	3,819,130	2,970,006
Current liabilities	3,704,464	2,279,424	1,772,630
Working capital	668,654	1,539,706	1,197,376

Working capital increased from SGD 668,654 as of June 30, 2025 to SGD 1,539,706 (USD 1,197,376) as of December 31, 2025, primarily due to the repayment of bank borrowings and related-party obligations following the completion of the Company’s initial public offering, resulting in a significant reduction in current liabilities.

Current assets were SGD 3,819,130 (USD 2,970,006) as of December 31, 2025, compared to SGD 4,373,118 as of June 30, 2025. As of December 31, 2025, current assets primarily consisted of prepayments of SGD 2,141,712 (USD 1,665,536), short-term deposits of SGD 1,103,100 (USD 857,843), accounts receivable, net of expected credit losses, of SGD 568,346 (USD 441,983), and cash of SGD 5,972 (USD 4,644). The decrease in current assets was primarily attributable to the reduction in accounts receivable following collections during the period, partially offset by an increase in prepayments made to hardware vendors under procurement agreements for customer projects.

Current liabilities decreased from SGD 3,704,464 as of June 30, 2025 to SGD 2,279,424 (USD 1,772,630) as of December 31, 2025. As of December 31, 2025, current liabilities primarily consisted of taxes payable of SGD 1,729,163 (USD 1,344,711), other payables and accrued liabilities of SGD 395,025 (USD 307,198), amounts due to a director of SGD 149,907 (USD 116,577), and accounts payable of SGD 5,329 (USD 4,144). The decrease in current liabilities was primarily attributable to the repayment of bank borrowings and amounts due to related parties following the completion of the Company’s initial public offering.

Capital Expenditures

The Company did not incur any capital expenditures for property and equipment during the six months ended December 31, 2025 and 2024. During the six months ended December 31, 2025, the Company capitalized software development costs of SGD 4,069,814 (USD 3,164,954) as intangible assets in connection with the development of its proprietary software platforms in accordance with ASC 985-20. The Company expects to continue investing in the development of its technology platforms and, when appropriate, make capital expenditures to support the anticipated growth of its business

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Contractual Obligations

As of December 31, 2025, the Company do not have contractual obligations commitment. As the Company has terminated the motor vehicle lease and did not renew the long-term office lease, therefore, the future minimum payment under certain of our contractual obligations is nil.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Future Financings

We may issue new Class A Ordinary shares in order to fund our business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that we will achieve sales of the equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

Trend Information

Other than as disclosed in this report, we are not aware of any trends, uncertainties, demands, commitments or events for the current year that are reasonably likely to have a material effect on our net revenues, income, profitability, liquidity or capital reserves, or that caused the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.

Critical Accounting Policies and Estimates

We prepare our unaudited interim condensed consolidated financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. When reading our unaudited interim condensed consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions.

When reading our unaudited interim condensed consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) accounts receivable, net; and (iii) income taxes. See Note 3 - Summary of Significant Accounting Policies to our unaudited interim condensed consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

While management believes its judgments, estimates and assumptions are reasonable, they are based on information presently available and actual results may differ significantly from those estimates under different assumptions and conditions. We believe that the following critical accounting estimates involve the most significant judgments used in the preparation of our financial statements.

A list of recently issued accounting pronouncements that are relevant to us is included in note 3 to our unaudited interim condensed consolidated financial statements included elsewhere in this report.

Other than as disclosed elsewhere in this report, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

INDUSTRY

The accelerated digitization of processes and business models now make consumers and enterprises more digitally connected than ever before. Emerging technologies today drive change and at the same time also ensure resilience. The rapid pace at which technology is changing and the need for highly-skilled technology professionals are driving businesses and governmental agencies to rely on third parties to realize their strategic technology objectives. In this digital age, enterprises and governmental agencies are increasingly focused on understanding existing users’ needs and leveraging technology in new ways to meet those needs through the use of digital products and services which includes conceptualizing, designing, personalizing, prototyping, developing and delivering new digital experiences and products.

Industry Overview:    IT and Software Development in Southeast Asia and Singapore (2021 – 2024)

The IT and software development sector in Southeast Asia has experienced significant growth, driven by digital transformation initiatives and increasing demand for cloud services, AI solutions, and enterprise software. Below are market growth projections, digital transformation trends, and adoption rates in the region, with a focus on software development, DevOps, and IT services.

Market Growth Projections

●	Southeast Asia IT Spending: The IT spending market in Southeast Asia is projected to grow by USD 22.39 billion from 2021 to 2025, registering a CAGR of 6% during this period.

●	Singapore AI Market: Singapore’s AI market is anticipated to reach USD 4.64 billion by 2030, growing at an annual rate of 28.10%.

Source: https://www.prnewswire.com/news-releases/it-spending-market-in-southeast-asia-to-grow-by-usd-22-39-bn- from-2021-to-2025technavio-301399443.html

https://iclg.com/briefing/22430-an-update-on-the-current-and-projected-impacts-of-artificial-intelligence-ai-on-the-fintech-landscape-in-singapore-and-around-the-world-in-2025

Digital Transformation Trends

Southeast Asia’s digital economy continues to expand, propelled by the adoption of cloud technologies, AI, and e-commerce solutions. The region’s internet economy is forecasted to grow from USD 194 billion to over USD 330 billion by 2025, with Indonesia leading the market.

Source: https://www.trade.gov/southeast-asia-region-forecast

AI Adoption and Enterprise Software Trends

The integration of AI into enterprise software solutions, such as data analytics, CRM, and cloud automation tools, is accelerating. Singapore’s AI in media and entertainment market generated USD 308.8 million in 2022 and is expected to reach USD 2,517.5 million by 2030, reflecting a CAGR of 30%.

Industry Opportunities and Future Outlook

Despite global economic uncertainties, the IT and software development sector in Southeast Asia continues to present substantial opportunities. The region’s emphasis on digital transformation is driving strong demand for enterprise software, cloud solutions, and AI technologies. According to Astute Analytica, the SME software market in Southeast Asia was valued at approximately USD 7 billion in 2023, with expectations to reach USD 12.9 billion by 2032, reflecting strong growth in adoption of cloud-based enterprise solutions.

Government-led initiatives across the region are further bolstering this trend, with countries such as Singapore pushing for widespread digitalization through projects like Smart Nation and extensive support for cloud and AI technologies. In addition, Southeast Asia’s push towards e-commerce, fintech, and supply chain optimization has created strong demand for customized ERP, CRM, and data analytics solutions.

Source: https://www.astuteanalytica.com/industry-report/southeast-asia-sme-software-market

BUSINESS

Our Business

We are a provider of customized ERP software solutions, consulting and technical support services, and peripheral hardware to large and SME clients and government agencies based in Singapore and Malaysia. We historically focused on delivering customized ERP systems for airports, cruise terminals, technology companies. Starting in the fiscal year 2024, we have expanded our client base to various industries, including trading, logistics, and property management. Our customized software provides general ERP functions including accounting, procurement, and workflow automation capabilities, real-time monitoring, efficient resources allocation, as well as specialized ERP functions including planning surveillance and threat detection.

We offer customized ERP related software and relevant consulting and technical support services and product sales, catered to each client’s specific needs. One of our key strengths is our ability to fulfill complex requirements by using artificial intelligence (“AI”) for prediction and applying algorithm, modules, and plugins to select and analyze operational data captured. We are uniquely positioned in the customization software sector with our ability to further deploy sensors, controls and other hardware and integrate the hardware to provide an Internet of Things (“IoT”) connectivity with an autonomous or semiautonomous outcome. Because our core algorithm and modules are pluggable, we are able to quickly develop software for clients in different industries and complete the customization in a much shorter period.

In addition, we are developing standardized software-as-a-service (“SaaS”) ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. The pilot phase remains in progress, and the SaaS ERP products have not yet been commercially launched. We continue to conduct testing, refine product functionality and address technical issues identified during the pilot phase. We currently expect the commercial launch to occur during the fiscal year ending June 30, 2027, subject to the successful completion of testing and overall product readiness. We believe the addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

Our revenues for the year ended June 30, 2025, 2024, and 2023 were SGD 3,010,817 (USD 2,367,181), SGD 685,820, and SGD 5,022,071. In the fiscal year 2024, we experienced a significant decrease (86.34%) in revenue compared to the fiscal year 2023. This decline was primarily attributable to the completion of several large-scale custom software development projects in prior years, without a corresponding pipeline of new projects in 2024. This was partially due to the reduced involvement of our former majority shareholder and chairman, Mr. Sai Bin Loi, who helped us secure high-value contracts in the years ended June 30, 2023. On December 12, 2024, we completed a shareholder restructuring as Mr. Sai Bin Loi stepped down due to his elder age and reduced ability to remain actively involved in our operations. During this transition period, our business development capabilities were materially reduced as management’s attention was diverted to managing the ownership transition and related restructuring activities and we were unable to secure software development contracts with comparable value, while some existing clients reduced their annual budgets. In addition, in early 2024, companies in Singapore exhibited reluctance to invest in customized software development for digitalization due to economic uncertainty, particularly among small and medium-sized enterprises (SMEs). This reluctance was influenced by factors like rising business costs, especially manpower and rental costs, and uncertainty in customer demand. While the overall economy improved by the end of 2024, we believe some businesses focused on fortifying themselves rather than pursuing immediate growth plans. However, in the year ended June 30, 2025, we acquired new clients which contributed to a significant increase in our revenue compared to the year ended June 30, 2024, at 339.0%. These factors had a major impact on our revenue generation. Consequently, our past financial performance, particularly our revenues for fiscal years 2023 and 2024, may not be indicative of our future operating results or financial performance. We may not be able to achieve or sustain profitability or positive cash flow from operations in future periods. Our ability to generate revenue and achieve profitability will depend on numerous factors, many of which are beyond our control, including market acceptance of our services, our ability to develop new client relationships, competitive dynamics in our industry, and our new majority shareholder’s ability to provide the resources and support necessary to enhance our business development capabilities.

We also develop AI-enabled computer vision and image-recognition applications designed to support asset tracking and operational management. These systems utilize machine learning models built on open-source AI frameworks to identify and quantify assets or activities captured through camera systems and other monitoring infrastructure. By combining these capabilities with operational data and other information systems, our solutions can provide real-time monitoring and automated notifications to assist facility managers in managing operational resources.

Our AI models are generally developed using open-source AI frameworks and are customized and refined to address the specific operational requirements of our clients. Rather than developing foundational AI models from scratch, our strategy focuses on building vertical-specific AI applications tailored for enterprise use cases. We combine internally developed orchestration logic and workflow frameworks with open-source components and third-party large language model (“LLM”) application programming interfaces (“APIs”) to create practical AI-driven tools for operational environments.

In addition to our custom software solutions, we are developing an AI-enabled ERP framework intended for facility management and enterprise workflow applications. This framework is designed to integrate multiple AI-driven modules within a unified platform to assist organizations in automating routine processes, coordinating operational workflows, and analyzing enterprise data.

As of the date of this prospectus, this AI-enabled ERP framework is undergoing early-stage internal testing and validation. We continue to refine the architecture, functionality, and reliability of these AI modules. The successful commercialization and performance of these AI applications will depend on continued development, system testing, integration capabilities, and market acceptance.

As part of our long-term growth strategy, we continue to invest in technologies that complement our existing software development capabilities and expand our portfolio of enterprise solutions.

In February 2026, we entered into a non-binding memorandum of understanding (“MOU”) for a strategic partnership framework with NVTHK Limited (“NVTHK”), a provider of regulated RWA tokenization infrastructure and institutional-grade digital asset solutions in Hong Kong. Under the MOU, the parties agreed to explore opportunities for technology collaboration, system integration, technical knowledge sharing, training, and the joint development of blockchain-enabled capital markets solutions, subject to the negotiation and execution of definitive agreements. We also expected to provide advisory support to NVTHK in localizing its solutions to meet applicable regional regulatory, technical, and operational requirements.

Following the execution of the MOU, on April 8, 2026, we entered into definitive agreements with NVTH Limited and NVTHK Limited to acquire a 10% equity interest in NVC Partners Limited and certain proprietary software source code, technology rights, and related technical services for an aggregate consideration of US$8.0 million. We believe these transactions represent the next phase of our strategic collaboration with NVT Group and will strengthen our technology portfolio by expanding our capabilities in blockchain-enabled enterprise software, digital financial infrastructure, and real-world asset tokenization solutions. We intend to integrate the acquired technologies with our existing software platforms to develop commercial solutions for enterprise customers and to support our long-term growth strategy.

We currently expect to allocate 20% of the net proceeds from this offering to support the implementation and commercialization of these strategic initiatives, including technology integration, product development, and related operational activities. Although we believe the collaboration and acquisition will strengthen our competitive position and expand our future business opportunities, there can be no assurance that the anticipated commercial benefits will be realized.

Our Growth Strategies

We have developed and intend to implement the following strategies to expand and grow our business:

●	Expand our core enterprise technology business and geographic presence. We intend to continue expanding our customized software development, enterprise technology integration, consulting, technical support services and sales of software-related hardware. We aim to deepen relationships with our existing clients by providing additional implementation, maintenance, upgrade and support services while expanding our customer base across Singapore, Hong Kong and other markets in Southeast Asia. Over time, we also intend to pursue opportunities in the United States, Europe and the Middle East by leveraging strategic partnerships and our enterprise technology capabilities. In addition, we intend to leverage our experience across industries including airports, cruise terminals, logistics, trading, property management and technology to expand into additional industry verticals where we believe our expertise can address evolving customer needs.

●	Develop and commercialize scalable enterprise software and digital financial infrastructure solutions. We intend to continue expanding our portfolio beyond customized project-based software development through reusable and subscription-based products, including our SaaS ERP platform, AI-enabled enterprise applications, computer vision solutions, cloud-based IoT applications and other enterprise software products. In addition, through our strategic collaboration with the NVT Group, we intend to integrate blockchain technologies with our enterprise software capabilities to develop digital financial infrastructure supporting RWArea tokenization and digital asset trading-related workflows. These initiatives remain in development and business expansion, and there can be no assurance that they will be successfully commercialized or generate revenue.

●	Pursue strategic partnerships, investments and acquisitions. We intend to continue building strategic relationships with technology partners, including the NVT Group, and selectively pursue investments, collaborations and acquisitions that complement our capabilities in enterprise software, artificial intelligence, blockchain technology and digital financial infrastructure. We believe these opportunities may accelerate product development, broaden our customer base, strengthen our technology capabilities and support our expansion into new geographic markets. Other than the transactions disclosed in this prospectus, no specific acquisition target has been identified as of the date of this prospectus.

●	Attract, develop and retain talented professionals. Our future growth depends on our ability to recruit, develop and retain qualified professionals with expertise in software development, artificial intelligence, enterprise systems, blockchain technology, cybersecurity and project management. We intend to strengthen our talent pipeline through internal training, collaborations with universities and industry partners, internship programs and other talent development initiatives.

●	Continue enhancing operational excellence. We intend to improve operational efficiency by leveraging reusable software modules, DevOps methodologies, automation, standardized project management processes and robust cybersecurity and quality assurance procedures. We will continue investing in our internal systems and operational processes and, where appropriate, pursue internationally recognized certifications, including ISO and BizSafe certifications, to further strengthen our governance and operational capabilities.

Our Competitive Strengths

The market for IT services is highly competitive and we expect competition to intensify. In Singapore, our major competitors in the system integrator space include ST Engineering and NCS which are both more established and larger than us.

However, we believe the following key strengths differentiate us from our competitors and will continue to contribute to our growth and success:

●	Our scalable technology. Our core algorithms, modules and plugins, which select and analyze operational data captured, are highly scalable across industries with minimal production cost. We customize the software solutions which contain our core algorithms, modules and plugins in accordance with the specific needs of each client. This cost-saving approach will help us to achieve higher operating margins as we increase the number of our clients;

●	Our deep domain knowledge and specialization in selected industry verticals. We have deep domain knowledge and expertise in industry verticals including airports and cruise terminals. We leverage footprint and network of highly-talented IT professionals to provide comprehensive capabilities in software development services and consulting services. We believe that our robust emerging technology capabilities and solid track record of execution enable us to drive digital transformation for our clients; and

●	Our comprehensive offering. We provide comprehensive service offerings including the DevOps IT solutions, sale of peripheral hardware, and consulting and technical support services as well as other services. As a result, we are able to generate revenue from a wide range of clientele.

●	Our expanding capabilities in emerging technologies. In addition to our existing customized software development and technology integration services, we are developing AI-enabled computer vision and enterprise workflow applications, a subscription-based SaaS ERP platform, and blockchain-enabled enterprise software, digital financial infrastructure and real-world asset tokenization solutions.

Our Services and Products

Software development and customization services and product sales

We develop customized software based on clients’ specific needs. Before we are engaged, we provide consultation to the clients to understand their needs and requirements and provide a preliminary proposal to address their needs. Once the proposals are accepted by our clients, we then design, develop, test and install the software for clients. The contract is typically project-based with a fixed price. Our form of software development service agreement will provide the scope of work and development timeline for each client’s project, as well as the milestones for payment. The duration of the development period is relatively short, usually less than one year.

We generally do not provide any post contract support or upgrade. However, to increase our competitiveness, we start to provide complementary support services for 12 months following completion of the project starting on September 1, 2025. The clients can request for ongoing maintenance, feature upgrade and system scaling at additional fees.

We offer project management in connection with our software products. Our project management services include consultation, design, development, and testing. We also sell equipment and related accessories to clients who acquired our customized software. Before the installation of the equipment, we deliver the equipment or instruct the supplier to deliver the hardware to the clients.

In addition, we are developing SaaS ERP products based on the core technologies and domain expertise we have accumulated from serving our clients over the years. The SaaS ERP products will have subscription-based pricing and shorter sales cycles. The pilot launch of the SaaS ERP products remains in progress as we continue to conduct testing, refine product functionality and resolve technical issues identified during the pilot phase. As a result, we have postponed the anticipated official commercial launch and currently expect to launch the SaaS ERP products during the fiscal year ending June 30, 2027.We believe the addition of the SaaS ERP products will complement our current project-based customized ERP products and allow us to reach a broader customer base through a recurring revenue model.

Following our strategic collaboration with NVT and the acquisition of certain blockchain-related technologies, we have begun exploring opportunities to develop and commercialize RWA tokenization solutions and other blockchain-enabled enterprise applications. Our current activities primarily consist of technology integration, solution development, and business development efforts targeting enterprise customers and strategic partners. As of the date of this prospectus, we have not generated any revenue from our RWA-related initiatives, and our efforts remain in the development and business expansion stage.

Consulting and technical support services

We provide training to the client’s personnel and technical support services to clients according to fixed-fee contracts in connection with software development with the client who acquired customized software from us. Usually the term of the contract is one year. We also provide stand-alone IT consulting services based on our expertise in these industry segments to some clients.

Product sales

The Company engages in sale of software-related hardware and related accessories. The Company typically enters into contracts with its client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a time when the control of products is transferred to clients.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.For the six months ended December 31, 2025, we derived revenues from three sources: (1) software development services, (2) consulting and technical support services, and (3) product sales. For the year ended June 30, 2025, our revenues were all generated from software development services. For the year ended June 30, 2024, we derived revenues from all three sources of revenue.

Clients

Our clients include large corporations, SMEs and government agencies based in Southeast Asia. By serving both large corporations and small to medium enterprises, we are more aware of the issues faced during the different stages of company growth and better positioned to address a wide range of concerns.

Suppliers

Our suppliers generally can be divided into two categories: software development service providers and hardware suppliers.

To manage operational costs, since June 2024, we have outsourced a portion of our software development activities to third-party service providers, particularly following a recent shareholder restructuring that involved downsizing our in-house development team. While outsourcing remains a cost-efficient solution, we are committed to gradually rebuilding and investing in our internal development capabilities to support long-term growth and development. We typically enter into service agreements that are project based and with a fixed price. The agreements outline the scope of work, delivery schedules, payment terms, warranty and support, and the ownership of intellectual property developed under the agreements. These services are primarily provided in connection with the development of customized software solutions for our clients. The duration of the development period is relatively short, usually less than one year. Our service suppliers were not required to provide any post contract support or upgrade.

For hardware procurement, we do not generally enter into long-term agreements. Instead, we purchase the hardware from suppliers through individual purchase orders on an as-needed basis. These purchase orders set forth the product specifications, pricing, and delivery terms, but do not impose continuing obligations on the parties beyond each transaction.

Sales and Marketing

Generally, our customized software is sold to the clients, who may be project owners or the general contractors, via bidding. We provide a proposal to the project owners or the general contractors who then will decide whether to select us based on the quality and price of our proposal. We follow local government bidding announcements and participate public bidding. Upon winning a contract through bidding, we enter into contracts with the project owner according to the corresponding bidding process. In some cases, we are also approached and engaged by the general contractors who win the bid and we, as subcontractors, assist the general contractor to develop and deliver the final products.

Currently, we have a cost-efficient referral system to market our services and solutions. Given the deep domain knowledge in each industry segment we serve, we are able to impress the clients and as such many of our clients are willing to introduce us to their industry peers. We intend to expand our business development team by hiring members with backgrounds or network specific to the industry in which our potential clients operate and thus may market our services and products to a more targeted audience. We plan to hire sales consultants in Malaysia in the future.

Research and Development

R&D is an integral part of our continued growth. In order to serve our clients’ needs better, we focus on exploring and studying emerging technologies and how to best integrate them into our existing and new solutions.

Currently, we are utilizing emerging technologies and tools to enhance our project delivery capability and efficiency. For instance, we applied the DevOps methodology and tools in our project delivery process and platform. This methodology has greatly enhanced development, operational efficiency and project quality. We are able to pinpoint the client’s issues and focus on capturing and analyzing data from clients quickly without having the need to set up expensive hardware leveraging on cloud native applications developed by us. The DevOps methodology has greatly improved our project delivery timeline and client satisfaction and the client is able to now walk through his data with us and be engaged with facts before embarking on customization. As a result, we have expanded our technological capabilities, improved efficiency of project delivery, and enhanced our solutions offerings, which drive new revenue opportunities and improve our core competencies.

Employees

To optimize operational efficiency and avoid redundancy, we align staffing levels with the specific requirements of each project. As of June 30, 2025, we employed 2 full-time staff. In the year ended June 30, 2025, we executed development projects through subcontracting arrangements with third-party partners and freelancers, which enabled us to manage costs effectively and avoid long-term payroll commitments during the financial year. Following the completion of our initial public offering, and with improved cash flow liquidity, we have commenced a more structured and coordinated hiring plan to support our expanding operational and development needs.

None of our employees are represented by a labor union or collective bargaining agreements. We consider our employee relations to be good. We believe that attracting and retaining highly experienced associates and sales and marketing personnel is a key to our success. In addition, we believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

The following table sets forth the numbers of our employees categorized by function as of the date of this prospectus:

As of the date of this prospectus
Function:
Finance	2
Technical Service	4
Sales Department	4
Research and Development	2
Operation and Maintenance	2
Total	14

Intellectual Property

We rely on a combination of copyright, trade secret laws, confidentiality procedures and contractual provisions with our employees, contractors and others to protect our proprietary know-how. Our success depends in part upon our ability to obtain, maintain and enforce proprietary protection for our products, technology, and know-how, to operate without infringing the proprietary rights of others, and to prevent others from infringing our proprietary rights.

We intend to continue to assess regularly opportunities for seeking intellectual property protection for those aspects of our technology, designs and methodologies that we believe provide a meaningful competitive advantage. However, our ability to do so may be limited until such time as we are able to generate cash flow from operations or otherwise raise sufficient capital to continue to invest in our intellectual property. If we are unable to so invest in our intellectual property, our ability to protect it or prevent others from infringing on our proprietary rights may be impaired.

Data privacy/data protection

We are committed to protecting the clients’ data security during the course of development. Generally, our clients have their own IT infrastructure where data is hosted on their premises and therefore are not accessible to us without authorization.

We are subject to a number of foreign and domestic laws and regulations relating to data privacy and data protection in the jurisdictions in which we operate our business, including but not limited to the Personal Data Protection Act 2012 of Singapore (the “PDPA”), which generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches and are required to notify the Singapore Personal Data Protection Commission (“PDPC”) and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force. As of the date of this prospectus, key portions of the Amendment Act not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”). Please see “Regulations” starting on page 66 of this prospectus for more information.

Insurance

We currently do not have any business insurance, directors and officers liability insurance or group comprehensive life insurance for employees, property insurance, business interruption insurance, or general third-party liability insurance. See “Risk Factors — Risks Related to Our Business and Industry — We do not currently maintain insurance coverage, which exposes us to potential significant financial losses and operational disruptions.”

Seasonality

We do not have a seasonal business cycle.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

REGULATIONS

We currently operate our business in Singapore and Indonesia and plan to expand our business into other Southeast Asia countries. This section summarizes the principal laws related to our business and operations.

Singapore

The PDPA generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches, and are required to notify the PDPC and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA also imposes various baseline obligations on organizations in connection with permitted uses of, accountability for, the protection of, the retention of, and overseas transfers of, personal data. In addition, the PDPA requires organizations to check “Do-Not-Call” registries prior to sending marketing messages (whether in sound, text, visual or other forms) addressed to Singapore telephone numbers (or other telephone numbers as may be prescribed), through voice calls, fax, text messages or other means.

The PDPA creates various offenses in connection with the improper use and/or disclosure of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA. These offences may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA also creates a right of private action, pursuant to which the Singapore courts may, upon such persons’ application, grant damages, injunctions, declarations and such other relief the courts deem fit to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force as of the date of this prospectus. Since October 1, 2022, the maximum financial penalty for the breaches of PDPA have been increased. The financial penalty cap which may be imposed on organizations for breaches under the PDPA has increased from the previously fixed SGD1 million, to 10% of the organization’s annual turnover in Singapore for organizations with annual local turnover exceeding SGD10 million, whichever is higher. As of the date of this prospectus, key portions of the Amendment Act which are not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”).

The Employment of Foreign Manpower Act 1990 provides that no person shall employ a foreign employee unless the foreign employee has a valid work pass. Work passes are issued by the Controller of Work Passes.

The Employment Act 1968 (the “Singapore EA”) prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Singapore EA, but only apply to limited categories of employees, such as (i) non-workman employee (other than a workman or a person employed in a managerial or an executive position) who receives a basic salary of up to SGD2,600 a month (excluding any other payment, supplement or allowance however described); and (ii) a workman employee (whose work involves mainly manual labor) who receives a basic salary of up to S$4,500 a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare and adoption leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-Savings Act 2001; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 and the Workplace Safety and Health Act 2006, respectively.

British Virgin Islands

Regulations related to the British Virgin Islands Data Protection Act, 2021

The Data Protection Act, 2021 (the “BVI DPA”) came into force in the British Virgin Islands on 9 July 2021. The BVI DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Protection Principle and the Access Principle) which require that:

●	personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the British Virgin Islands, unless there is proof of adequate data protection safeguards or consent from the data subject;

●	Where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;

●	a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

●	personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

●	a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

●	personal data must not be kept for longer than is necessary for the purpose;

●	personal data must be accurate, complete, not misleading and kept up to date; and

●	a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include,

●	processing sensitive personal data in contravention of the BVI DPA;

●	willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

●	willfully disclosing personal information in contravention of the BVI DPA; and

●	collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA. Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the DPA may institute civil proceedings in the British Virgin Islands courts.

There is no minimum statutorily prescribed wage in Singapore. Singapore employment law also does not prescribe any mandatory annual wage supplement, bonus payments or severance payments to be provided by an employer to its employees. Any such payment to be made to an employee (including as to frequency and amount) is at the discretion of the employer. An employer and its employee are generally free to agree on a notice period for termination of employment. If the employment contract does not provide for a notice period, the employer must adhere to the minimum notice periods stipulated in the Singapore EA. The Singapore EA confers a statutory right on either party to terminate the employment relationship immediately without waiting for the expiry of the notice period by paying salary in lieu of notice.

Indonesia

Data Privacy

Minister of Communication and Informatics’ (“MOCI”) Regulation No. 20 of 2016 regarding Personal Data Protection in Electronic Systems, dated November 7, 2016 (“MOCI Reg. 20/2016”), imposes certain requirements on electronic system providers to ensure the proper processing of personal data. As PT Grab Teknologi Indonesia and PT Kudo Teknologi Indonesia collects personal data of customers, partners and other third parties, these entities are also subject to MOCI Reg. 20/2016. These obligations include obtaining proper prior consent from the data subject before personal data is collected, processed, shared, accessed, disclosed, transferred or erased. In case of non-compliance with the foregoing obligations, MOCI may impose administrative sanctions, i.e., verbal warning, written warning, temporary suspension of business activities and/or announcement of noncompliance in the MOCI’s online website.

Under Government Regulation No. 71 of 2019 regarding the Organization of Electronic Systems and Transactions, dated October 10, 2019 (“GR 71/2019”), electronic system providers are required to notify the personal data owner of any breach involving such owner’s personal data. Failure to comply with the notification obligation under GR 71/2019 may subject the relevant electronic system provider to administrative sanctions in the form of written warnings, fines, temporary suspension of parts of or the entire components or services of an Electronic System, termination of access (such as access blocking, account closure, and/or content removal), and/or removal from the list of registered electronic system providers.

Regulations on Competition

Business competition and monopolistic practices in Indonesia are generally regulated under Law No. 5 of 1999 regarding Prohibition of Monopolistic Practices and Unfair Competition, dated March 5, 1999, as amended by the Omnibus Law (the “Competition Law as amended”). Pursuant to the Competition Law as amended, business actors in Indonesia are prohibited from, among other things, (i) entering into anti-competitive agreements or engaging in conduct that results in oligopoly and/or oligopsony, price-fixing and resale price maintenance, market allocations, boycotts, vertical integration or closed agreements; (ii) engaging in actions such as monopoly, monopsony or market control; and (iii) abusing dominant positions. There are two types of standards of proof recognized under the Competition Law, depending on the provision thereof, namely the “rule of reason” and “illegal per se.” The “rule of reason” requires the assessment of the anti-competitive effects of the business activity, while “illegal per se” provides that a violation exists insofar as all elements provided under the Competition Law are met.

The Business Competition Supervisory Commission (Komisi Pengawas Persaingan Usaha (“KPPU”)) has the authority to supervise the implementation of the Competition Law. The KPPU is an independent institution that reports to the President of the Republic of Indonesia. Further, transactions that meet certain thresholds set forth in the Competition Law and KPPU regulations must be reported post factum to the KPPU within 30 business days of the date the transaction is legally effective. The KPPU has the authority to substantively review whether the transaction is in violation of the Competition Law, which may then be subjected to certain structural and/or behavioral remedies.

Pursuant to the Competition Law, and as further elaborated by Government Regulation No. 44 of 2021 regarding Implementation of Prohibition of Monopolistic Practices and Unfair Competition, dated February 2, 2021, non-compliance with the Competition Law could subject the offending party to administrative sanctions imposed by the KPPU. These administrative sanctions are annulment of the relevant agreement, order of cessation of the prohibited action, unwinding of the relevant transaction, payment of compensation, and administrative fine. The administrative fine is a minimum of IDR1 billion (approximately $69,000) and a maximum of (i) 50% of the net profit received by the perpetrator in the relevant market during the period in which the non-compliance persists, (ii) 10% of the total sales in the relevant market during the period in which the non-compliance persists or (iii) IDR25 billion (approximately $1.7 million), which applies only for failure to report a notifiable transaction to the KPPU in a timely manner.

Malaysia

Regulation on Data Protection

Personal Data Protection Act 2010 of Malaysia (“Malaysia PDPA”)

The Malaysia PDPA governs the processing of personal data in commercial transactions in Malaysia to protect personal data of common interest and to ensure information security, network reliability and integrity and is enforced by the Personal Data Protection Commissioner.

The Malaysia PDPA enunciates 7 fundamental principles of data protection (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Integrity Principle and the Access Principle) which data users are required to adhere to during the processing of personal data within Malaysia. The overarching principle in the Malaysia PDPA (as expounded under the General Principle) provides that a data user is prohibited from processing a data subject’s personal data without his/her consent, unless such processing is necessary for, among others, the performance of a contract to which the data subject is the party. Such principles are applicable to persons (i.e. data users) who engage in the processing of personal data, whether independently or jointly with others, and possess the authority to control or authorize the said processing (with the exception of processors).

Non-compliance by a data user of any of the fundamental principles constitutes an offense under the Malaysia PDPA and in the event of conviction, the data user is liable to a fine not exceeding RM300,000 (approximately $65,000) or imprisonment for a term not exceeding two (2) years or both. Non-compliance of other provisions of the Malaysian PDPA may also lead to other financial penalties, imprisonment terms or both. The Malaysian Personal Data Protection Commissioner also has broad powers to order the data user to comply with the provisions of the Malaysia PDPA.

Transferring of personal data to places outside Malaysia

A data user is prohibited from transferring any personal data of a data subject to a location outside of Malaysia, unless it falls under any of the exceptions outlined in Section 129(3) of the Malaysian PDPA, including where the data subject has provided his/her consent to the transfer.

Non-compliance with Section 129 of the Malaysia PDPA constitutes an offense. In the event of conviction, the data user may be subject to a fine not exceeding RM300,000 (approximately $65,000) or imprisonment for a period not exceeding two (2) years, or both.

General Code of Practice of Personal Data Protection (“Malaysia PDPA Code”)

The Malaysia PDPA Code sets out the best practices for a data user to assist the data user in meeting the requirements under the Malaysia PDPA when undertaking a commercial transaction.

Section 29 of the Malaysia PDPA provides that the Malaysia PDPA Code carries the force of law. Non-compliance of the Malaysia PDPA Code constitutes an offence and can lead up to a fine of up RM100,000 (approximately $22,000), imprisonment for a maximum term of 1 year, or both.

MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees.

The following individuals are members of the Board and executive management of the Registrant.

Name	Age	Position(s)
Hao Feng Ng	42	Chairman of the Board and Director
Ziyang Long	38	Chief Executive Officer and Director
Chak Ming Wong	37	Chief Financial Officer
Jeffrey Stagg	63	Independent Director
Siu Wan Lo	34	Independent Director
Chun Yu Tso	38	Independent Director

The following is a brief biography of each of our executive officers and directors.

Hao Feng Ng

Mr. Ng has served as a director and the Chairman of the Board of the Company since December 12, 2024. Mr. Ng was an IT manager of Hanson Motors Management Limited from 2021 to 2024, where he was responsible for the overall IT systems of the company including maintenance, sourcing software, and hardware solutions, along with negotiating terms and executing contracts with external vendors. Prior to that, Mr. Ng was a director at Black Wood Production from 2013 to 2024, where he was responsible for business development in marketing, advertising, and printing, including the identification and evaluation of business opportunities. Mr. Ng has acquired a professional vocation certificate in B.C.C in Computerized Pre-Pressed Techniques in 2001.

Ziyang Long

Mr. Long has served as the Chief Executive Officer (“CEO”) of the Company since December 2021 and became a director of our Company on December 12, 2024. From December 2021 to June 2022, Mr. Long also served as the interim Chief Financial Officer (“CFO”) of the Company. Mr. Long joined RP Singapore in September 2020 and has acted as the CEO of RP Singapore since then. He has extensive experiences in entrepreneur management, accounting, and financial reporting in different industries, including food and beverages, blockchain, and education technology. He has served as the finance manager of RP Singapore from September 2020 to present. Prior to that, he was the director and the owner of Accouncity Pte. Ltd., responsible for the operation and overseeing the outsourcing of the accounting and book-keeping business of such company. From 2018 to 2021, he served on the board of directors of FRV Solutions Pte. Ltd. Mr. Long obtained his bachelor’s degree of Science (Hon) in Accounting and Finance from London School of Economics and Political Science in 2013.

Chak Ming Wong

Mr. Wong was appointed as the Chief Financial Officer of our company on February 1, 2025. Mr. Wong is a member of the Hong Kong Institute of Certified Public Accountants. He has served as the finance manager at iDDY.AI since August 2016, leading the financial operation and risk management at this company. Prior to that, Mr. Wong worked at Sequoia Capital as the finance manager from May 2015 to August 2016, and at Wells Fargo Bank as finance manager from March 2012 to February 2015. He embarked on his professional journey as an auditor at KPMG Hong Kong, starting from February 2009 to January 2012. Mr. Wong’s career is distinguished by his adept skill in navigating the financial landscapes of diverse sectors, proving him to be a valuable leader in corporate finance. Mr. Wong earned his Bachelor of Business Administration with Honors in Accountancy from Hong Kong Polytechnic University in 2009. He also obtained his Master of Business Administration from the University of Hong Kong in 2016.

Jeffrey Stagg

Mr. Stagg became our independent director in October 2025. Mr. Stagg has more than 20 years of experience in IT and telecommunication. Currently, Mr. Stagg servers as the CEO and president of S&S Equipment Holdings, Inc., a company engaged in the equipment, offshore and onshore Oil & Gas business, industrial marine, and Petroleum trading fields. Prior to that, he was a sales director at Hydrasat LLC, a firm that specializes in helping clients optimize their IT from April 2012 to July 2020. Mr. Stagg earned his bachelor’s degree of Science in Electrical Engineering from University of Louisiana.

Siu Wan Lo

Ms. Lo became our independent director in October 2025. Ms. Lo has vast experience in supervising dealings in securities, asset management and providing investment advice. Presently, Ms. Lo is a Responsible Officer at Sunhigh Financial Holdings Limited, where she is engaged in supervising and monitoring the dealings in securities, handling the subscription and redemption of assets and managing daily operations. Prior to that, Ms. Lo was a Responsible Officer (from August 2022 to March 2025) and Responsible Officer (from March 2019 to August 2022) at I Win Security Limited and Bluemount Securities Limited and Bluemount Asset Management Limited respectively, where she was responsible for supervising the dealings in securities, managing investment accounts, monitoring day-to-day trading activities, and offering investment advisory services. Ms. Lo was an Account Manager at Central Wealth Securities Investment Limited and Central Wealth Futures Limited from October 2016 to March 2019, where she was engaged in supervising investment accounts to ensure legal compliance, assisting the investigation of trading discrepancies and making margin calls. Ms. Lo obtained a Bachelor of Arts degree in Marketing and Public Relations from the Hong Kong Polytechnic University — School of Professional Education and Executive Development in 2012, and an associate degree in Marketing from the Hong Kong Polytechnic University — Hong Kong Community College in 2010.

Chun Yu Tso

Mr. Tso became our independent director in October 2025. Mr. Tso is a member of the Hong Kong Institute of Certified Public Accountants. He has acted as the finance manager of Hip Hing Loong Stage Engineering Co. Ltd since May 2016, overseeing the operation of the finance department. Prior to this, Mr. Tso worked as an auditor at KPMG Hong Kong for six years. He has extensive experience in financial accounting, auditing, taxation, company secretarial matter and corporate finance, especially in mergers, acquisitions and corporate restructuring. Mr. Tso earned his Bachelor of Business Administration with Honors in Accountancy from Hong Kong Polytechnic University in 2010.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of five directors as of the date of this prospectus.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes, and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders.

Executive Compensation

For the year ended June 30, 2025, the aggregate cash compensation accrued for the Company’s executive officers as a group was USD 38,093. The Company does not separately set aside any amounts for pensions, retirement or other benefits for our executive officers, other than pursuant to relevant statutory requirements.

Employment Agreements with Named Executive Officers

On December 1, 2021, we entered into an employment agreement with Mr. Ziyang Long, who acts as our CEO. Pursuant to such agreement, he shall receive a monthly base salary of SGD 1,400, and is also eligible for bonus, benefits and reasonable expenses reimbursement. Under the employment agreement, Mr. Long works as our CEO and the term is annual basis, which automatically renews for additional one-year terms unless either party provides a written notice one (1) month prior to the termination date, or otherwise proposes to renegotiate the terms of the employment with the other party within three (3) months prior to the expiration of the applicable term. We can also terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

On February 3, 2025, we entered into an employment agreement with Chak Ming Wong, who acts as our chief financial officer (the “CFO”). Pursuant to such agreement, Mr. Wong receives a monthly base salary of SGD 5,000 since October 2025, and is also eligible for bonus, benefits and reasonable expenses reimbursement. Under the employment agreement, Mr. Wong works as our CFO and the term is annual basis, which automatically renews for additional one-year terms unless either party provides a written notice one (1) month prior to the termination date, or otherwise proposes to renegotiate the terms of the employment with the other party within three (3) months prior to the expiration of the applicable term. We can also terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Compensation of Directors

For the fiscal year ended June 30, 2025, we have paid USD 38,093 as cash compensation to our directors for their services as directors of the Company.

We entered into letter agreements with each of our directors, under which agreements, we agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of our company.

Committees of the Board of Directors

We have three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso. Mr. Chun Yu Tso is the chairman of our audit committee. We have determined that Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso qualify as independent directors as defined in Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Chun Yu Tso qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the rules of Nasdaq. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consist of Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso. Mr. Jeffrey Stagg is the chairman of our compensation committee. We have determined that Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso qualify as independent directors as defined in Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and recommending to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee consists of Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso. Ms. Siu Wan Lo is the chairperson of our nominating and corporate governance committee. Mr. Jeffrey Stagg, Ms. Siu Wan Lo, and Mr. Chun Yu Tso qualify as independent directors as defined in Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We have posted our code of business conduct and ethics publicly available on our website.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for

●	each of our director, director nominees and executive officers who beneficially own our ordinary shares; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. For the purpose of voting power, each Class A Ordinary Share entitles the holder to one vote and each Class B Ordinary Share entitles the holder to thirty (30) votes on any matter on which action of the shareholders of our Company is sought. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Percentage of beneficial ownership of each listed person prior to this offering is based on 1,064,920 Class A Ordinary Shares and 29,969 Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 16,064,920 Class A Ordinary Shares and 29,969 Class B Ordinary Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that any such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned After this Offering
	Total Class A Ordinary Shares	Total Class B Ordinary Shares	Percentage of Votes Held Prior to this Offering	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of Votes Held After this Offering
Directors and Executive Officers*
Hao Feng Ng(1)	—	29,969	45.8%	—	29,969	5.3%
Ziyang Long	—	—	—	—	—	—
Chak Ming Wong	—	—	—	—	—	—
Jeffrey Stagg	—	—	—	—	—	—
Siu Wan Lo	—	—	—	—	—	—
Chun Yu Tso	—	—	—	—	—	—
All directors and executive officers as a group:	—	29,969	45.8%	—	29,969	5.3%

5% Shareholders:
True Sage(1)	—	29,969	45.8%	—	29,969	5.3%

*	Unless otherwise indicated, the business address of each of the individuals is #04-09 Techplace II, 5008 Ang Mo Kio Ave 5, Singapore 569874.
(1)	True Sage is a British Virgin Islands business company wholly owned by Mr. Hao Feng Ng, our Chairman. Its registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Its business address is Flat B, 2/F., Block 3 Provident Centre, 25 Wharf Road, North Point, Hong Kong. It holds 29,969 Class B Ordinary Shares as of the date of this prospectus. Each Class B Ordinary Share is entitled to thirty (30) votes on any matter on which action of the shareholders of the Company is sought.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

a. Deposit paid for acquisition of subsidiary — related party

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap Pte Ltd. (“Consap”), which a company is controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director in February 2021, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore, for total cash consideration of USD 2,400,000 (equivalent to SGD 3,216,960).

Deposit of USD 1,400,000 (equivalent to SGD 1,856,171) has been paid to Consap on June 30, 2021. The remaining of consideration of USD 1,000,000 would be paid by RP Singapore to Consap on June 30, 2023 if the conditions are met. Pursuant to the acquisition agreement, in case the aforesaid acquisition is not completed, the deposits would be fully refundable to RP Singapore. This agreement has been superseded by a new addendum mentioned below.

The acquisition was not completed and the remaining consideration of USD 1,000,000 was not paid by RP Singapore to Consap on June 30, 2024. The completion is contingent and subject to certain conditions, including target sales performance, set out in the acquisition agreement. The acquisition was conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD 2,000,000 on or before November 30, 2025. In the event that Consap fails to secure enough sales agreements for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025.

On March 31, 2024, an addendum to the acquisition agreement has been signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within 30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever is earlier, the remaining of consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of June 30, 2025, 2024 and 2023, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171 (USD 1,459,369), SGD 1,856,171 and SGD 1,856,171, respectively.

As of December 31, 2025, Consap did not met the condition of meeting the sales value USD2,000,000. Refund of the deposit is not made as the Company continued to evaluate and progress the proposed acquisition, including conducting due diligence and negotiating the final acquisition consideration and transaction documents.

b. Amount due to directors

Mr. Sai Bin Loi (“Mr. Loi”) and Mr. Chee Wai Chan was the directors of Republic Power Pte Limited.

The Company borrows from Mr. Loi, and Mr. Long, the Company’s Chief Executive Officer, for operation purpose. The loans are interest free, free of collateral and repayable upon demand.

Name of Related Party	Relationship	Nature of Transactions	June 30, 2024	June 30, 2025	June 30, 2025
			SGD	SGD	USD
Mr. Sai Bin Loi	Mr. Loi was a shareholder and director of Republic Power Pte Limited	Loan	77,624	—	—
Mr. Ziyang Long	Mr. Long is a director of Republic Power Pte Limited	Loan	252,976	53,767	42,273
Mr. Chee Wai Chan	Mr. Chan was a director of Republic Power Pte Limited	Loan	71,088	—	—
			401,688	53,767	42,273

Name of Related Party	Relationship	Nature of Transactions	December 31, 2025	December 31, 2025
			SGD	USD
Mr. Ziyang Long	Mr. Long is a director of Republic Power Pte Limited	Loan	149,907	116,577

Mr. Chee Wai Chan has resigned from the position of director of Republic Power Pte Limited and Chief Operating Officer on August 1, 2024.

Mr. Sai Bin Loi has resigned from the position of director of Republic Power Pte Limited on October 28, 2025.

Related party transactions

a. Revenue

On December 6, 2022, the Company entered into a service agreement with Republic SC Pte Ltd., an entity controlled by Mr. Loi, to provide consulting services to Republic SC Pte Ltd. for a software development project. During the years ended June 30, 2025, 2024 and 2023, Republic SC Pte Ltd. paid to the Company in a consideration of nil, nil and SGD 5,500 respectively.

Employment Agreements

See “Management — Employment Agreements with Named Executive Officers.”

DESCRIPTION OF SHARES

We are a BVI business company limited by shares and our affairs are governed by our Amended M&A, the BVI Act, the common law of the British Virgin Islands, our corporate governance documents and the rules and regulations of the stock exchange on which our Class A Ordinary Shares are traded.

As of the date of this prospectus, we are authorized to issue (a) an unlimited number of Class A Ordinary Shares with a par value of US$0.5 each, and (b) 62,500 Class B Ordinary Shares with a par value of US$0.5 each. As of the date of this prospectus, 1,064,920 Class A Ordinary Shares and 29,969 Class B Ordinary Shares are issued and outstanding.

Immediately after the completion of this offering, we will have 16,064,920 Class A Ordinary Shares and 29,969 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by our Amended M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended M&A governing the ownership threshold above which shareholder ownership must be disclosed. Under the BVI Act, the Class A Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Our Company is authorized to issue (a) an unlimited number of Class A Ordinary Shares with a par value of US$0.5 each, and (b) 62,500 Class B Ordinary Shares with a par value of US$0.5 each. Subject to the provisions of the BVI Act and our Amended M&A regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the BVI Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Share Rights.

Our Class A Ordinary Shares and Class B Ordinary Shares rank pari passu with one another other than as set out below:

(a)	As regards conversion, a holder of Class B Ordinary Shares shall have the conversion right in respect of each Class B Ordinary Share. For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into one fully paid Class A Ordinary Share.

(b)	As regards voting rights holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares held in accordance with the Articles), vote together as one class on all matters submitted to a vote for members’ consent. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to thirty (30) votes on all matters subject to the vote at general meetings of the Company.

(c)	As regards dividends, each Class A Ordinary Share be entitled to such dividends as the Board may from time to time declare. Each Class B Ordinary Share shall not be entitled to any dividends.

(d)	In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, the Class A Ordinary Shares and the Class B Ordinary Shares shall be entitled to the distribution of the surplus assets of the Company on a pari passu basis.

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “RPGL.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation with offices located at Bayside Center 1, 17755 North US Highway 19, Suite No. 140, Clearwater, FL 33764.

Dividends

Shareholders holding Class A Ordinary Shares in the Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and our Amended M&A. Class B Ordinary Shares shall not be entitled to any dividends.

Voting Rights

Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to thirty (30) votes on all matters subject to the vote at general meetings of the Company. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares.

Where a written notice of call has been issued and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the notice relates.

Variation of Rights of Shares

Subject to the BVI Act, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, be varied or modified with the consent in writing of or by a resolution passed by the holders of not less than 50 percent of the issued shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Redemption and Purchase of Own Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Amended M&A and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

General Meetings

Under our Amended M&A, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the total voting rights on all matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one third of votes of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our Amended M&A to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Directors

There is nothing under British Virgin Islands law which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our Amended M&A does not provide for cumulative voting for elections of directors.

Liquidation Rights

As permitted by the BVI Act and our Amended M&A, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Amended M&A be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the cost of the proceedings; and

●	whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended), for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Amended M&A provides that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Amended M&A

Some provisions of our Amended M&A may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI Act there are no provisions that specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Amended M&A also does not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Amended M&A and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Amended M&A. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our Amended M&A, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Amended M&A allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our Amended M&A does permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our Amended M&A does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended M&A, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed with cause by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Amended M&A does not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Amended M&A, we may appoint a voluntary liquidator by a resolution of shareholders or by a resolution of directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets equals or exceeds its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended M&A, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by not less than 50 percent of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes, the creation, designation or issue of shares with rights and privileges ranking pari passu to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our Amended M&A be effected by resolution of directors without shareholder approval.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended M&A may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act, 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

TAXATION

The following discussion of material British Virgin Islands, Singapore, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Conyers Dill & Pearman, our British Virgin Islands counsel.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

Republic of Singapore Taxation

Dividends or Other Distributions with Respect to Class A Ordinary Shares

Under the one-tier corporate tax system which currently applies to all Singapore tax resident companies, tax on corporate profits is final, and dividends paid by a Singapore tax resident company will be income tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Capital Gains upon Distribution of Class A Ordinary Shares

Under current Singapore tax laws, there is no tax on capital gains. The determination of whether a gain or loss from disposal of equity investments in a company is income or capital in nature is based on consideration of the facts and circumstances of each case. The factors considered are drawn from established case law principles. Gains arising from the disposal of the Company’s Class A Ordinary Shares may be construed to be of an income nature and subject to Singapore income tax, if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore. However, under Singapore tax laws, any gains derived by a divesting company from its disposal of Class A Ordinary Shares in an investee company between June 1, 2012 and December 31, 2027 are generally not taxable if immediately prior to the date of the relevant disposal, the divesting company has held at least 20% of the Class A Ordinary Shares in the investee company for a continuous period of at least 24 months.

Goods and Services Tax

The issue or transfer of ownership of the Company’s Class A Ordinary Shares should be exempt from Singapore Goods and Services Tax. Hence, the holders would not incur any Goods and Services Tax on the subscription or subsequent transfer of the shares.

Stamp Duty

If the Company’s Class A Ordinary Shares evidenced in certificated forms are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for or market value of the Company’s Class A Ordinary Shares, whichever is higher. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is payable on the acquisition of the Company’s Class A Ordinary Shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore. The stamp duty is borne by the purchaser unless there is an agreement to the contrary.

On the basis that any transfer instrument in respect of the Company’s shares traded on Nasdaq are executed outside Singapore through the Company’s transfer agent/transfer secretary and share registrar in the United States for registration in the Company’s branch registers of members maintained in the United States (without any transfer instrument being received in Singapore), no stamp duty should be payable in Singapore on such transfers.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

British Virgin Islands Taxation

We are not liable to pay any form of taxation in the BVI and all dividends, interests, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the BVI by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of BVI incorporated companies owning land in the BVI), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (as amended) (the “ESA”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands resident legal entities which are engaged in certain “relevant activities.”

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	advertising investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a Trust.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

We were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable year ended June 30, 2025. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending June 30, 2026 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year.

In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Class A Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

PLAN OF DISTRIBUTION

We are offering our Class A Ordinary Shares on a best-efforts basis. The terms of this offering will be subject to market conditions and negotiations between us and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We will enter into a securities purchase agreement with the investors purchasing our Class A Ordinary Shares in this offering. There are currently no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mr. Hao Feng Ng will sell the Class A Ordinary Shares on behalf of the Company, and he intends to offer the Ordinary Shares to friends, family members and business acquaintances. Mr. Ng will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer:

1.	Mr. Ng is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	Mr. Ng will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Mr. Ng is not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

4.	Mr. Ng meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our officers and directors must restrict their participation to any one or more of the following activities:

(A)	Preparing any written communication or delivering such communication through the mail or other means that does not involve oral solicitation by our officers and directors of a potential purchaser; provided, however, that the content of such communication is approved by our officers and directors;

(B)	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C)	Performing ministerial and clerical work involved in effecting any transaction.

Unless disclosed in this prospectus, Mr. Ng and other officers and directors of ours do not intend to purchase any shares in this offering.

In connection with this offering, we plan to enter into an escrow account agreement, with Justin Chow & de Bedin Solicitors, acting solely in its capacity as escrow agent (the “Escrow Agent”). The Escrow Agent will establish and maintain a segregated, non-interest-bearing escrow account with a reputable financial institution (the “Escrow Account”). Prior to closing, all subscription funds will be wired directly by investors into the Escrow Account, which will be released upon receipt of written instruction signed by an authorized officer of the Company and confirmation by the Escrow Agent that the applicable closing conditions described in the securities purchase agreement have been satisfied or waived.

If the offering is terminated, withdrawn, or abandoned, the Escrow Agent will, upon written instruction from the Company, return the applicable subscription funds to the respective investors without deduction (other than applicable bank wire fees). In the event of conflicting written instructions, the Escrow Agent may retain the escrowed funds until such dispute is resolved or may seek direction from a court of competent jurisdiction.

We are solely responsible for all escrow fees, bank charges, and reasonable out-of-pocket expenses incurred by the Escrow Agent in connection with the escrow agreement for an amount no more than $50,000. There is no minimum number of securities that must be sold as a condition to closing this offering; the actual number/amount of securities sold in this offering is not presently determinable.

The primary offering price will be $1.00 per share.

We will pay all of the expenses incident to the registration, offering, and sale of the securities to the public other than commissions or discounts of underwriters, broker-dealers, or agents. This does not include payment for any costs or expenses incurred by shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, all amounts are estimates.

SEC registration fee	$2,072
Legal fees and expenses	$95,000
Accounting fees and expenses	$38,000
Miscellaneous	$302,928
Total	$438,000

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to United States Federal and New York State law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. Legal matters as to Singapore law will be passed upon for us by Insights Law LLC.

EXPERTS

The consolidated financial statements for the years ended June 30, 2023, 2024 and 2025, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to substantial doubt about the ability of Republic Power Group Limited to continue as a going concern, as described in Note 2 to the consolidated financial statements) of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #21-14, International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.singularity.us, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase the Securities in this offering. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on December 15, 2025;

●	Our Current Reports on Form 6-K furnished with the SEC on December 18, 2025, January 5, 2026, January 30, 2026, April 8, 2026, April 14, 2026, April 16, 2026, April 27, 2026, May 4, 2026 and July 10, 2026.

●	the description of the Class A Ordinary Shares, contained in our registration statement on Form 8-A filed with the SEC on October 14, 2025 (File Number 001-42903) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Class A Ordinary Shares, contained in the registration statement on Form F-1 filed with the SEC on July 2, 2025 (File Number 333-288465), and declared effective by the SEC on September 30, 2025, and any amendment or report filed with the SEC for purposes of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, but not delivered with such prospectus. Requests should be directed to:

Republic Power Group Ltd.

#04-09 Techplace II

5008 Ang Mo Kio Ave 5

Singapore 569874

Attn: Ziyang Long

Copies of these filings are also available on our website at https://republicpower.net/. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

REPUBLIC POWER GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID 6732)

To the shareholders and the board of directors of

Republic Power Group Limited.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Republic Power Group Limited and its subsidiaries (collectively, the “Company”) as of June 30, 2025 and 2024, the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended June 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

PCAOB ID 6732

Singapore

December 12, 2025

REPUBLIC POWER GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
ASSETS
CURRENT ASSETS
Cash	11,828	137	108
Accounts receivable, net	2,619,144	2,294,718	1,804,165
Inventories	54,986	—	—
Prepayments	2,648	—	—
Short-term deposits	2,301,806	2,078,263	1,633,983
Total current assets	4,990,412	4,373,118	3,438,256

NON CURRENT ASSETS
Intangible assets	—	480,618	377,874
Property and equipment, net	78,687	663	521
	78,687	481,281	378,395

OTHER ASSETS
Deposit paid for acquisition of subsidiary – related party	1,856,171	1,856,171	1,459,369
Deferred initial public offering (“IPO”) costs	814,444	941,927	740,567
Long-term deposits – related party	920,000	920,000	723,327
Total other assets	3,590,615	3,718,098	2,923,263
Total assets	8,659,714	8,572,497	6,739,914

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Loan payable – Financial Institution	1,682,900	993,695	781,268
Amount due to shareholder	—	266,500	209,529
Amount due to directors	401,688	53,767	42,273
Accounts payable	28,816	28,816	22,656
Other payables and accrued liabilities	328,033	632,523	497,305
Finance lease obligation, current portion	7,755	—	—
Taxes payable	1,658,521	1,729,163	1,359,512
Total current liabilities	4,107,713	3,704,464	2,912,543

OTHER LIABILITIES
Finance lease obligation, net of current portion	44,589	—	—
Deferred tax liabilities, net	—	—	—
Total other liabilities	44,589	—	—
Total liabilities	4,152,302	3,704,464	2,912,543

COMMITMENTS AND CONTINGENCIES (Note 12)

SHAREHOLDERS’ EQUITY
Class A ordinary shares, US$0.000625 par value, unlimited shares authorized, 16,000,000 shares issued and outstanding as of June 30, 2024 and 2025, Class B ordinary share, US$0.000625 par value, 100,000 issued and outstanding as of June 30, 2025	13,453	13,533	10,640
Additional paid-in capital	986,547	986,547	775,648
Retained earnings	3,507,412	3,867,953	3,041,083
Total shareholders’ equity	4,507,412	4,868,033	3,827,371
Total liabilities and shareholders’ equity	8,659,714	8,572,497	6,739,914

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended June 30,
	2023	2024	2025	2025
	SGD	SGD	SGD	USD
OPERATING REVENUES
Software development service	4,532,571	685,820	3,010,817	2,367,181
Consulting and technical support services	133,100	—	—	—
Product sales	356,400	—	—	—
Total operating revenues	5,022,071	685,820	3,010,817	2,367,181

COST OF REVENUES	(1,013,510)	(253,193)	(626,672)	(492,706)

GROSS PROFIT	4,008,561	432,627	2,384,145	1,874,475

OPERATING EXPENSES
Selling and marketing expenses	(104,423)	—	(16,452)	(12,935)
General and administrative expenses	(2,310,297)	(1,556,688)	(778,801)	(612,313)
Research and development expenses	(86,921)	(116,592)	(1,120,000)	(880,572)
Total operating expenses	(2,501,641)	(1,673,280)	(1,915,253)	(1,505,820)

INCOME/(LOSS) FROM OPERATIONS	1,506,920	(1,240,653)	468,892	368,655

OTHER INCOME (EXPENSE)
Interest expense	(103,814)	(210,987)	(57,340)	(45,082)
Finance expenses	(72,591)	(34,830)	—	—
Foreign exchange (loss)/income	(4,080)	1,535	(345)	(271)
Other income, net	89,361	67,755	51,922	40,822
Total other expense, net	(91,124)	(176,527)	(5,763)	(4,531)

INCOME/(LOSS) BEFORE INCOME TAXES	1,415,796	(1,417,180)	463,129	364,124

(PROVISION FOR)/BENEFIT FROM INCOME TAX
Current	(194,390)	—	(102,588)	(80,657)
Deferred	(3,622)	3,622	—	—
Total (provision for)/benefit from income tax	(198,012)	3,622	(102,588)	(80,657)

NET INCOME (LOSS)	1,217,784	(1,413,558)	360,541	283,467

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted	16,000,000	16,000,000	16,000,000	16,000,000

EARNINGS/(LOSS) PER SHARE
Basic and diluted	0.08	(0.09)	0.02	0.02

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares			Additional paid-in	Retained
	Shares		Par Value	capital	earnings	Total
	Class A Ordinary	Class B Ordinary	SGD	SGD	SGD	SGD
BALANCE, July 1, 2022	16,000,000	—	13,453	986,547	3,703,186	4,703,186
Net income	—	—	—	—	1,217,784	1,217,784
BALANCE, June 30, 2023	16,000,000	—	13,453	986,547	4,920,970	5,920,970
Net loss	—	—	—	—	(1,413,558)	(1,413,558)
BALANCE, June 30, 2024	16,000,000	—	13,453	986,547	3,507,412	4,507,412
Net income	—	—	—	—	360,541	360,541
Issuance of shares		100,000	80	—	—	80
BALANCE, June 30, 2025	16,000,000	100,000	13,533	986,547	3,867,953	4,868,033
			USD	USD	USD	USD
BALANCE, June 30, 2025	16,000,000	100,000	10,640	775,648	3,041,083	3,827,371

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2023	2024	2025	2025
	SGD	SGD	SGD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	1,217,784	(1,413,558)	360,541	283,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	48,725	42,700	16,571	13,029
Loss on disposal of property and equipment	—	—	61,453	48,316
Allowance for credit losses	24,723	420,793	250,198	196,712
Inventory written off	—	—	54,986	43,231
Deferred tax provision	3,622	(3,622)	—	—
Change in operating assets and liabilities:
Accounts receivables, net	(1,807,488)	1,835,013	74,228	58,360
Prepayments	10,677	175	2,648	2,082
Inventories	(54,986)	—	—	—
Short-term deposits	(344,426)	(1,866,250)	223,543	175,755
Deposits – related party	—	80,000	—	—
Other current assets	6,483	—	—	—
Accounts payable	(79,249)	(111,871)	—	—
Other payables and accrued liabilities	405,697	(351,780)	239,083	187,973
Taxes payable	319,310	(99,287)	70,642	55,540
Net cash (used in)/provided by operating activities	(249,128)	(1,467,687)	1,353,893	1,064,465

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Intangible assets	—	—	(480,618)	(377,874)
Purchases of property and equipment	(6,802)	—	—	—
Cash used in investing activities	(6,802)	—	(480,618)	(377,874)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred IPO costs	(16,220)	(154,622)	(62,078)	(48,808)
Proceeds from financial institutions	523,642	1,616,985	218,422	171,729
Proceeds from related party	50,000	—	1,432,688	1,126,416
Proceeds from director	184,831	605,754	523,953	411,945
Repayment to financial institutions	(323,500)	(256,228)	(907,627)	(713,599)
Repayment to related party	(115,000)	—	(1,166,107)	(916,823)
Repayment of amount due to a director	(60,000)	(328,896)	(871,873)	(685,489)
Repayment to finance lease	(7,160)	(7,452)	(52,344)	(41,154)
Net cash provided by/(used in) financing activities	236,593	1,475,541	(884,966)	(695,783)

CHANGE IN CASH	(19,337)	7,854	(11,691)	(9,192)

CASH, beginning of the period	23,311	3,974	11,828	9,300

CASH, end of the period	3,974	11,828	137	108

REPUBLIC POWER GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Years Ended June 30,
	2023	2024	2025	2025
	SGD	SGD	SGD	USD
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	—	100,000	4,000	3,145
Cash paid for interest expense	103,981	75,676	57,340	45,082

SUPPLEMENTAL NON-CASH ITEMS INFORMATION:
Non-cash deferred IPO cost*	—	—	65,406	51,424
Issuance of Class B ordinary share**	—	—	80	63

*	Non-cash deferred IPO costs of SGD 65,406 (USD 51,424) represent offering-related expenses that were accrued but not yet paid and therefore did not result in cash outflows during the period.
**	Issuance of 100,000 Class B Ordinary Shares in exchange for the settlement of a payable to a shareholder amounting to SGD 80 (USD 63) was a non-cash financing transaction and is therefore excluded from the statements of cash flows.

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Republic Power Group Limited (the “Company” or “RP”) is a holding company incorporated on November 17, 2021 under the British Virgin Islands (“BVI”) law. The Company has no substantial operations other than holding all of the equity interest of Republic Power Pte. Ltd. (“RP Singapore”), a Singapore company incorporated on January 1, 2015. The Company, through RP Singapore, is a provider of customized software solutions and peripheral hardware to large and small to medium corporate clients and government agencies. The Company’s headquarter is located in Singapore. All of the Company’s business activities are carried out by RP Singapore.

On November 17, 2021, the Company completed a reorganization of RP Singapore under common control of its then existing shareholders, who collectively owned all of the equity interests of the Company prior to the reorganization. The Company and RP Singapore are under common control which results in the consolidation of RP Singapore at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

The consolidated financial statements reflect the activities of each of the following entities:

Name		Background	Ownership	Principal activity
Republic Power Group Limited	●	A BVI company	—	Investment holding
	●	Incorporated on November 17, 2021

Republic Power Pte. Ltd	●	A Singapore company	100% owned by RP	Providing of software development and technology services
	●	Incorporated on January 1, 2015

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, and allowance for credit losses. Actual results could differ from these estimates.

Foreign currency transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company is United States Dollars (“USD”) and its subsidiary which is incorporated in Singapore is SGD, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the consolidated statements of income.

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from SGD into USD as of June 30, 2025 are solely for the convenience of the readers and are calculated at the rate of USD1.00=SGD1.2719, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2025. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Cash

Cash primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

Accounts receivable, net

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for credit losses is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. As of June 30, 2025 and 2024, the Company recorded allowances for credit losses against its accounts receivable amounting to SGD 468,971 (USD 368,717) and SGD 445,516 respectively.

Inventories

Inventories are comprised of finished goods and are stated at the lower of cost or net realizable value using the weighted average method. As of June 30, 2025 and 2024, the inventory amounted to nil and SGD 54,986 respectively. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of June 30, 2025, management evaluated the inventory balance and determined that the entire amount was impaired, and accordingly, the inventory was written off. As of June 2024, the Company determined that no allowance was necessary.

Prepayments

Pursuant to ASC340-10, prepayments refer to payments made in advance to vendors or service providers for services that are yet to be rendered, including prepayment of rent for office accommodation. These amounts are refundable and bear no interest. As of June 30, 2025 and 2024, the prepaid expenses amounted to nil and SGD 2,648 respectively. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. The Company determined that no allowance was deemed necessary for years ended June 30, 2025, 2024 and 2023.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Short-term deposits and long-term deposits

Short-term deposits and long-term deposits are mainly for rent, utilities and money deposited with certain suppliers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when term and conditions set forth in the agreements have been satisfied. As of June 30, 2025 and 2024, the short-term deposits amounted to SGD 2,078,263 (USD 1,633,983) and SGD 2,301,806, respectively.

Intangible Assets

The Company’s intangible assets consist primarily of capitalized research and development (“R&D”) costs related to the ongoing development of its proprietary software and technology platforms. Costs incurred during the application development stage that meet the capitalization criteria under ASC 350-40 are capitalized, while costs incurred during the preliminary project and research stages are expensed as incurred in accordance with ASC 730. As the related R&D projects are still in progress and the software is not yet ready for its intended use, no amortization has been recorded for the periods presented. These assets will begin to be amortized on a straight-line basis over their estimated useful lives, generally 3 to 5 years, once the software is substantially complete and available for use. The Company evaluates its intangible assets for impairment whenever events or changes in circumstances indicate potential no recoverability. No impairment losses were recorded during the periods presented. As of June 30, 2025 and 2024, the intangible assets amounted to SGD 480,618 (USD377,874) and nil, respectively.

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, accounting fees and consulting fees related to the registration preparation, the SEC filing and print related costs. As of June 30, 2025 and 2024, the accumulated deferred IPO cost was SGD 941,927 (USD740,567) and SGD814,444, respectively.

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Office equipment	3 years
Office furniture and fixtures	3 years
Leasehold improvements	5 years
Automobiles	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2025, the Company conducted a recoverability test and the total future projected cashflows from the asset group exceed or equal to the carrying amount of the assets group therefore no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

Effective July 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with clients, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

The Company applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company derives its revenues from three sources: (1) revenue from software development services, (2) revenue from consulting and technical support services, and (3) revenue from product sales. All of the Company’s contracts with clients do not contain cancelable and refund-type provisions.

The Company did not have consulting and technical support services and product sales for the years ended June 30, 2025 and 2024.

(1) Software development services

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs software based on clients’ specific needs which require the Company to perform services including design, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

From September 01, 2024 onwards, in certain software development contract, we provide complementary support services for 12 months following completion of the project. However, any feature upgrade, system scaling and ongoing maintenance will require service fee from clients.

The Company’s software development service revenues is generated primarily from contracts with government or related agencies and state-owned enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from software development contracts are generally recognized over time as the Company’s performance creates or enhances the project controlled by the clients and the control is transferred continuously to the Company’s clients. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, the Company could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period. Certain contracts include milestone-based payment terms, and in some arrangements the achievement of defined milestones also represents a meaningful measure of progress toward completion. When the structure of the contract and the nature of the deliverables indicate that the milestone reflects value transferred to the customer, the Company recognizes revenue upon achievement of the milestone, as this output-based measure provides a more accurate depiction of progress for those contracts.

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires the Company to make estimates of revenues and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. The Company’s estimates are based upon the professional knowledge and experience of the Company’s engineers and project managers to assess the contract’s schedule, performance, and technical matters. The Company has adequate cost history and estimating experience, and with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenues, the Company recognizes the entire estimated loss in the period the loss becomes known and can be reasonably estimated.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Changes in estimates for software development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, the Company has not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if the Company entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

In certain software development service arrangements, the Company sells equipment to be customized and integrated with the developed software. The Company assesses the customized equipment and service are interdependent and highly interrelated. In these cases, the Company controls the customized equipment before it is transferred to the clients. The Company has the right to direct the suppliers and control the goods or assets transferred to its clients. Thus, the Company considers it should recognize revenue as a principal in the gross amount of consideration to which it is entitled in exchange for the customized equipment delivered.

(2) Consulting and technical support services

Revenue from consulting and technical support services is primarily comprised of fixed-fee contracts, which require the Company to provide professional consulting and technical support services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and technical support services contracts typically include a single performance obligation. The revenue from consulting and technical support services is recognized over the contract term as clients receive and consume benefits of such services as provided.

(3) Product sales

The Company engages in sale of medical equipment, hardware and related accessories. The Company typically enters into contracts with its client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a time when the control of products is transferred to clients.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Cost of Revenue

Cost of revenue consists primarily of personnel costs (including salaries and benefits) for employees associated with technical support and subcontractors, professional services organizations, third party license fees, allocable overhead.

Selling and marketing expenses

Selling and marketing expenses consist primarily of advertising and marketing research expenses. For the years ended June 30, 2025, 2024 and 2023, the Company’s selling and marketing expenses were SGD 16,452 (USD 12,935), nil and SGD 104,423, respectively.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

General and administrative expenses

General and administrative expenses consist primarily of corporate expenses, operating expenses and employment expenses. For the years ended June 30, 2025, 2024 and 2023, the Company’s total general and administrative expenses were SGD 778,801(USD 612,313), SGD 1,556,688 and SGD 2,310,297 respectively. For the year ended June 30, 2025, corporate expenses amounted to SGD 391,848 (USD 308,080), operating expenses amounting to SGD 32,806 (USD 25,793) and employment expenses amounting to SGD 48,963 (USD 38,496) and other operating expenses SGD 305,184 (USD239,944). For the year ended June 30, 2024, corporate expenses amounted to SGD 123,170, operating expenses amounting to SGD 208,980, employment expenses amounting to SGD 647,295 and other operating expenses SGD 577,243. For the year ended June 30, 2023, corporate expenses amounted to SGD 778,312, operating expenses amounting to SGD 443,926, and employment expenses amounting to SGD 1,088,059.

Research and development

Research and development expenses include salaries and other compensation-related expenses for the Company’s research and product development personnel, outsourced subcontractors, and other costs incurred during the research and preliminary project stages. In accordance with ASC 730, costs related to research activities and costs that do not meet the capitalization criteria under ASC 350-40 are expensed as incurred.

Development costs that meet the capitalization requirements under ASC 350-40 are recorded as intangible assets and are not included in research and development expenses. For the years ended June 30, 2025, 2024 and 2023, the Company recorded research and development expenses of SGD 1,120,000 (USD 880,572) SGD 116,592 and SGD 86,921, respectively, representing costs that did not qualify for capitalization.

Leases

Effective July 1, 2019, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate based on the information available at the lease commencement date. The Company generally uses the base, non-cancelable lease term in calculating the right-of-use assets and lease liabilities.

The Company may recognize the lease payments in the consolidated statements of income on a straight-line basis over the lease terms and variable lease payments in the periods in which the obligations for those payments are incurred, if any. The lease payments under the lease arrangements are fixed.

The Company elected the package of practical expedients under the transition guidance which allows the Company to carryforward its historical lease classification, its assessment on whether a contract is or contains a lease and its initial direct costs for any lease that exists prior to adoption of the new standard.

The Company elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Company is not able to be reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

The Company did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

ROU lease assets are included in property and equipment, net.

Operating lease expense is recognized on a straight-line basis over the lease term. Upon completion of lease term, the Company does not have control of the renewal option on all leases as the lessor can terminate the renewal option with advance notice.

The Company evaluates the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended June 30, 2025, 2024 and 2023, the Company did not have any impairment loss against its finance lease ROU assets.

Income taxes

Republic Power Group Limited is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, upon payments of dividends by Republic Power Group Limited and the Company’s subsidiary in Singapore, Republic Power Pte. Ltd. to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

The Company accounts for income tax in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax positions for the years ended June 30, 2025, 2024 and 2023. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Earnings per share

Basic earnings per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted income per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Employee benefit

(1) Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2) Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly before twelve months after the end of the reporting period is recognized for services rendered by employees up to the end of the reporting period.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific service clients and other information.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

Concentration of clients

For the year ended June 30, 2025, four clients, Company A, Company B , Company C and Company D, accounted for 29.3% 18.1%, 15.2% and 11.1%, of the Company’s total revenues, respectively. For the year ended June 30, 2024, one major client, Company H accounted for 79.3% of the Company’s total revenues. For the year ended June 30, 2023, one major client, Company L accounted for 13.3% of the Company’s total revenues. As of June 30, 2025, four clients, Company A and Company C, Company H and Company I, accounted for 31.9%, 16.6%, 12.9% and 11.2%, respectively, of the Company’s total accounts receivable. As of June 30, 2024, five major clients, Company H, Company I, Company L, Company M and Company N accounted for 22.2%, 12.2%, 10.8%, 10.4%, and 10.4%, respectively, of the Company’s total accounts receivable. As of June 30, 2023, three major clients, Company P, Company L and Company I. accounted for 16.5%, 13.6%, and 10.7%, respectively, of the Company’s total accounts receivable.

Concentration of vendors

As of June 30, 2025, one vendor, Vendor J, accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2025, three vendors, Vendor E, Vendor F and Vendor G, accounted for 42.7%, 36.2% and 16.7% of the Company’s total purchases. As of June 30, 2024, one major vendor, Vendor J accounted for 81.5% of the Company’s accounts payable. For the year ended June 30, 2024, two major vendors, Vendor K and Vendor Q, accounted for 66.4% and 32.4%, respectively, of the Company’s total purchases. For the year ended June 30, 2023, two major vendors, Vendor K and Vendor J accounted for 72.2% and 16.7%, respectively, of the Company’s accounts payable. For the year ended June 30, 2023, two major vendors, Vendor O. and Vendor K, accounted for 48.4% and 20.3%, respectively, of the Company’s total purchases.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in the consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. Management has evaluated and concluded no material impact of this to the financial statements.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements but does not expect the impact to be material.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (cont.)

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands disclosures about a public entity’s reportable segments and required more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management has evaluated and concluded no material impact of this to the financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

Except as mentioned above, there are no new recently issued accounting standards that will have a material impact on the Company’s consolidated financial statements. The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 — Revenues

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration to which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues disaggregated by service lines for the years ended June 30, 2025, 2024 and 2023:

	For the years ended June 30,
	2023	2024	2025
	SGD	SGD	SGD	USD
Software development service	4,532,571	685,820	3,010,817	2,367,181
Consulting and technical support services	133,100	—	—	—
Product sales	356,400	—	—	—
Total revenues	5,022,071	685,820	3,010,817	2,367,181

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Revenues (cont.)

The following table presents the Company’s revenues disaggregated by the timing of revenue recognition for the years ended June 30, 2025, 2024 and 2023:

	For the years ended June 30,
	2023	2024	2025
	SGD	SGD	SGD	USD
Services and deliverables transferred at a point in time	356,400	—	—	—
Services and deliverables transferred over time	4,665,671	685,820	3,010,817	2,367,181
Total revenues	5,022,071	685,820	3,010,817	2,367,181

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

Note 4 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	For the years ended June 30,
	2024	2025
	SGD	SGD	USD
Accounts receivable	3,064,660	2,763,689	2,172,882
Less: allowance for credit losses	(445,516)	(468,971)	(368,717)
Accounts receivable, net	2,619,144	2,294,718	1,804,165

The following table summarizes the changes in allowance for credit losses:

	For the years ended June 30,
	2024	2025
	SGD	SGD	USD
Beginning balance	24,723	445,516	350,276
Addition	420,793	23,455	18,441
Ending balance	445,516	468,971	368,717

Note 5 — Prepayments

Prepayments consist of the following:

	For the years ended June 30,
	2024	2025
	SGD	SGD	USD
Service prepayment	2,648	—	—
Total prepayments	2,648	—	—

REPUBLIC POWER GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Property and equipment, net

Property and equipment consist of the following:

	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Office equipment	55,373	55,373	43,535
Office furniture and fixtures	12,096	12,096	9,510
Leasehold improvements	94,516	94,516	74,311
Automobiles	79,905	79,905	62,823
Subtotal	241,890	241,890	190,179
Less: asset written off	—	(186,517)	(146,644)
Less: accumulated depreciation	(163,203)	(54,710)	(43,014)
Total	78,687	663	521

In the year ended June 30, 2025, the Company relocated its office premises. As part of this relocation, certain items of office equipment, furniture and fixtures, and leasehold improvements were determined to be unusable or not transferable to the new premises. Accordingly, the Company disposed of or wrote off property and equipment with a total carrying amount of SGD 186,517 (USD 146,644). The write-off resulted in a loss on disposal of SGD 61,453 (USD 48,316), which is included in other operating expenses and reflected in cash flows from operating activities. The decrease in accumulated depreciation during the year primarily reflects the derecognition of accumulated depreciation related to the assets disposed of. Depreciation expense for the years ended June 30, 2025, 2024 and 2023 amounted to SGD 16,571 (USD 13,028), SGD 42,700 and SGD 48,725, respectively.

No impairment loss had been recognized during the years ended June 30, 2025, 2024 and 2023, respectively.

Automobile under finance lease

On August 21, 2020, the Company entered into a finance lease agreement with a third party to lease an automobile for 120 months for SGD 79,905 (USD 62,823). The lease required monthly lease payments of SGD 809 from August 21, 2020 through July 20, 2030 and interest rate per annum of 4.00%. The Company placed this vehicle into service in August 2020; accordingly, it has been capitalized. The Company terminated the automobile lease in August 2024. As of June 30, 2025 and 2024, the accumulated depreciation of the automobile was nil and SGD 31,296, respectively.

Note 7 — Accounts payable, other payables and accrued liabilities

Accounts payable, other payables and accrued liabilities consist of the following:

	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Accounts payables	28,816	28,816	22,656
Salary payables	75,404	92,518	72,740
Other payables	185,202	71,088	55,891
Accrued expenses	67,427	468,917	368,674
Total accounts payable, other payables and accrued liabilities	356,849	661,339	519,961

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Loans Payable — Financial Institution

On October 21, 2022, RP Singapore entered into a loan agreement with a financial institution to obtain a loan of SGD 40,000 (USD 31,449) for a term of 10 months and at a fixed annual interest rate of 1.88%. The loan was unsecured and guaranteed by a third party. This loan has been settled as of August 2023.

On November 2, 2022, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 20,000 (USD 15,725) for a term of ten months and at a fixed monthly interest rate of 3.00%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of September 2023.

On November 14, 2022, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 40,000 (USD 31,449) for a term of ten months and at a fixed monthly interest rate of 5.00%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of September 2023.

On March 3, 2023, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 25,000 (USD 19,656) for a term of six months and at a fixed monthly interest rate of 3.50%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of September 2023.

On April 28, 2023, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 100,000 (USD 78,622) for a term of 20 bi-weekly installment and at a fixed bi-weekly interest rate of 1.75%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of June 2025.

On April 8, 2024, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 80,000 (USD 62,898) for a term of one month and at a fixed monthly interest rate of 6.00%. The financial loan was unsecured and guaranteed by a third party. On June 12, 2024, after a repayment of SGD 10,000 (USD 7,862) towards the outstanding amount, the loan was re-structured to be a monthly repayment over a term of 8 months. As of June 30, 2025, the outstanding balance is SGD 30,261 (USD 23,792).

As of June 30, 2024, RP Singapore has utilized the overdraft credit line of SGD 173,809 from a banking institution. The overdraft credit line was unsecured and guaranteed by a third party with an annual interest rate of 7.25%.

As of June 30, 2025 RP Singapore has utilized the overdraft credit line of SGD 161,567 (USD127,028) from a banking institution. The overdraft credit line was unsecured and guaranteed by a third party with an annual interest rate of 7.25%.

Note 9 — Related party balances and transactions

Related party balances

a. Long-term deposits — related party

On February 11, 2019, the Company entered into a service agreement with Ad Navitas Pte Ltd, which is owned by our former shareholder and sole director, Mr. Sai Bin Loi. Ad Navitas Pte Ltd will assist the Company to provide software development projects. Per terms set forth in the agreement, the Company is required to maintain a minimum security amount of SGD 1,000,000 to Ad Navitas Pte Ltd after signing the agreement. Long-term deposits — related party was SGD 920,000 (USD 723,327), SGD 920,000 and SGD 1,000,000 as of June 30, 2025, 2024 and 2023, respectively. The Company has made an expected credit loss provision of SGD 181,000 (USD 142,307) and SGD 80,000 in the year ended June 30, 2025 and 2024.

b. Deposit paid for acquisition of subsidiary — related party

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap Pte Ltd. (“Consap”), which a company is controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director in February 2021, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore, for total cash consideration of USD 2,400,000 (equivalent to SGD 3,216,960).

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Related party balances and transactions (cont.)

The acquisition is not completed as of June 30, 2025 and the completion is contingent and subject to certain conditions, including target sales performance, set out in the acquisition agreement.

Deposit of USD 1,400,000 (equivalent to SGD 1,856,171) has been paid to Consap on June 30, 2021. The remaining of consideration of USD 1,000,000 will be paid by RP Singapore to Consap on June 30, 2023 if the conditions are met. Pursuant to the acquisition agreement, in case the aforesaid acquisition is not completed, the deposits would be fully refundable to RP Singapore. This agreement has been superseded by a new addendum mentioned below.

The acquisition had not been completed and the remaining consideration of USD 1,000,000 has not been paid by RP Singapore to Consap on June 30, 2024. The completion is contingent and subject to certain conditions, including target sales performance, set out in the acquisition agreement. The acquisition was conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD 2,000,000 on or before November 30, 2025. In the event that Consap fails to secure enough sales agreements for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025.

On March 31, 2024, an addendum to the acquisition agreement has been signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within 30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever is earlier, the remaining of consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of June 30, 2025, 2024 and 2023, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171 (USD 1,459,369), SGD 1,856,171 and SGD 1,856,171, respectively.

c. Amount due to directors

Mr. Sai Bin Loi (“Mr. Loi”) and Mr. Chee Wai Chan was the directors of Republic Power Pte Limited.

The Company borrows from Mr. Loi, the Company’s major shareholder and Mr. Long, the Company’s Chief Executive Officer, for operation purpose. The loans are interest free, free of collateral and repayable upon demand.

Name of Related Party	Relationship	Nature of Transactions	June 30, 2024	June 30, 2025	June 30, 2025
			SGD	SGD	USD
Mr. Sai Bin Loi	Mr. Loi was a shareholder and director of Republic Power Pte Limited	Loan	77,624	—	—
Mr. Ziyang Long	Mr. Long is a director of Republic Power Pte Limited	Loan	252,976	53,767	42,273
Mr. Chee Wai Chan	Mr. Chan was a director of Republic Power Pte Limited	Loan	71,088	—	—
			401,688	53,767	42,273

Mr. Chee Wai Chan has resigned from the position of director of Republic Power Pte Limited and Chief Operating Officer on August 1, 2024.

Mr. Sai Bin Loi has resigned from the position of director of Republic Power Pte Limited on October 28, 2025.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Related party balances and transactions (cont.)

Related party transactions

a. Revenue

On December 6, 2022, the Company entered into a service agreement with Republic SC Pte Ltd., to provide consulting services to Republic SC Pte Ltd. for a software development project. During the years ended June 30, 2025, 2024 and 2023, Republic SC Pte Ltd. paid to the Company in a consideration of nil, nil and SGD 5,500 respectively.

Income tax

British Virgin Islands

Republic Power Group Limited is incorporated in the British Virgin Islands and conducts all of the Company’s businesses through the Company’s subsidiary in Singapore, Republic Power Pte Limited. Under the current laws of the British Virgin Islands, Republic Power Group Limited is not subject to tax on income or capital gains. In addition, upon payments of dividends by Republic Power Group Limited and the Company’s subsidiary in Singapore, Republic Power Pte. Limited to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Note 10 — Taxes

Singapore

Republic Power Pte Limited is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD 10,000 (approximately USD 7,395) taxable income and 50% of the next SGD 190,000 (approximately USD 140,501) taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of June 30, 2025, the Company did not generate net operating loss carry forward available to offset future taxable income. As of June 30, 2024, the Company is operating at a loss and it will be carried forward to offset future taxable income.

Significant components of the provision for income taxes are as follows:

	For the year ended June 30, 2023	For the year ended June 30, 2024	For the year ended June 30, 2025	For the year ended June 30, 2025
	SGD	SGD	SGD	USD
Current income tax	194,390	—	102,588	80,657
Deferred income tax	3,622	(3,622)	—	—
Provision for/(benefit from) income tax	198,012	(3,622)	102,588	80,657

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Taxes (cont.)

A reconciliation between the Company’s actual provision for income taxes and the provision at the Singapore statutory rate was as follows:

	For the years ended June 30,
	2023	2024	2025
	SGD	SGD	SGD	USD
Income/(loss) before income tax	1,415,796	(1,417,180)	463,129	364,124
Singapore income tax rate	17%	17%	17%	17%
Income tax expense computed at statutory rate	240,685	(240,920)	78,732	61,901

Reconciling items:
Non-deductible items in Singapore	27,323	8,516	54,698	43,005
Non-taxable income	(2,283)	—	(13,417)	(10,549)
Utilization of previous unrecognized: Capital allowances	(6,223)	—	—	—
Tax credit*	(17,425)	—	(17,425)	(13,700)
Deferred tax asset not recognized in current year	—	232,404	—	—
Overprovision in prior year	(47,687)	(3,622)	—	—
Deferred tax liability	3,622	—	—	—
Total provision for/(benefit from) income tax	198,012	(3,622)	102,588	80,657
Effective tax rate	14.0%	(0.3)%	14.0%	14.0%

*	A partial tax exemption is eligible for the first SGD 200,000 of chargeable income. Under this condition, 75% of the first SGD 10,000 of chargeable income is tax exempt and 50% of the next SGD 190,000 of chargeable income is tax exempt.

Deferred tax

Significant components of deferred tax were as follows:

	As of June 30,
	2023	2024	2025
	SGD	SGD	SGD	USD
Deferred tax assets:
Allowance for credit losses	4,203	3,622	—	—
Total deferred tax assets	4,203	3,622	—	—

Deferred tax liabilities:
Difference in tax depreciation for tax purpose	(7,825)	(3,622)	—	—
Total deferred tax liabilities	(7,825)	(3,622)	—	—
Deferred tax liabilities, net	(3,622)	—	—	—

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2025, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended June 30, 2025, 2024 and 2023 and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2025.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Taxes (cont.)

Taxes payable consisted of the following:

	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Income taxes payable	1,658,521	1,729,163	1,359,512
Total	1,658,521	1,729,163	1,359,512

Note 11 — Equity

Ordinary shares

On November 17, 2021, 10,000 ordinary shares of the Company were issued to the participating shareholders in connection with the restructuring of the Company.

On April 21, 2022, the majority shareholders and the board of the Company approved, upon the consummation of the offering, to increase the authorized shares of the Company from 10,000 ordinary shares, par value $1.00 per share to unlimited ordinary shares, par value $0.000625 per share and effectuate a forward share split all issued and outstanding shares at a ratio of 1,600:1. On April 21, 2022, the majority shareholders and the board of the Company approved that the effective date of the increase of the authorized shares and effectuate share split shall be April 21, 2022, prior to the consummation of the offering. The Company completed this share split on April 21, 2022, resulting in the Company having a total of 16,000,000 ordinary shares outstanding, par value $0.000625 per share, and effected a forward share split of all issued and outstanding shares at a ratio of 1,600:1, effective immediately following the filing of the Amended and Restated Charter. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to share split or dividend pursuant to ASC 260. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 1,600 for 1 share split.

On April 7, 2025, our authorized shares were amended to be an unlimited number of ordinary shares divided into two classes, consisting of (i) an unlimited number of Class A Ordinary Shares, par value $0.000625 each, and (ii) 50,000,000 Class B Ordinary Shares, par value $0.000625 each. Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to ten (10) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends.

Capital contributions

On March 27, 2025, we issued 100,000 Class B Ordinary Shares to True Sage for cash at par, with capital contribution of SGD 80 (USD 63).

There was no capital contributions during the year ended June 30, 2024.

Note 12 — Commitments and contingencies

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

REPUBLIC POWER GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Commitments and contingencies (cont.)

The Company has two property lease agreements with lease terms ranging for one year and ten years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with lease term of one year.

As of June 30, 2025 and 2024, the Company recognized ROU assets of nil and SGD 79,905 respectively, and a corresponding finance lease obligation in relation to a ten-year office lease. Lease expense is recorded on a straight-line basis over the lease term.

The office lease expired on July 31, 2024 and was not renewed. Upon expiry, the Company ceased using the leased premises and the related ROU asset and lease liability were derecognized in accordance with the applicable financial reporting standards. Thereafter, the Company transitioned to a co-working office space arrangement. As the co-working arrangement does not provide the Company with control over an identified asset and is cancellable without significant penalty, it does not meet the definition of a lease and no ROU asset or lease liability is recognized.

The Company terminated the automobile finance lease in August 2024.

For the years ended June 30, 2025, 2024 and 2023, rent expenses for the short-term lease amounted to approximately SGD 9,886 (USD 7,773), SGD 34,600 and SGD 31,080, respectively.

Acquisition Commitments

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap Pte Ltd. (“Consap”), a company which is currently controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director in February 2021, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore at a total cash consideration of USD 2,400,000 (equivalent to SGD 3,228,720). Pursuant to the agreement, RP Singapore is required to pay the consideration in cash with the amount of USD1,400,000 (equivalent to SGD1,856,171) due upon signing of the acquisition agreement. The remaining acquisition consideration in the amount of USD1,000,000 will be paid by RP Singapore to Consap on December 31, 2022 if conditions are met. The acquisition is conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD2,000,000 on or before November 30, 2022. In the event that Consap fails to secure enough sales agreements for a total contracts value of at least USD2,000,000, Consap shall return USD1,400,000 to RP Singapore within seven days from March 31, 2023.

On March 31, 2024, an addendum to the acquisition agreement has been signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within 30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever earlier, the remaining consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of June 30, 2025 and 2024, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171 (USD 1,459,369) and SGD 1,856,171, respectively.

Note 13 — Subsequent events

Management evaluated subsequent events through December 12, 2025, the date the consolidated financial statements were issued, and concluded that no subsequent events occurred that require adjustment to the consolidated financial statements or additional disclosures in the accompanying notes, other than the following:

On October 15, 2025, the Company completed its initial public offering of 1,250,000 ordinary shares at a public offering price of $4.00 per share, for aggregate gross proceeds of approximately $5 million, prior to deducting underwriting discounts and other offering expenses. The shares began trading on the Nasdaq Capital Market on October 14, 2025, under the symbol “RPGL.”

REPUBLIC POWER GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025 (Audited)	December 31, 2025 (Unaudited)	December 31, 2025 (Unaudited)
	SGD	SGD	USD
ASSETS
CURRENT ASSETS
Cash	137	5,972	4,644
Accounts receivable, net	2,294,718	568,346	441,983
Prepayments	—	2,141,712	1,665,536
Short-term deposits	2,078,263	1,103,100	857,843
Total current assets	4,373,118	3,819,130	2,970,006

NON CURRENT ASSETS
Intangible assets	480,618	4,550,432	3,538,714
Property and equipment, net	663	44	34
	481,281	4,550,476	3,538,748

OTHER ASSETS
Deposit paid for acquisition of subsidiary – related party	1,856,171	1,856,171	1,443,480
Deferred initial public offering (“IPO”) costs	941,927	—	—
Long-term deposits – related party	920,000	500,000	388,833
Total other assets	3,718,098	2,356,171	1,832,313
Total assets	8,572,497	10,725,777	8,341,067

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Loan payable – Financial Institution	993,695	—	—
Amount due to shareholder	266,500	—	—
Amount due to director	53,767	149,907	116,577
Accounts payable	28,816	5,329	4,144
Other payables and accrued liabilities	632,523	395,025	307,198
Taxes payable	1,729,163	1,729,163	1,344,711
Total current liabilities	3,704,464	2,279,424	1,772,630

Total liabilities	3,704,464	2,279,424	1,772,630

COMMITMENTS AND CONTINGENCIES (Note 13)

SHAREHOLDERS’ EQUITY
Class A ordinary shares, US$0.5 par value, unlimited shares authorized, 20,000 shares issued and outstanding as of June 30, 2025, US$0.5 par value, unlimited shares authorized, 21,563 shares issued and outstanding as of December 31, 2025. Class B ordinary share, US$0.5 par value, 125 shares issued and outstanding as of June 30, 2025 and December 31, 2025*	13,533	14,545	11,311
Additional paid-in capital	986,547	5,545,324	4,312,407
Retained earnings	3,867,953	2,886,484	2,244,719
Total shareholders’ equity	4,868,033	8,446,353	6,568,437
Total liabilities and shareholders’ equity	8,572,497	10,725,777	8,341,067

*	All share and per-share information presented in these unaudited interim condensed consolidated financial statements has been retrospectively adjusted to reflect the 1-for-20 reverse share split effected on February 2, 2026 and the subsequent 1-for-40 reverse share split effected on May 12, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF LOSS

	For the Six Months ended December 31 (Unaudited),
	2024	2025	2025
	SGD	SGD	USD
OPERATING REVENUES
Software development service	490,977	996,935	775,282
Consulting and technical support services	—	10,000	7,777
Product sales	—	1,160,000	902,092
Total operating revenues	490,977	2,166,935	1,685,151

COST OF REVENUES	(288,218)	(1,606,951)	(1,249,670)

GROSS PROFIT	202,759	559,984	435,481

OPERATING EXPENSES
Selling and marketing expenses	—	(231,192)	(179,790)
General and administrative expenses	(205,715)	(1,216,086)	(945,708)
Research and development expenses	(1,120,000)	—	—
Total operating expenses	(1,325,715)	(1,447,278)	(1,125,498)

LOSS FROM OPERATIONS	(1,122,956)	(887,294)	(690,017)

OTHER INCOME (EXPENSE)
Interest expense	(34,295)	(45,926)	(35,715)
Loan facility fee	—	(15,531)	(12,078)
Finance expenses	—	(3,352)	(2,607)
Foreign exchange loss	—	(29,798)	(23,173)
Other income, net	(10,381)	432	336
Total other expense, net	(44,676)	(94,175)	(73,237)

LOSS BEFORE INCOME TAXES	(1,167,632)	(981,469)	(763,254)

PROVISION FOR INCOME TAX
Current	—	—	—
Deferred	—	—	—
Total provision for income tax	—	—	—

NET LOSS	(1,167,632)	(981,469)	(763,254)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES*
Basic and diluted	20,000	20,672	20,672

LOSS PER SHARE
Basic and diluted	(58.4)	(47.5)	(36.9)

*	All share and per-share information presented in these unaudited interim condensed consolidated financial statements has been retrospectively adjusted to reflect the 1-for-20 reverse share split effected on February 2, 2026 and the subsequent 1-for-40 reverse share split effected on May 12, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares			Additional paid-in	Retained
	Shares*		Par Value	Capital	Earnings	Total
	Class A Ordinary	Class B Ordinary	SGD	SGD	SGD	SGD
BALANCE, June 30, 2024 (Audited)	20,000	—	13,453	986,547	3,507,412	4,507,412
Net loss	—	—	—	—	(1,167,632)	(1,167,632)
BALANCE, December 31, 2024 (Unaudited)	20,000	—	13,453	986,547	2,339,780	3,339,780

BALANCE, June 30, 2025 (Audited)	20,000	125	13,533	986,547	3,867,953	4,868,033
Issuance of shares	1,563	—	1,012	4,558,777	—	4,559,789
Net loss	—	—	—	—	(981,469)	(981,469)
BALANCE, December 31, 2025 (Unaudited)	21,563	125	14,545	5,545,324	2,886,484	8,446,353

			USD	USD	USD	USD
BALANCE, December 31, 2025 (Unaudited)	21,563	125	11,311	4,312,407	2,244,719	6,568,437

*	All share and per-share information presented in these unaudited interim condensed consolidated financial statements has been retrospectively adjusted to reflect the 1-for-20 reverse share split effected on February 2, 2026 and the subsequent 1-for-40 reverse share split effected on May 12, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months ended December 31 (Unaudited),
	2024	2025	2025
	SGD	SGD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(1,167,632)	(981,469)	(763,254)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	14,941	619	482
Assets written off	14,177	—	—
Gain on early termination of lease	(3,796)	—	—
Allowance for credit losses on accounts receivables and other current assets	—	634,575	493,487
Change in operating assets and liabilities:
Accounts receivables, net	823,551	1,404,955	1,092,585
Prepayments	2,648	(2,141,712)	(1,665,536)
Short-term deposits	—	1,082,006	841,438
Deposits – related party	—	—	—
Other current assets	(160,000)	—	—
Accounts payable	267,500	(23,487)	(18,265)
Other payables and accrued liabilities	116,136	(237,498)	(184,694)
Taxes payable	(1,915)	—	—
Net cash used in operating activities	(94,390)	(262,011)	(203,757)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Intangible assets	—	(4,069,814)	(3,164,954)
Cash used in investing activities	—	(4,069,814)	(3,164,954)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	—	4,559,788	3,545,990
Deferred IPO costs	—	941,927	732,504
Proceeds from financial institutions	415,289	—	—
Proceeds from director	190,350	126,239	98,171
Repayment to financial institutions	(428,888)	(993,695)	(772,762)
Repayment to related party	—	(266,500)	(207,248)
Repayment of amount due to a director	(67,781)	(30,099)	(23,407)
Repayment to finance lease	(1,271)	—	—
Net cash provided by financing activities	107,699	4,337,660	3,373,248

CHANGE IN CASH	13,309	5,835	4,537

CASH, beginning of the period	11,828	137	107

CASH, end of the period	25,137	5,972	4,644

REPUBLIC POWER GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Six Months Ended December 31 (Unaudited),
	2024	2025	2025
	SGD	SGD	USD
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	—	—	—
Cash paid for interest expense	34,295	45,926	35,715

The accompanying notes are an integral part of these consolidated financial statements.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Republic Power Group Limited (the “Company” or “RP”) is a holding company incorporated on November 17, 2021 under the British Virgin Islands (“BVI”) law. The Company has no substantial operations other than holding all of the equity interest of Republic Power Pte. Ltd. (“RP Singapore”), a Singapore company incorporated on January 1, 2015. The Company, through RP Singapore, engages in software; enterprise technology integration services; digital platform and infrastructure solutions; and exploration and commercialization of blockchain-enabled financial infrastructure technologies, including real-world asset tokenization solutions. The Company’s headquarter is located in Singapore. All of the Company’s business activities are carried out by RP Singapore.

On November 17, 2021, the Company completed a reorganization of RP Singapore under common control of its then existing shareholders, who collectively owned all of the equity interests of the Company prior to the reorganization. The Company and RP Singapore are under common control which results in the consolidation of RP Singapore at carrying value. The unaudited interim condensed consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements of the Company.

The unaudited interim condensed consolidated financial statements reflect the activities of each of the following entities:

Name		Background	Ownership	Principal activity
Republic Power Group Limited	●	A BVI company	—	Investment holding
	●	Incorporated on November 17, 2021

Republic Power Pte. Ltd	●	A Singapore company	100% owned by RP	Providing of software development and technology services
	●	Incorporated on January 1, 2015

Note 2 — Liquidity and Going Concern

The accompanying unaudited interim condensed consolidated financial statements have been prepared on a going concern basis in accordance with U.S. GAAP.

In accordance with ASC 205-40, Presentation of Financial Statements – Going Concern, management evaluated whether conditions and events raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date these financial statements are issued.

As of December 31, 2025, the Company had positive working capital of approximately SGD 1.54 million, cash of SGD 5,972. For the six months ended December 31, 2025, the Company incurred a net loss of approximately SGD 981,469 and used net cash of approximately SGD 262,011 in operating activities. Management considered the Company’s financial position, projected operating cash flows, continuing revenue-generating activities and available liquidity resources in performing its assessment.

Subsequent to December 31, 2025, the Company successfully completed two follow-on equity offerings, generating net proceeds of USD 8,655,000 and USD 9,818,500 on January 29, 2026 and April 3, 2026, respectively. Management has allocated approximately 60% of the net proceeds from each offering toward working capital and approximately 40% toward strategic acquisitions. In April 2026, the Company completed a related-party equity financing, raising gross proceeds of US$688,073 to further support its growth initiatives and working capital requirements. These financing activities have significantly strengthened the Company’s liquidity position and provided the Company with sufficient financial resources to support its ongoing operations, strategic growth initiatives, and potential acquisition opportunities.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Liquidity and Going Concern (cont.)

Subsequent to December 31, 2025, the Company also entered into agreements to acquire a 10% equity interest in NVC Partners Limited and certain proprietary software source code and technology rights for an aggregate consideration of US$8.0 million. The acquisition is expected to strengthen the Company’s technology capabilities, expand its product offerings, and support future revenue growth. Management believes that, together with the successful completion of the Company’s recent equity financings, these strategic investments further support the Company’s long-term business plan and its ability to continue as a going concern.

Based on this assessment, management concluded that it is not probable that the Company will be unable to meet its obligations as they become due for a period of at least twelve months from the date these financial statements are issued. Accordingly, management determined that no substantial doubt exists regarding the Company’s ability to continue as a going concern.

Note 3 — Summary of significant accounting policies

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the six months ended December 31, 2025 are not necessarily indicative of results to be expected for the full year ending June 30, 2026. Accordingly, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements thereto as of and for the years ended June 30, 2025, 2024 and 2023.

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited interim condensed consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, and allowance for credit losses. Actual results could differ from these estimates.

Foreign currency transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company is United States Dollars (“USD”) and its subsidiary which is incorporated in Singapore is SGD, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the unaudited interim condensed consolidated statements of income.

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from SGD into USD as of December 31, 2025 are solely for the convenience of the readers and are calculated at the rate of USD1.00=SGD1.2859, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2025. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Cash

Cash primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

Accounts receivable, net

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for credit losses is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. As of December 31, 2025 and June 30, 2025, the Company recorded allowances for credit losses against its accounts receivable amounting to SGD 790,389 (USD 614,658) and SGD 468,971 respectively.

Prepayments

Pursuant to ASC340-10, prepayments refer to payments made in advance to vendors or service providers for services that are yet to be rendered, and product to be delivered. These amounts are refundable and bear no interest. As of December 31, 2025 and June 30, 2025, the prepaid expenses amounted to SGD 2,141,712 (USD 1,665,536) and nil respectively. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. The Company determined that no allowance was deemed necessary for the six months ended December 31, 2025, and year ended June 30, 2025.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Short-term deposits and long-term deposits

Short-term deposits and long-term deposits are mainly for rent, utilities and money deposited with certain suppliers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when term and conditions set forth in the agreements have been satisfied. As of December 31, 2025 and June 30, 2025, the short-term deposits amounted to SGD 1,103,100 (USD 857,843) and SGD 2,078,263, respectively.

Intangible Assets

The Company’s intangible assets primarily consist of capitalized software development costs related to proprietary software products and technology platforms being developed for commercial sale, licensing, and Software-as-a-Service (“SaaS”) offerings to external customers.

The Company accounts for software development costs in accordance with ASC 985-20, Software—Costs of Software to Be Sold, Leased, or Otherwise Marketed. Costs incurred prior to the establishment of technological feasibility, including research activities, conceptual design, feasibility assessments, product planning, and other research and development activities, are expensed as incurred in accordance with ASC 730, Research and Development. Once technological feasibility has been established and management has committed to complete the software for commercial release, development costs directly attributable to coding, testing, software configuration, and other qualifying activities are capitalized. Costs incurred after the software is available for general release to customers, including maintenance, customer support, training, and routine product enhancements, are expensed as incurred.

As of December 31, 2025, the Company’s software products remained under development and had not yet been made available for general commercial release to external customers. Although significant development milestones had been completed, management concluded that the software was not yet ready for its intended use because final integration, user acceptance testing, security testing, quality assurance procedures, deployment activities, and other activities necessary to prepare the software for commercial release remained ongoing. Accordingly, the related capitalized software development costs continue to be classified as work-in-progress, and no amortization has been recognized during the periods presented.

Upon general commercial release of each software product, the Company will commence amortization in accordance with ASC 985-20 over the estimated economic life of the software using the greater of (i) the ratio of current gross revenues to total estimated gross revenues from the product or (ii) the straight-line method over the remaining estimated useful life. Management currently estimates the useful lives of its software products to range from five to seven years.

The Company evaluates its capitalized software development costs for impairment at each reporting date in accordance with ASC 985-20. Management considers whether indicators of impairment or changes in expected future economic benefits exist and compares the unamortized capitalized costs with the estimated net realizable value of each software product. If the carrying amount exceeds the estimated net realizable value, an impairment loss is recognized for the excess amount. Based on management’s assessment, no impairment indicators were identified and no impairment losses were recognized during the periods presented.

As of December 31, 2025 and June 30, 2025, the carrying amount of the Company’s intangible assets was SGD 4,550,432 (USD 3,538,714) and SGD 480,618, respectively

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, accounting fees and consulting fees related to the registration preparation, the SEC filing and print related costs. Upon the successful completion of the equity offering, the deferred IPO costs are recognized as a reduction of the gross proceeds from the offering and recorded as a deduction from additional paid-in capital. If the proposed offering is abandoned or is no longer considered probable of completion, the deferred costs are charged to expense in the period the offering is abandoned.

As of December 31, 2025, the Company had no deferred IPO costs (June 30, 2025: SGD 941,927), as the previously deferred costs were reclassified as a reduction of equity upon the successful completion of the Company’s initial public offering during the period.

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Office equipment	3 years
Office furniture and fixtures	3 years
Leasehold improvements	5 years
Automobiles	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2025, the Company conducted a recoverability test and the total future projected cashflows from the asset group exceed or equal to the carrying amount of the assets group therefore no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

Effective July 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with clients, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

The Company applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company derives its revenues from three sources: (1) revenue from software development services, (2) revenue from consulting and technical support services, and (3) revenue from product sales. All of the Company’s contracts with clients do not contain cancelable and refund-type provisions.

The Company did not have consulting and technical support services and product sales for the six months ended December 31, 2024. As of December 31, 2025, the Company have consulting and technical support services and product sales.

(1) Software development services

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs software based on clients’ specific needs which require the Company to perform services including design, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

From September 01, 2024 onwards, in certain software development contract, we provide complementary support services for 12 months following completion of the project. However, any feature upgrade, system scaling and ongoing maintenance will require service fee from clients.

The Company’s software development service revenues is generated primarily from contracts with government or related agencies and state-owned enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from software development contracts are generally recognized over time as the Company’s performance creates or enhances the project controlled by the clients and the control is transferred continuously to the Company’s clients. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, the Company could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period. Certain contracts include milestone-based payment terms, and in some arrangements the achievement of defined milestones also represents a meaningful measure of progress toward completion. When the structure of the contract and the nature of the deliverables indicate that the milestone reflects value transferred to the customer, the Company recognizes revenue upon achievement of the milestone, as this output-based measure provides a more accurate depiction of progress for those contracts.

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires the Company to make estimates of revenues and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. The Company’s estimates are based upon the professional knowledge and experience of the Company’s engineers and project managers to assess the contract’s schedule, performance, and technical matters. The Company has adequate cost history and estimating experience, and with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenues, the Company recognizes the entire estimated loss in the period the loss becomes known and can be reasonably estimated.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Changes in estimates for software development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, the Company has not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if the Company entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

In certain software development service arrangements, the Company sells equipment to be customized and integrated with the developed software. The Company assesses the customized equipment and service are interdependent and highly interrelated. In these cases, the Company controls the customized equipment before it is transferred to the clients. The Company has the right to direct the suppliers and control the goods or assets transferred to its clients. Thus, the Company considers it should recognize revenue as a principal in the gross amount of consideration to which it is entitled in exchange for the customized equipment delivered.

(2) Consulting and technical support services

Revenue from consulting and technical support services is primarily comprised of fixed-fee contracts, which require the Company to provide professional consulting and technical support services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and technical support services contracts typically include a single performance obligation. The revenue from consulting and technical support services is recognized over the contract term as clients receive and consume benefits of such services as provided.

(3) Product sales

The Company engages in sale of software-related hardware and related accessories. The Company typically enters into contracts with its client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a time when the control of products is transferred to clients.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Cost of Revenue

Cost of revenue consists primarily of personnel costs (including salaries and benefits) for employees associated with technical support and subcontractors, professional services organizations, third party license fees, allocable overhead.

Selling and marketing expenses

Selling and marketing expenses consist primarily of advertising and marketing research expenses. For the six months ended December 31, 2025, and 2024, the Company’s selling and marketing expenses were SGD 231,192 (USD 179,790) and nil, respectively.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

General and administrative expenses

General and administrative expenses consist primarily of corporate expenses, operating expenses and employment expenses. For the six months ended December 31, 2025 and 2024, the Company’s total general and administrative expenses were SGD 1,216,086 (USD 945,708) and SGD 205,715 respectively.

Research and development

Research and development expenses include salaries and other compensation-related expenses for the Company’s research and product development personnel, outsourced subcontractors, and other costs incurred during the research and preliminary project stages. In accordance with ASC 730, costs related to research activities and costs that do not meet the capitalization criteria under ASC 350-40 are expensed as incurred.

Development costs that meet the capitalization requirements under ASC 350-40 are recorded as intangible assets and are not included in research and development expenses. For the six months ended December 31, 2025, and 2024, the Company recorded research and development expenses of SGD nil and SGD 1,120,000, respectively, representing costs that did not qualify for capitalization.

Leases

The Company accounts for leases in accordance with ASC 842, Leases. The Company determines whether an arrangement contains a lease at contract inception.

The Company has elected the short-term lease recognition exemption for leases with an initial lease term of 12 months or less. Accordingly, lease payments under such arrangements are recognized as lease expense on a straight-line basis over the lease term, and no right-of-use (“ROU”) assets or lease liabilities are recognized in the unaudited interim condensed consolidated balance sheets.

The Company separates lease and non-lease components in its lease arrangements. Non-lease components primarily consist of building management fees, utilities, and property taxes and are recognized separately from the related lease components.

As of December 31, 2025 and June 30, 2025, all of the Company’s lease arrangements qualified for the short-term lease recognition exemption under ASC 842. Accordingly, no operating lease or finance lease right-of-use assets or lease liabilities were recognized as of those dates.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Income taxes

Republic Power Group Limited is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, upon payments of dividends by Republic Power Group Limited and the Company’s subsidiary in Singapore, Republic Power Pte. Ltd. to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

The Company accounts for income tax in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax positions for the six months ended December 31, 2025 and 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 6 months.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Earnings per share

Basic earnings per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted income per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Employee benefit

(1) Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2) Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly before twelve months after the end of the reporting period is recognized for services rendered by employees up to the end of the reporting period.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific service clients and other information.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Concentration of clients

For the six months ended December 31, 2025, three clients, Company A, Company B, and Company C, accounted for 53.5% 24.1%, and 10.6%, of the Company’s total revenues, respectively. For the six months ended December 31, 2024, four major clients, Company D, Company E, Company F, and Company G accounted for 26.1%, 25.7%, 24.6%, and 16.5% of the Company’s total revenues, respectively. As of December 31, 2025, three clients, Company B, Company A and Company H, accounted for 38.5%, 25.1%, and 12.0%, respectively, of the Company’s total accounts receivable. As of June 30, 2025, four major clients, Company J, Company H, Company K, and Company I, accounted for 31.9%, 16.6%, 12.9%, and 11.2%, respectively, of the Company’s total accounts receivable.

Concentration of vendors

As of December 31, 2025, five vendors, Vendor O, Vendor P, Vendor Q, Vendor R, and Vendor S, accounted for 25.4%, 18.2%, 18.2, 14.4%, and 12.2%, of the Company’s accounts payable. For the six months ended December 31, 2025, two vendors, Vendor L and Vendor M, accounted for 66.7% and 14.6% of the Company’s total purchases, respectively. As of June 30, 2025, one major vendor, Vendor T accounted for 81.5% of the Company’s accounts payable. For the six months ended December 31, 2024, one major vendor, Vendor N, accounted for 92.8% of the Company’s total purchases.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments based on the manner in which management organizes the business for making operating decisions and assessing performance.

The Company’s Chief Executive Officer has been identified as the chief operating decision maker (“CODM”). The CODM reviews the Company’s financial information on a consolidated basis for purposes of evaluating financial performance and allocating resources.

The Company operates as a single operating and reportable segment, as the CODM reviews consolidated financial information and does not evaluate operating results, allocate resources, or make operating decisions based on individual products, service lines, customers, or geographic regions.

The CODM evaluates the Company’s performance and allocates resources based on consolidated net income (loss) as reported in the unaudited interim condensed consolidated financial statements. In addition, the CODM is regularly provided with consolidated revenue and significant expense information, including cost of revenues, selling and marketing expenses, general and administrative expenses, and research and development expenses, which are consistent with the amounts presented in the unaudited interim condensed consolidated financial statements.

The CODM does not regularly review segment assets in assessing performance or allocating resources. Accordingly, segment asset information is not regularly provided to the CODM and is not disclosed.

As the Company operates as a single reportable segment and substantially all of its long-lived assets are located in Singapore, no additional segment or geographic information is presented.

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. Management has evaluated and concluded no material impact of this to the financial statements.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements but does not expect the impact to be material.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands disclosures about a public entity’s reportable segments and required more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management has evaluated and concluded no material impact of this to the financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

Except as mentioned above, there are no new recently issued accounting standards that will have a material impact on the Company’s consolidated financial statements. The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 4 — Revenues

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration to which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues disaggregated by service lines for the six months ended December 31, 2025, 2024, and 2023:

	For the six months ended December 31, (Unaudited)
	2024	2025
	SGD	SGD	USD
Software development service	490,977	996,935	775,282
Consulting and technical support services	—	10,000	7,777
Product sales	—	1,160,000	902,092
Total revenues	490,977	2,166,935	1,685,151

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Revenues (cont.)

The following table presents the Company’s revenues disaggregated by the timing of revenue recognition for the six months ended December 31, 2025 and 2024.

	For the six months ended December 31, (Unaudited)
	2024	2025
	SGD	SGD	USD
Services and deliverables transferred at a point in time	—	1,160,000	902,092
Services and deliverables transferred over time	490,977	1,006,935	783,059
Total revenues	490,977	2,166,935	1,685,151

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

Note 5 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	June 30, 2025 (Audited)	December 31, 2025 (Unaudited)
	SGD	SGD	USD
Beginning balance	2,763,689	1,358,735	1,056,641
Less: allowance for credit loss	(468,971)	(790,389)	(614,658)
Ending balance	2,294,718	568,346	441,983

The following table summarizes the changes in allowance for credit losses:

	June 30, 2025 (Audited)	December 31, 2025 (Unaudited)
	SGD	SGD	USD
Beginning balance	445,516	468,971	364,702
Provision for expected credit losses	23,455	321,418	249,956
Ending balance	468,971	790,389	614,658

Accounts receivable are stated net of an allowance for expected credit losses. The increase in the allowance during the six months ended December 31, 2025 was primarily attributable to management’s reassessment of the expected credit risk associated with certain outstanding customer balances based on facts and circumstances existing at the reporting date.

The Company estimates expected credit losses in accordance with ASC 326 based on historical collection experience, adjusted for current conditions and reasonable and supportable forecasts. Management considers both quantitative and qualitative factors, including the aging of receivables, customers’ payment history and creditworthiness, subsequent collections, customer-specific circumstances, and current economic conditions when determining the adequacy of the allowance. Based on this assessment, management believes the allowance appropriately reflects the expected lifetime credit losses as of December 31, 2025.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Prepayments

Prepayments consist of the following:

	June 30, 2025 (Audited)	December 31, 2025 (Unaudited)
	SGD	SGD	USD
Hardware product prepayment	—	2,141,712	1,665,536
Total prepayments	—	2,141,712	1,665,536

Prepayments primarily represent advance payments made to hardware vendors pursuant to procurement agreements for the purchase and delivery of hardware and related equipment required for the Company’s business operations and customer projects.

Management expects the remaining hardware to be delivered and the related prepayments to be utilized in accordance with the respective contractual arrangements. Management regularly assesses the recoverability of these prepayments by monitoring vendor performance, delivery progress, contractual rights, ongoing communications with the vendors, and other relevant facts and circumstances. Based on these assessments, management believes the carrying amount of the prepayments is recoverable as of December 31, 2025.

Note 7 — Property and equipment, net

Property and equipment consist of the following:

	June 30, 2025 (Audited)	December 31, 2025 (Unaudited)
	SGD	SGD	USD
Office equipment	55,373	55,373	43,061
Office furniture and fixtures	12,096	—	—
Leasehold improvements	94,516	—	—
Automobiles	79,905	—	—
Subtotal	241,890	55,373	43,061
Less: asset written off	(186,517)	—	—
Less: accumulated depreciation	(54,710)	(55,329)	(43,027)
Total	663	44	34

During the year ended June 30, 2025, the Company relocated its office premises. As part of this relocation, certain items of office equipment, furniture and fixtures, and leasehold improvements were determined to be unusable or not transferable to the new premises. Accordingly, the Company wrote off property and equipment with an aggregate cost of SGD 186,517 and related accumulated depreciation of SGD 172,340, resulting in a loss on write-off of SGD 14,177. The decrease in accumulated depreciation during the year primarily reflects the derecognition of accumulated depreciation related to the assets disposed of.   Depreciation expense for the six months ended December 31, 2025 and 2024 was SGD 619 (USD 482) and   SGD 14,941, respectively.

No impairment loss was recognized during the six months ended December 31, 2025 and 2024.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Accounts payable, other payables and accrued liabilities

Accounts payable, other payables and accrued liabilities consist of the following:

	June 30, 2025 (Audited)	December 31, 2025 (Unaudited)
	SGD	SGD	USD
Accounts payables	28,816	5,329	4,144
Salary payables	92,518	56,035	43,577
Other payables	71,088	338,990	263,621
Accrued expenses	468,917	—	—
Total accounts payable, other payables and accrued liabilities	661,339	400,354	311,342

Note 9 — Loans Payable — Financial Institution

On April 28, 2023, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 100,000 (USD 78,622) for a term of 20 bi-weekly installment and at a fixed bi-weekly interest rate of 1.75%. The bank loan was unsecured and guaranteed by a third party. This loan has been settled as of June 2025.

On April 8, 2024, RP Singapore entered into a short-term loan agreement with a financial institution to obtain a loan of SGD 80,000 (USD 62,898) for a term of one month and at a fixed monthly interest rate of 6.00%. The financial loan was unsecured and guaranteed by a third party. On June 12, 2024, after a repayment of SGD 10,000 (USD 7,862) towards the outstanding amount, the loan was re-structured to be a monthly repayment over a term of 8 months. This loan has been settled as of October 2025.

As of June 30, 2025, RP Singapore has utilized the overdraft credit line of SGD 161,567 (USD 127,028), from a banking institution. The overdraft credit line was unsecured and guaranteed by a third party with an annual interest rate of 7.25%. This credit line has been closed as of October 2025.

Note 10 — Related party balances and transactions

Related party balances

Amount due to director

The Company borrows from Mr. Long, the Company’s Chief Executive Officer, for operation purpose. The loans are interest free, free of collateral and repayable upon demand.

Name of Related Party	Relationship	Nature of Transactions	June 30, 2025 (Audited)	December 31, 2025 (Unaudited)	December 31, 2025 (Unaudited)
			SGD	SGD	USD
Mr. Ziyang Long	Mr. Long is a director of Republic Power Pte Limited	Loan	53,767	149,907	116,577

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Taxes

Income tax

British Virgin Islands

Republic Power Group Limited is incorporated in the British Virgin Islands and conducts all of the Company’s businesses through the Company’s subsidiary in Singapore, Republic Power Pte Limited. Under the current laws of the British Virgin Islands, Republic Power Group Limited is not subject to tax on income or capital gains. In addition, upon payments of dividends by Republic Power Group Limited and the Company’s subsidiary in Singapore, Republic Power Pte. Limited to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Singapore

Republic Power Pte Limited is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD 10,000 (approximately USD 7,777) taxable income and 50% of the next SGD 190,000 (approximately USD 147,756) taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of December 31, 2025 and 2024, the Company is operating at a loss and it will be carried forward to offset future taxable income.

Significant components of the provision for income taxes are as follows:

	For the six-months ended December 31, 2024 (Unaudited)	For the Six Months ended December 31, 2025 (Unaudited)
	SGD	SGD	USD
Current income tax	—	—	—
Deferred income tax	—	—	—
Provision for/(benefit from) income tax	—	—	—

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Taxes (cont.)

A reconciliation between the Company’s actual provision for income taxes and the provision at the Singapore statutory rate was as follows:

	For the six-month period ended December 31, 2024 (Unaudited)	For the six-month period ended December 31, 2025 (Unaudited)
	SGD	SGD	USD
Loss before income tax	(1,167,632)	(981,469)	(763,255)
Singapore income tax rate	17%	17%	17%
Income tax expense computed at statutory rate	(198,497)	(166,850)	(129,753)

Reconciling items:
Non-deductible expenses	2,792	105	81
Non-taxable income	(645)	—	—
Deferred tax asset not recognized in current year	196,350	166,745	129,672
Total provision for/(benefit from) income tax	—	—	—
Effective tax rate	0.0%	0.0%	0.0%

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2025 and June 30, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended December 31, 2025 and 2024 and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2025.

Taxes payable consisted of the following:

	June 30, 2025 (Audited)	December 31, 2025 (Unaudited)
	SGD	SGD	USD
Income taxes payable	1,729,163	1,729,163	1,344,710
Total	1,729,163	1,729,163	1,344,710

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Equity

Ordinary shares

On November 17, 2021, 10,000 ordinary shares of the Company were issued to the participating shareholders in connection with the restructuring of the Company.

On April 21, 2022, the majority shareholders and the board of the Company approved, upon the consummation of the offering, to increase the authorized shares of the Company from 10,000 ordinary shares, par value $1.00 per share to unlimited ordinary shares, par value $0.000625 per share and effectuate a forward share split all issued and outstanding shares at a ratio of 1,600:1. On April 21, 2022, the majority shareholders and the board of the Company approved that the effective date of the increase of the authorized shares and effectuate share split shall be April 21, 2022, prior to the consummation of the offering. The Company completed this share split on April 21, 2022, resulting in the Company having a total of 16,000,000 ordinary shares outstanding, par value $0.000625 per share, and effected a forward share split of all issued and outstanding shares at a ratio of 1,600:1, effective immediately following the filing of the Amended and Restated Charter. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to share split or dividend pursuant to ASC 260. All references made to share or per share amounts in the accompanying unaudited interim condensed consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 1,600 for 1 share split.

On April 7, 2025, our authorized shares were amended to be an unlimited number of ordinary shares divided into two classes, consisting of (i) an unlimited number of Class A Ordinary Shares, par value $0.000625 each, and (ii) 50,000,000 Class B Ordinary Shares, par value $0.000625 each. Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to ten (10) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends.

Initial Public Offering

On October 15, 2025, the Company completed its initial public offering (“IPO”) of 1,250,000 Class A Ordinary Shares pursuant to its Registration Statement on Form F-1 (File No. 333-288465). Net proceeds from the IPO, after deducting underwriting discounts, commissions, and other directly attributable offering costs, were recorded as additional paid-in capital in the amount of SGD 4,558,777 (USD 3,545,203) and share capital par value in the amount of SGD1,012 (USD 787).

Variation of Rights of Holders of Class B Ordinary Shares

On December 31, 2025, following the sole shareholder of the Class B Ordinary Shares consenting to the Change of Voting Power, our shareholders approved an amended and restated memorandum and articles of association of the Company to reflect (i) an increase of the voting power of the Company’s Class B Ordinary Shares from ten (10) votes per share to thirty (30) votes per share and (ii) the Change in Quorum.

Reverse Share Split

Subsequent to December 31, 2025, the Company effected two reverse share splits of its Class A Ordinary Shares and Class B Ordinary Shares. A 1-for-20 reverse share split became effective on February 24, 2026, followed by a 1-for-40 reverse share split that became effective on May 28, 2026. As a result of the reverse share splits, the par value of the Company’s ordinary shares increased from US$0.000625 per share to US$0.50 per share. All share, per share and par value information presented in these unaudited interim condensed consolidated financial statements have been retrospectively adjusted, where applicable, to give effect to the reverse share splits.

Issuance of Class B Ordinary Shares

On March 27, 2025, we issued 100,000 Class B Ordinary Shares to True Sage for cash at par, with capital contribution of SGD 80 (USD 62).

Other than the issuance of Class A Ordinary Shares in connection with the IPO described above, there were no additional capital contributions during the six months ended December 31, 2025.

As of December 31, 2025, after giving retrospective effect to the 1-for-20 and 1-for-40 reverse share splits effected on February 24, 2026 and May 28, 2026, respectively, the Company had 21,563 Class A Ordinary Shares, par value US$0.50 per share, and 125 Class B Ordinary Shares, par value US$0.50 per share, issued and outstanding. All share and per-share amounts presented in the accompanying unaudited interim condensed consolidated financial statements have been retrospectively adjusted to reflect the reverse share splits in accordance with ASC 260.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Commitments and contingencies

Acquisition Commitments

On December 1, 2020, RP Singapore entered into an acquisition agreement with Consap Pte Ltd. (“Consap”), a company which is currently controlled by Chee Wai Chan, who was appointed as RP Singapore’s COO and director in February 2021, to acquire the 100% equity interest in Consap, a limited company incorporated in Singapore at a total cash consideration of USD 2,400,000 (equivalent to SGD 3,228,720). Pursuant to the agreement, RP Singapore is required to pay the consideration in cash with the amount of USD1,400,000 (equivalent to SGD1,856,171) due upon signing of the acquisition agreement. The remaining acquisition consideration in the amount of USD1,000,000 will be paid by RP Singapore to Consap on December 31, 2022 if conditions are met. The acquisition is conditional upon Consap entering into one or more definitive sales agreements, with clients approved by RP Singapore, for total contracts value of not less than USD2,000,000 on or before November 30, 2022. In the event that Consap fails to secure enough sales agreements for a total contracts value of at least USD2,000,000, Consap shall return USD1,400,000 to RP Singapore within seven days from March 31, 2023.

On March 31, 2024, an addendum to the acquisition agreement has been signed. Pursuant to the addendum, Consap should enter into one or more definitive sales agreements with client approved by RP Singapore, for a total contract value of not less than USD2,000,000 on or before November 30, 2025. The expected completion date will be within 30 days from the date of fulfilment of the condition precedents or March 31, 2026, whichever earlier, the remaining consideration of USD 1,000,000 will be paid by RP Singapore to Consap on the completion date. In the event that Consap fails to secure enough sales agreement for a total contracts value of at least USD 2,000,000, Consap shall return USD 1,400,000 to RP Singapore within seven days from December 31, 2025. As of December 31, 2025 and June 30, 2025, deposit paid to a related party for acquisition of subsidiary amounted to SGD 1,856,171 (USD 1,443,480) and SGD 1,856,171, respectively.

As of December 31, 2025, Consap did not met the condition of meeting the sales value USD2,000,000. Refund of the deposit is not made as the Company continued to evaluate and progress the proposed acquisition, including conducting due diligence and negotiating the final acquisition consideration and transaction documents.

REPUBLIC POWER GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Subsequent events

Management evaluated subsequent events through July 10, 2026, the date the unaudited interim condensed consolidated financial statements were issued, and concluded that no subsequent events occurred that require adjustment to the unaudited interim condensed consolidated financial statements or additional disclosures in the accompanying notes, other than the following:

Fundraising

On January 29, 2026, the Company completed its public offering of 44,775,000 Class A Ordinary Shares pursuant to its Registration Statement on Form F-1 (File No. 333-292867). Net proceeds from the fund raising, after deducting direct attributable offering costs, were recorded as additional paid-in capital in the amount of USD 8,655,000.

On April 03, 2026, the Company completed its public offering of 40,000,000 Class A Ordinary Shares pursuant to its Registration Statement on Form F-1 (File No. 333- 294423). Net proceeds from the fund raising, after deducting direct attributable offering costs, were recorded as additional paid-in capital in the amount of USD 9,818,500.

Reverse Split

On December 31, 2025, our shareholders and the board approved a reverse share split of our issued and unissued Class A Ordinary Shares, par value $0.000625 per share and Class B Ordinary shares, par value $0.000625 per share, at a ratio of not less than 1:2 and not more than 1:100. On February 2, 2026, the Board approved to effect a reverse share split of our Class A Ordinary Shares and Class B Ordinary Shares at a ratio of 1-for-20. Upon the market opening on February 24, 2026, our Class A Ordinary Shares began trading on a post-reverse share split basis at Nasdaq. Immediately following the effectiveness of such reverse share split, our authorized shares consist of (i) an unlimited number of Class A Ordinary Shares, par value $0.0125 each, and (ii) 2,500,000 Class B Ordinary Shares, par value $0.0125 each.

On April 30, 2026, our shareholders and the board approved a reverse share split of our issued and unissued Class A Ordinary Shares, par value $0.0125 per share and Class B Ordinary shares, par value $0.0125 per share, at a ratio of not less than 1:2 and not more than 1:100. On May 12, 2026, the Board approved to effect a reverse share split of our Class A Ordinary Shares and Class B Ordinary Shares at a ratio of 1-for-40. Upon the market opening on May 28, 2026, our Class A Ordinary Shares began trading on a post-reverse share split basis at Nasdaq. Immediately following the effectiveness of such reverse share split, our authorized shares consist of (i) an unlimited number of Class A Ordinary Shares, par value $0.50 each, and (ii) 62,500 Class B Ordinary Shares, par value $0.50 each.

Private Investment in Public Equity (PIPE)

On April 7, 2026, the Company entered into a securities purchase agreement with an existing shareholder, an entity wholly owned by the Company’s Chairman of the Board of Directors, pursuant to which the Company agreed to issue 688,073 Class B ordinary shares (or 17,202 Class B Ordinary Shares on a post-Reverse-Split basis) at a purchase price of US$1.00 per share (or US$40.00 per share on a post-Reverse-Split basis) for gross proceeds of US$688,073. The transaction closed on April 10, 2026, and the shares were issued in accordance with Regulation S under the Securities Act of 1933, as amended.

Acquisition

On April 8, 2026, the Company entered into agreements to acquire a 10% equity interest in NVC Partners Limited and certain proprietary software source code and technology rights for an aggregate consideration of US$8.0 million.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that, we may indemnify against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any Eligible Person (which is defined in the memorandum and articles of association as any “individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons”) who is or was:

(a)	a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the Eligible Person is or was a director; or

(b)	at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful.

For the purposes of the above, where the Company is a wholly owned subsidiary or a parent, a director acts in our best interests if he or she acts in the best interests of our parent, in either case, in the circumstances specified in the BVI Act, as the case may be.

The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our articles of association, unless a question of law is involved.

The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to our best interests or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

Expenses, including legal fees, incurred by our director (or our former director) in defending any legal, administrative, or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director (or a former director) to repay the amount if it shall ultimately be determined that the director (or a former director) is not entitled to be indemnified by us in accordance with the provisions stated above and upon such other terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to our memorandum and articles of association is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a Director.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified above on condition that the secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to the offer letters with our directors and the employment agreements with our executive officers we agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act.

On March 27, 2025, we issued 100,000 Class B Ordinary Shares (or 5,000 Class B Ordinary Shares, to reflect the 1:20 reverse split in February 2026) to True Sage for cash at par.

On April 7, 2026, the Company entered into a securities purchase agreement with True Sage, an entity wholly owned by the Company’s Chairman of the Board of Directors, pursuant to which the Company agreed to issue 17,202 Class B ordinary shares (on the post-Reverse-Split basis) for gross proceeds of US$688,073. The transaction closed on April 10, 2026 and the shares were issued in accordance with Regulation S under the Securities Act of 1933, as amended.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of the registration statement of which this prospectus forms a part.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

3.1	Amended and Restated Memorandum and Articles of Association, effective on August 29, 2023 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
3.2	Amended and Restated Memorandum and Articles of Association, effective on April 21, 2025 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
3.3	Amended and Restated Memorandum and Articles of Association, effective on October 10, 2025 (incorporated by reference to Exhibit 1.2 to the Annual Report on Form 20-F filed with the SEC on December 15, 2025)
3.4	Amended and Restated Memorandum and Articles of Association, effective on January 21, 2026 (incorporated by reference to Exhibit 3.4 to the registration statement filed with the SEC on January 22, 2026)
3.5	Amended and Restated Memorandum and Articles of Association, effective on February 3, 2026 (incorporated by reference to Exhibit 3.5 to the registration statement filed with the SEC on March 18, 2026
3.6*	Amended and Restated Memorandum and Articles of Association, effective on May 13, 2026
4.1	Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the Class A Ordinary Shares being registered
8.1*	Opinion of Conyers Dill & Pearman regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
10.1	Share Exchange Agreement dated November 17, 2021, by and between Republic Power Group Limited and Mr. Sai Bin Loi (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
10.2	Form of Director Offer Letter (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
10.3	Employment Agreement by and between CEO Ziyang Long and the Company dated December 1, 2021 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
10.4	Employment Agreement by and between CFO Chak Ming Wong and the Company dated February 3, 2025 (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
10.5	Form of Software Development Service Agreement with the Company’s clients (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
10.6	Form of Software Development Service Agreement with the Company’s supplier (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
10.7	The Share Purchase Agreement by and between Sai Bin Loi and True Sage, dated December 11, 2024, as amended on January 8, 2025 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
10.8*	Form of Securities Purchase Agreement
10.9*	Form of Escrow Agreement
10.10	Purchase Agreement dated April 8, 2026 by and between Republic Power Group Limited and NVT Limited (incorporation by reference to Exhibit 10.1 to the Form 6-K furnished with the SEC on April 27, 2026)
10.11	Master Software Source Code Transfer Agreement dated April 8, 2026 by and between Republic Power Group Limited and NVTH Limited and NVTHK Limited (incorporation by reference to Exhibit 10.2 to the Form 6-K furnished with the SEC on April 27, 2026)
21.1	List of Subsidiary (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
23.1*	Consent of Onestop Assurance PAC
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page)
99.1	Code of Business Conduct and Ethics of Registrant (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
99.2	Executive Compensation Recovery Policy (incorporated by reference to Exhibit 99.8 to the Registration Statement on Form F-1 filed with the SEC on September 10, 2025)
99.3	Insider Trading Policy (incorporated by reference to Exhibit 11.3 to the Annual Report on Form 20-F filed with the SEC on December 15, 2025)
107*	Filing Fee Table

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 23, 2026.

Republic Power Group Limited

By:	/s/ Ziyang Long
Name:	Ziyang Long
Title:	Chief Executive Officer

We, the undersigned directors and executive officers of Republic Power Group Limited and its subsidiaries hereby severally constitute and appoint Mr. Ziyang Long and Mr. Chak Ming Wong, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him/her for him/her and in his/her name, place and stead, and in any and all capacities, to sign this registration statement on Form F-1 and any and all amendments (including post-effective amendments) to this registration statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him/her, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ziyang Long	Chief Executive Officer and Director	July 23, 2026
Name: Ziyang Long	(Principal Executive Officer)

/s/ Chak Ming Wong	Chief Financial Officer	July 23, 2026
Name: Chak Ming Wong	(Principal Accounting and Financial Officer)

/s/ Hao Feng Ng	Chairman of the Board and Director	July 23, 2026
Name: Hao Feng Ng

/s/ Jeffrey Stagg	Independent Director	July 23, 2026
Jeffrey Stagg

/s/ Siu Wan Lo	Independent Director	July 23, 2026
Name: Siu Wan Lo

/s/ Chun Yu Tso	Independent Director	July 23, 2026
Name: Chun Yu Tso

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in the City of Newark, State of Delaware on July 23, 2026.

Authorized U.S. Representative
Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director